QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Varsity Brands, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share
	(2)	Aggregate number of securities to which transaction applies: 10,977,997 shares and 1,666,925 options
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):    $6.57
For purposes of calculating the filing fee only, the transaction valuation was based upon the sum of:
(i) The product of 9,592,250 issued and outstanding shares of Varsity's common stock at a price of $6.57 per share.
(ii) The product of 1,385,747 shares of Varsity's stock obtained by the conversion by Silver Oak Capital, L.L.C., an affiliate of Angelo, Gordon & Co., L.P. of the $6,125,000 principal amount of Varsity's 4.10% Convertible Subordinated Note due November 1, 2007, at a price of $6.57 per share.
(iii) A cash out or exchange of 1,666,925 shares of Varsity's stock covered by options to purchase Varsity's common stock, at an aggregate cost of $3,700,573.50

	(4)	Proposed maximum aggregate value of transaction: $75,826,013.79
	(5)	Total fee paid: $15,165.20

[VARSITY BRANDS, INC. LOGO]

6745 Lenox Center Court, Suite 300
Memphis, Tennessee 38115

Dear Fellow Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend a special meeting of stockholders of Varsity Brands, Inc. On April 21, 2003, we entered into a merger agreement with VBR Holding Corporation and its wholly owned subsidiary, VB Merger Corporation, each of which is an affiliate of Leonard Green & Partners, L.P. Pursuant to the merger, Varsity will become a wholly owned subsidiary of VBR Holding Corporation. The special meeting will be held on September [    ], 2003 at 9:00 AM local time, at                         , New York, New York to consider a proposal to adopt the merger agreement so that the merger can occur. Notice of the special meeting is enclosed.

        In the merger, you will be entitled to receive $6.57 in cash for each share of Varsity common stock that you own. This represents a 39.8% premium over the closing price per share of $4.70 on April 21, 2003, the last trading day prior to the public announcement of the merger agreement and a 43.8% premium over the average closing price of Varsity's common stock for the 20 trading days prior to the public announcement of the signing of the merger agreement. On August [    ], 2003, the closing share price of our common stock was $[    ].

        The receipt of cash in exchange for your shares of common stock in the merger will constitute a taxable transaction for U.S. federal income tax purposes.

        This proxy statement gives you detailed information about the special meeting, the merger agreement and the merger and includes the merger agreement as Annex A. We encourage you to read the proxy statement and the merger agreement carefully.

        Our board of directors, has determined that the merger agreement and the merger are fair to and in the best interests of Varsity and its stockholders and by unanimous vote of all directors voting on the matter, recommends that you vote "FOR" adoption of the merger agreement. When you consider the recommendation of the board of directors to adopt the merger agreement, you should be aware that some of our board members and executive officers have interests in the merger that may be different than the interests of Varsity's stockholders generally.

        Your vote is important.    The proposed merger cannot occur unless, among other things, the merger agreement is adopted by the affirmative vote of the holders of a majority of outstanding shares of Varsity common stock. As of the record date for the special meeting, nine of our current and former directors and officers who have entered into voting agreements with VBR Holding Corporation owned or controlled a total of [4,519,920] shares, which is approximately 47% of all outstanding shares entitled to vote on the merger. As a result, we will need affirmative votes from holders of approximately an additional 276,205 common shares (which is approximately 3% of Varsity's total common stock) to complete the merger. It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and promptly return it in the enclosed envelope, which needs no postage if mailed within the United States. You may also submit a proxy by telephone or Internet. Failure to submit a properly executed proxy either by mail, telephone, or Internet or to vote at the special meeting will have the same effect as a vote against the merger agreement.

                      Sincerely,
                      Robert E. Nederlander
                      Chairman of the Board

        This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated August [    ], 2003, and is first being mailed to
Varsity stockholders on or about August [    ], 2003.

[VARSITY BRANDS, INC. LOGO]

6745 Lenox Center Court, Suite 300
Memphis, Tennessee 38115

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date: September [    ], 2003
Time: 9:00 AM, Eastern Daylight Savings Time
Place: [Location to be Determined]

        To Our Stockholders:

         We are pleased to notify you of, and invite you to attend, a special meeting of stockholders. At the meeting, you will be asked:

  •
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 21, 2003, by and among Varsity Brands, Inc., VB Merger Corporation and VBR Holding Corporation, as the merger agreement may be further amended from time to time.

  •
  To consider any other matters that are properly brought before the special meeting or any adjournments or postponements of the special meeting.

        Only stockholders of record at the close of business on August 4, 2003 may vote at the special meeting.

        We urge you to read the accompanying proxy statement carefully as it sets forth details of the proposed merger and other important information related to the merger.

        Under Delaware law, if the merger is completed, holders of Varsity's common stock who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and they comply with the other Delaware law procedures explained in the accompanying proxy statement.

        Your vote is important.    Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed envelope, which needs no postage if mailed within the United States. You may also submit a proxy by telephone or Internet by following the instructions on the enclosed proxy card. If you attend the special meeting, you may revoke your proxy and vote in person, if you wish to do so.

                      By Order of the Board of Directors,
                      Robert E. Nederlander
                      Chairman of the Board

Memphis, Tennessee 38115
Dated August [    ], 2003

i

Interests of Our Directors and Executive Officers in the Merger	45
Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders	52
Litigation	53
The Special Meeting	55
Date, Time and Place of the Special Meeting	55
Proposal to be Considered at the Special Meeting	55
Record Date	55
Voting Rights; Vote Required for Adoption	55
Voting and Revocation of Proxies	56
Solicitation of Proxies	56
The Merger	57
Effective Time of Merger	57
Payment of Merger Consideration and Surrender of Stock Certificates	57
Accounting Treatment	58
Fees and Expenses of The Merger	58
Financing of The Merger	59
Appraisal Rights	61
The Merger Agreement	65
Other Matters	79
Information about Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation	79
Security Ownership of Certain Beneficial Owners and Management	80
Certain Transactions with Directors, Executive Officers and Affiliates	84
Other Matters for Action at The Special Meeting	85
Proposals By Holders of Shares of Common Stock	85
Experts	85
Where You Can Find More Information	86
Annex A	—	Agreement and Plan of Merger	A-1
Annex B	—	Opinion of Rothschild Inc.	B-1
Annex C	—	Section 262 of the General Corporation Law of the State of Delaware	C-1
Annex D	—	Form of Voting Agreement	D-1

ii

Summary Term Sheet

        This summary term sheet highlights selected information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents to which we have referred you for a more complete understanding of the matters being considered at the special meeting. In addition, we incorporate by reference important business and financial information about us into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information."

The Proposed Transaction

        In the merger, VB Merger Corporation will merge into Varsity with Varsity continuing as the surviving corporation. As a result of the merger, we will cease to be an independent, publicly traded company and will become a wholly owned subsidiary of VBR Holding Corporation, an affiliate of Green Equity Investors IV, L.P., a private investment fund affiliated with Leonard Green & Partners, L.P. We refer to Green Equity Investors IV, L.P. as "Green Equity Investors" and to Leonard Green & Partners, L.P. as "Leonard Green & Partners" in this proxy statement.

What You Will Be Entitled to Receive in the Merger (see page 57)

        If we complete the merger, VBR Holding Corporation will be the sole stockholder of Varsity, and holders of Varsity's common stock will be entitled to receive $6.57 in cash, without interest, less required withholding taxes, for each share of common stock that they own.

Background of the Merger (see page 16)

        In November, 2002, our board of directors formed a special committee to explore our strategic and other alternatives for enhancing shareholder value. Chaired by Don R. Kornstein, the exploratory committee was comprised entirely of directors with no interest in a possible sale of the Company different than those of the unaffiliated stockholders generally and recommended that Varsity explore its strategic alternatives to enhance stockholder value, including a potential sale transaction.

        At the direction of the board of directors, Mr. Kornstein negotiated the terms of the merger with the assistance of outside financial and legal advisors. The merger agreement has been approved by the unanimous vote of all directors voting on the matter, a majority of whom have no interest in the completion of the merger different from the interests of our unaffiliated stockholders generally. Jeff Webb, our chief executive officer and president, was the only director who abstained from voting on the merger agreement due to a potential conflict of interest. In consideration for his service as lead negotiator, we have agreed to pay Mr. Kornstein a fee of $150,000, payable upon the earlier of termination of the merger agreement or completion of the merger.

Interests of Our Directors and Executive Officers in the Merger (see page 45)

        When considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, your interests as a Varsity stockholder, which may create potential conflicts of interest. These interests include:

  •
  Jeff Webb, a Varsity director and our chief executive officer and president, John Nichols, our chief financial officer and senior vice president, J. Kristyn Shepherd, our Senior Vice President, Special Events, and Gregory C. Webb, our Senior Vice President, Camps and Events, have entered into agreements to exchange cash, Varsity shares and Varsity stock options (or a combination of them) for shares and options to acquire shares of VBR Holding Corporation, which will own Varsity following the merger. As a result of these arrangements, these individuals will own or have the right to acquire up to 11% of the common equity interests in VBR Holding Corporation following the merger. In addition, VBR Holding Corporation intends to adopt a stock option plan for Varsity's employees after the merger.

  •
  Jeff Webb and John Nichols have entered into employment agreements that will become effective with the surviving corporation upon the completion of the merger. Jeff Webb's employment agreement will have an initial term of five (5) years at a base salary of $500,000 per annum, plus performance based bonuses based on a target level of 50% of base salary. John Nichols' employment agreement will have an initial term of two (2) years at a base salary of $218,400 per annum, plus performance based bonuses based on a target level of 35% of base salary.

  •
  Each of our other current executive officers, other than Robert E. Nederlander, our chairman, and Leonard Toboroff will continue in their current positions with Varsity following the merger. We have amended our employment agreement with Mr. Toboroff, currently an executive vice president, to provide for his continued employment by Varsity in a non-officer capacity for 18 months following the merger at a base salary of $90,000 per annum, plus health and other benefits for 36 months following the merger.

  •
  Our board of directors has approved cash bonuses for Jeff Webb and John Nichols in the amount of $1,585,000 and $300,000, respectively. Payment of these bonuses is subject to and conditioned upon completion of the merger.

  •
  Our board of directors has approved retention bonuses in an aggregate amount of approximately $415,000 to 27 key employees (other than Jeff Webb and John Nichols). Payment of these bonuses will be made on the 91st day following the completion of the merger, provided that the employee is still employed by us at that date.

  •
  Our board of directors has approved an aggregate of approximately $400,000 of half year operational bonuses to 29 key employees (other than Jeff Webb and John Nichols). Payment of these bonuses is subject to and conditional upon the completion of the merger.

  •
  Under their current employment agreements with Varsity, Mr. Nederlander and Mr. Toboroff are entitled to cash payments of $670,000 and $536,500, respectively, upon a change in control of Varsity.

  •
  In connection with the merger, we will cash out all options for common stock at a price equal to the excess, or spread, of the $6.57 per share merger consideration over the per share exercise price of each option. As of the record date, our executive officers and directors held options to purchase a total of approximately [1,167,450] million shares (excluding options to be exchanged for options of VBR Holding Corporation) and the aggregate spread for these options is approximately $[2,781,405] million.

  •
  After the merger, the surviving corporation will continue indemnification arrangements and directors' and officers' liability insurance for our present and former directors and officers.

Recommendation of Our Board of Directors; Fairness of the Merger (see page 24)

        Our board of directors, by a unanimous vote of all directors voting on the matter, has determined that the merger is fair and in the best interests of Varsity's unaffiliated stockholders and recommends that you vote "FOR" the approval and adoption of the merger agreement.

        Our board of directors considered several factors in making this determination. Due to the variety of factors considered, the board of directors did not assign relative weights to these factors or determine that any factor was of particular importance. The board reached its conclusion based upon the totality of the information presented and considered during its evaluation of the merger.

The Position of Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation as to the Fairness of the Merger (see page 36)

        Green Equity Investors, its general partner, GEI Capital IV, LLC, VBR Holding Corporation and VB Merger Corporation did not participate in the deliberations of the Varsity board of directors regarding, or receive advice from Varsity's legal or financial advisors as to, the fairness of the merger to Varsity's unaffiliated stockholders. However, based upon their own knowledge and analysis of available information regarding Varsity, as well as discussions with members of Varsity's senior management regarding the factors considered by, and findings of, the Varsity board of directors discussed under "Special Factors—Recommendation of Our Board of Directors; Fairness of the Merger," they believe that the merger is fair to Varsity's unaffiliated stockholders. None of them makes any recommendation, however, as to how stockholders of Varsity should vote their shares.

The Position of the Management Investors as to the Fairness of the Merger (see page 38)

        Jeff Webb and John Nichols each believe that the merger is fair to Varsity's unaffiliated stockholders. Their belief is based upon their knowledge and analysis of Varsity, as well as the factors considered by, and findings of, the Varsity board of directors discussed under "Special Factors—Recommendation of Our Board of Directors; Fairness of the Merger." Neither of them makes any recommendation, however, as to how stockholders of Varsity should vote their shares.

Opinion of Rothschild Inc. (see page 28)

        In connection with the merger, our board of directors received an opinion from Rothschild Inc., our financial advisor, as to the fairness, from a financial point of view and as of the date of the opinion, of the $6.57 per share in cash to be received by the holders of our common stock in the merger (other than VBR Holding Corporation, VB Merger Corporation, the members of management acquiring shares or options to acquire shares of VBR Holding Corporation, and their respective affiliates). The full text of Rothschild's written opinion dated April 21, 2003 is attached to this proxy statement as Annex B. We encourage you to read the opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rothschild. Rothschild's opinion was provided to our board of directors in connection with its evaluation of the merger, does not address any related transaction and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any other matters relating to the merger or any related transactions.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders (see page 52)

        The receipt of $6.57 in cash for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, each of our U.S. stockholders who receives this consideration generally will recognize taxable gain or loss as a result of the merger measured by the difference, if any, between $6.57 per share and the adjusted tax basis in that share owned by the stockholder.

Appraisal Rights (see page 61)

        Stockholders who do not wish to accept the $6.57 per share cash consideration payable pursuant to the merger may seek, under Delaware law, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more or less than, or the same as, the merger consideration of $6.57 per share. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things:

  •
  you must not vote in favor of the merger agreement;

  •
  you must make and deliver to Varsity a written demand for judicial appraisal in compliance with Delaware law before the vote on the merger agreement; and

  •
  you must hold your shares of record continuously from the time of making a written demand for appraisal until the effective time of the merger.

        Merely voting against the merger agreement will not preserve your right of appraisal under Delaware law. Also, since a signed proxy card not marked "against" or "abstain" will be voted for the adoption of the merger agreement, the submission of a signed proxy card not marked "against" or "abstain" will result in the loss of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal.

        Annex C to this proxy statement sets forth the Delaware statute relating to your right of appraisal.

        Under the merger agreement, VBR Holdings Corporation and VB Merger Corporation will not have to complete the merger if holders of more than 15% of our outstanding common stock seek to exercise their "right of appraisal."

The Special Meeting (see page 55)

  Date, Time, Place and Matters to be Considered (see page 55).

        Our special meeting will be held at                        , New York, New York on September [    ], 2003 at 9:00 A.M. local time. At the special meeting, you will be asked to vote on the adoption of the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement.

  Record Date For Voting (see page 55)

        You may vote at the special meeting if you owned shares of our common stock at the close of business on August 4, 2003. On that date, there were 9,592,250 shares of our common stock, par value $.01 per share, outstanding.

  Procedures Relating To Your Vote At The Special Meeting (see page 55)

  Quorum Required

  •
  In order to have a quorum at the special meeting, a majority of the total number of all outstanding shares of common stock as of the record date must be present in person or by proxy.

  Vote Required

  •
  The merger agreement must be approved by the affirmative vote of at least a majority of the outstanding shares of common stock. Abstentions and broker non-votes will have the effect of a vote "AGAINST" the adoption of the merger agreement.

  •
  At the special meeting, you will be entitled to one vote for each share of common stock you hold of record as of August 4, 2003. On the record date, there were 9,592,250 shares of Varsity common stock entitled to vote at the special meeting.

  •
  On the record date for the special meeting, our directors and executive officers owned or controlled 4,548,857 shares of common stock, which was approximately 47.4% of the total common stock outstanding. Our directors and executive officers have indicated that they intend to vote in favor of the merger at the special meeting but, except for those directors and executive officers who have signed the voting agreements described below, they are not obligated to do so.

  •
  As of the record date for the special meeting, nine of our current and former directors and executive officers who have entered into voting agreements with VBR Holding Corporation owned or controlled a total of 4,519,920 shares, which is approximately 47% of all outstanding shares. As a result, we will need affirmative votes from holders of approximately an additional 276,205 common shares (which is approximately 3% of Varsity's total common stock) to complete the merger.

  Completing Your Proxy Card

  •
  After carefully reading and considering the information contained in this proxy statement, you should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares are represented at the special meeting, even if you plan to attend the meeting in person. You can also submit your proxy by telephone by calling (800) PROXIES, the number on your proxy card, or over the Internet by going to www.voteproxy.com, the website designated on your proxy card. You must have your control number and proxy card available if you attempt to vote using the telephone or Internet. If voting via telephone, use the telephone keypad to submit the required information and your vote, after the appropriate voice prompts. If voting via Internet, please follow the on-screen instructions. Unless you specify to the contrary, all of your shares represented by valid proxies that have been submitted will be voted "FOR" the adoption of the merger agreement. You may also vote in person by ballot at the special meeting.

  •
  If your shares are held in "street name" by your bank or broker, your bank or broker will vote your shares, but only if you provide written instructions to your bank or broker on how to vote. You should follow the procedures provided by your bank or broker regarding how to instruct it to vote your shares. Without instructions, your bank or broker will not vote your shares and the failure to vote will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

  •
  Do Not Send In Your Stock Certificates With Your Proxy Card.

  Revoking Your Proxy

  •
  Until exercised at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

  •
  by delivering a written revocation to us c/o American Stock Transfer & Trust Company at 59 Maiden Lane, Plaza Level, New York, New York 10038;

  •
  by delivering a proxy of a later date by mail, Internet or telephone;

  •
  by attending the special meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting; or

  •
  if you have instructed a bank or broker to vote your shares, by following the directions received from your bank or broker to change those instructions.

  Questions and Additional Information

  •
  For additional information regarding the procedure for delivering your proxy see "The Special Meeting—Voting and Revocation of Proxies" and "The Special Meeting—Solicitation of Proxies."

  •
  You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each account in which you hold our common stock. If you are a holder of record and your shares are registered in more than one name, you will also receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

  •
  If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact American Stock Transfer & Trust Company, at 59 Maiden Lane, Plaza Level, New York, New York 10038, or by telephone at (800) 937-5449 or our corporate secretary at our executive offices at 6745 Lenox Center Court, Suite 300, Memphis, Tennessee 38115, or by telephone at (901) 387-4300.

The Merger Agreement (see page 65)

  Conditions To The Merger (see page 65)

        We will complete the merger only if a number of conditions are satisfied or waived, including, but not limited to, the following:

  •
  we must obtain the affirmative vote of the holders of at least a majority of the total number of shares of our common stock outstanding and entitled to vote at the special meeting;

  •
  holders of no more than 15% of our common stock shall have validly demanded judicial appraisal of the fair value of their shares;

  •
  we must complete a tender offer for at least a majority of the outstanding principal amount of our 10.5% senior notes due 2007;

  •
  there shall not have occurred any change, event, occurrence, development or circumstance which constitutes or could reasonably be expected to constitute a material adverse effect for us or for VB Merger Corporation and VBR Holding Corporation;

  •
  Varsity, VB Merger Corporation and VBR Holding Corporation must be in compliance in all material respects with their respective covenants in the merger agreement;

  •
  the representations and warranties of Varsity, VB Merger Corporation and VBR Holding Corporation must be true and correct, generally subject to exceptions that would not have a material adverse effect on the party making the representations and warranties;

  •
  there is no pending or threatened regulatory or governmental or third party proceeding seeking to prohibit or restrain the completion of the merger or the ownership or operation of our businesses by VB Merger Corporation or VBR Holding Corporation, or to compel them to dispose of a material portion of our businesses;

  •
  no legal prohibition to the completion of the merger may be in effect; and

  •
  any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other similar law has expired or has been terminated.

        We hope to complete the merger shortly following receipt of the required stockholder vote to adopt the merger agreement. Some of these conditions are beyond our control, and we cannot assure you that any of these conditions, including the conditions within our control, will be met or waived.

  Termination of The Merger Agreement (see page 69)

        We and VBR Holding Corporation may mutually agree to terminate the merger agreement at any time prior to the completion of the merger, whether before or after stockholder approval has been obtained.

        In addition, we or VBR Holding Corporation may terminate the merger agreement by written notice to the other if:

  •
  the merger is not completed on or before November 15, 2003 (other than because the terminating party breached the merger agreement);

  •
  a law prohibits or otherwise makes consummation of the merger illegal or any governmental entity of competent jurisdiction issues a final and nonappealable injunction, order or decree enjoining the merger;

  •
  at the special meeting the merger agreement is not adopted by a majority of the shares of common stock entitled to vote at the special meeting;

  •
  the other party materially breaches its representations, warranties or covenants set forth in the merger agreement and the breach cannot be cured by November 15, 2003 or is not cured within ten (10) business days after notice.

        VBR Holding Corporation may terminate the merger agreement without our consent if:

  •
  we breach our covenants in the merger agreement restricting our ability to solicit or negotiate other acquisition proposals;

  •
  our board of directors withdraws or changes its recommendation for adoption of the merger agreement in a manner adverse to VBR Holding Corporation and VB Merger Corporation or approves a third party acquisition proposal; or

  •
  a third party acquires a majority of our outstanding common stock or a third party acquisition (as defined in the merger agreement) shall otherwise have occurred.

Our Ability to Accept a Superior Proposal (see page 71)

        We may also terminate the merger agreement without the consent of VB Merger Corporation and VBR Holding Corporation before obtaining stockholder approval for the merger if our board of directors authorizes us to accept an unsolicited superior acquisition proposal from a third party. This right, however, is subject to the following requirements:

  •
  a majority of our board of directors must have concluded, after consultation with outside legal counsel and financial advisors, that the proposal:

  •
  provides for consideration with a value that exceeds $6.57 per share;

  •
  would be, if consummated, more favorable to the holders of common stock than the merger;

  •
  is reasonably capable of being consummated in a timely manner;

  •
  is not subject to any financing condition; and

    •
    is made by a party who has provided us with reasonable evidence that it has sufficient funds to complete the proposed transaction.

  •
  our board of directors must determine, after consultation with outside counsel expert in Delaware law, that the taking of this action is required in order for the board to comply with its fiduciary duties under Delaware law;

  •
  we must have complied with the provisions of the merger agreement relating to solicitation of other offers;

  •
  we must have given VB Merger Corporation and VBR Holding Corporation four (4) business days' notice of our intention to enter into another, superior agreement and we shall have given them the opportunity to revise the terms of the merger, if they choose to do so; and

  •
  we must pay VBR Holding Corporation a termination fee and expenses as described below.

  Termination Fee and Expenses (see page 71)

        The merger agreement provides that upon termination in specified circumstances, we must pay a termination fee of $3.5 million to VBR Holding Corporation and reimburse VBR Holding Corporation for fees and expenses up to $1.75 million. Under some circumstances, VBR Holding Corporation must reimburse us for fees and expenses up to $1.75 million.

Information About the Participants (see page 79)

  Varsity Brands, Inc.

        We are a Delaware corporation. We are the leading provider of goods and services to the school spirit industry. We design, market and manufacture cheerleading and dance team uniforms and accessories, and dance and recital apparel for the studio dance market; operate cheerleading and dance team instructional camps throughout the United States; and produce nationally televised cheerleading and dance team championships and other special events, including studio dance competitions and conventions. We market our proprietary products and services to schools, recreational organizations, coaches and participants in the extra-curricular market using our own nationwide sales force, as well as websites that are targeted to specific audiences and specific activities. Our principal address is 6745 Lenox Center Court, Suite 300, Memphis, Tennessee 38115, and our telephone number is (901) 387-4300.

  VB Merger Corporation

        VB Merger Corporation, a newly formed Delaware corporation, was formed solely for the purpose of completing the merger. VB Merger Corporation is wholly owned by VBR Holding Corporation and has not engaged in any business except in anticipation of the merger. VB Merger Corporation's principal address is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025 and its telephone number is (310) 954-0444.

  VBR Holding Corporation

        VBR Holding Corporation, a Delaware corporation, was recently formed by Green Equity Investors for the sole purpose of acquiring majority ownership of Varsity. VBR Holding Corporation has not engaged in any business except in anticipation of the merger. Some of our directors and executive officers (as well as the purchasers of senior subordinated notes expected to be issued by the surviving corporation in connection with the merger) will acquire shares, or options to acquire shares, of VBR Holding Corporation prior to completion of the merger. VBR Holding Corporation's principal address is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025, and its telephone number is (310) 954-0444.

  Green Equity Investors IV, L.P.

        Green Equity Investors, a Delaware limited partnership, is a private investment fund formed by Leonard Green & Partners, a Delaware limited partnership. Leonard Green & Partners, is a Los Angeles-based private equity firm specializing in organizing, structuring and sponsoring management buy-outs, going-private transactions and recapitalizations of established public and private companies. The principal address of Green Equity Investors and Leonard Green & Partners is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025, and their telephone number is (310) 954-0444.

  GEI Capital IV, LLC

        GEI Capital IV, LLC, a Delaware limited liability company, is the sole general partner of Green Equity Investors. The principal business of GEI Capital is being the sole general partner of Green Equity Investors. The managers and members of GEI Capital IV, LLC are individual partners in Leonard Green & Partners. We refer to GEI Capital IV, LLC as "GEI Capital" in this proxy statement. The principal address of GEI Capital is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025, and its telephone number is (310) 954-0444.

  The Management Investors

        Jeff Webb, John Nichols, J. Kristyn Shepherd and Gregory Webb who will continue to be employed by Varsity following the merger, will acquire shares, and options to acquire shares, in VBR Holding Corporation, which will be the sole owner of Varsity following the merger. We sometimes refer to Jeff Webb and John Nichols as the "management investors" and to Jeff Webb, John Nichols, J. Kristyn Shepherd and Gregory Webb as the "participating investors" in this proxy statement. The principal address of each of the management investors is c/o Varsity, 6745 Lenox Center Court, Suite 300, Memphis, Tennessee 38115 and their telephone number is (901) 387-4300.

Selected Consolidated Financial Data of Varsity Brands, Inc.

        Set forth below is selected historical consolidated financial information of Varsity and its subsidiaries. The historical financial information was derived from the historical financial statements and related notes of Varsity. Interim unaudited data for the three months ended March 31, 2003 and 2002 reflect, in the opinion of Varsity's management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of that data. Results for the three months ended March 31, 2003 do not necessarily indicate results that may be obtained for any other interim period or for the year as a whole.

	AS OF OR FOR THE THREE MONTHS ENDED MARCH 31,		AS OF OR FOR THE YEAR ENDED DECEMBER 31,
	2003	2002	2002	2001	2000	1999	1998
	(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Net revenues	$23,688	$18,693	$156,404	$147,549	$136,035	$120,285	$112,195
Cost of revenues	14,493	12,129	91,916	86,968	81,347	71,657	67,924

Gross profit	9,195	6,564	64,488	60,581	54,688	48,628	44,271
Selling, general and administrative expenses	11,631	10,715	47,396	46,594	42,146	39,831	38,552
Income (loss) from operations	(2,436)	(4,151)	17,092	13,987	12,542	8,797	5,719
Interest Expense	1,949	2,180	8,183	11,096	13,143	12,505	11,889
Interest Income	(37)	(54)	(143)	(750)	(4)	(158)	(103)
Net Interest expense	1,912	2,126	8,040	10,346	13,139	12,347	11,786

Income (loss) from continuing operations before income taxes, discontinued operations and extraordinary item (gain on retirement of bonds)	(4,348)	(6,277)	9,052	3,641	(597)	(3,550)	(6,067)
Income taxes (benefit)	(1,700)	(410)	(735)	3,010	—	905	—

Income (loss) from continuing operations before discontinued operations and extraordinary item	$(2,648)	$(5,867)	$9,787	$631	$(597)	$(4,455)	$(6,067)

Earnings (loss) from continuing operations per share before discontinued operations and extraordinary item:
Basic	$(.28)	$(.62)	$1.03	$.07	$(.06)	$(.48)	$(.66)
Diluted	$(.28)	$(.62)	$.91	$.07	$(.06)	$(.48)	$(.66)
Book Value per Share
Shareholders Equity	25,139	11,510	27,787	17,377	25,872	24,865	25,451
Outstanding Shares	9,592	9,452	9,592	9,452	9,452	9,263	9,259
Book value per Share	$2.62	$1.22	$2.90	$1.84	$2.74	$2.68	$2.75
Net Income per Share
Basic	$(0.28)	$(0.62)	$1.05	$(0.90)	$0.06	$(0.06)	$(0.78)
Diluted	$(0.28)	$(0.62)	$0.92	$(0.90)	$0.06	$(0.06)	$(0.78)
Cash dividends per share(1)	—	—	—	—	—	—	—
	MARCH 31,		DECEMBER 31,
	2003	2002	2002	2001	2000	1999	1998
	(IN THOUSANDS)
BALANCE SHEET DATA (exclusive of assets held for disposal)(2)
Working capital	$21,285	$18,215	$24,074	$23,640	$12,065	$10,084	$6,238
Total assets	114,601	110,981	119,558	118,631	106,185	109,433	108,586
Long-term debt, less current portion	69,785	80,410	69,785	80,410	138,919	136,097	126,900
Stockholders' equity	25,139	11,510	27,787	17,377	25,872	24,865	25,451
	AS OF OR FOR THE THREE MONTHS ENDED MARCH 31,		AS OF OR FOR THE YEAR ENDED DECEMBER 31,
	2003	2002	2002	2001	2000	1999	1998
	(IN THOUSANDS)
STATEMENTS OF CASH FLOWS DATA
Cash flows from continuing operations(3)	$(7,080)	$(6,826)	$14,315	$4,239	$4,221	$(5,690)	$(2,847)
Cash flows from investing activities(3)	(758)	(182)	(812)	65,219	(2,638)	(1,384)	(647)
Cash flows from financing activities(3)	—	(3)	(9,028)	(48,082)	3,099	8,644	4,538
Other Data unaudited):
EBITDA from continuing operations(4)	$(1,961)	$(3,683)	$19,012	$18,034	$16,248	$12,378	$9,271

(1)
Varsity's line of credit facility and Senior Note Agreement restrict Varsity's ability to pay dividends.

(2)
See Note 10 to the consolidated financial statements relating to contingent liabilities in Varsity's Annual Report on Form 10-K for the year ended December 31, 2002, incorporated in this proxy statement by reference. See "Where You Can Find More Information" for information about obtaining a copy of this Annual Report.

(3)
For more detail regarding cash flow from these activities see the Consolidated Statements of Cash Flow on Page F-6 in Varsity's Annual Report on Form 10-K for the year ended December 31, 2002, incorporated in this proxy statement by reference.

(4)
EBITDA from continuing operations is the sum of Varsity's earnings or loss before discontinued operations, extraordinary item–gain on retirement of bonds (and the cumulative effect of changes in accounting principles (as applicable)), interest, income taxes, depreciation and amortization expense. EBITDA is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of Varsity's operating performance or as a measure of Varsity's liquidity. The measure of EBITDA presented above may not be comparable to similarly titled measures reported by other companies because EBITDA is not a standardized measure of profitability or cash flow as defined by generally accepted accounting principals.

	AS OF OR FOR THE THREE MONTHS ENDED MARCH 31,		AS OF OR FOR THE YEAR ENDED DECEMBER 31,
	2003	2002	2002	2001	2000	1999	1998
	(IN THOUSANDS)
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA FROM CONTINUING OPERATIONS
Net income (loss)	$(2,648)	$(5,867)	$9,927	$(8,495)	$561	$(599)	$(7,139)
Adjustments:
Extraordinary item (gain on retirement of bonds)	—	—	(140)	(4,047)	—	—	—
Loss on disposal of businesses	—	—	—	9,326	—	—	—
(Income) loss from operations of discontinued businesses	—	—	—	3,847	(1,158)	(3,856)	1,072
Income taxes (benefit)	(1,700)	(410)	(735)	3,010	—	905	—
Interest Expense	1,949	2,180	8,183	11,096	13,143	12,505	11,889
Interest Income	(37)	(54)	(143)	(750)	(4)	(158)	(103)
Net interest expense	1,912	2,126	8,040	10,346	13,139	12,347	11,786
Depreciation and amortization, other than debt issue costs	475	468	1,920	4,047	3,706	3,581	3,552

EBITDA	$(1,961)	$(3,683)	$19,012	$18,034	$16,248	$12,378	$9,271

Consolidated Ratios of Earnings to Fixed Charges

        Set forth below is the ratio of earnings to fixed charges for each of the last five fiscal years.

	AS OF OR FOR THE YEAR ENDED DECEMBER 31,
	2002	2001	2000	1999	1998
RATIO OF EARNINGS TO FIXED CHARGES:	2.11 to 1	1.33 to 1	0.96 to 1	0.71 to 1	0.49 to 1

        The ratio of earnings to fixed charges for the years ended December 31, 2000, 1999 and 1998 indicate a less than one-to-one coverage. The dollar amount of the deficiency for each of these fiscal years is set forth below:

December 31, 2000	$597,000
December 31, 1999	$3,550,000
December 31, 1998	$6,067,000

Seasonality

        Our operations are highly seasonal. In recent years, our operations have been most profitable in the second and third quarters, with the third quarter typically the strongest, while losses have typically been incurred in the first and fourth quarters.

        The following table sets forth selected unaudited operating results of continuing Varsity operations for each of the four quarters in 2002 and 2001, excluding the operating results of the two business units discontinued in 2001, the Riddell Group and Umbro divisions, and the extraordinary gain on bond redemption. You should read this information together with the consolidated financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the notes related to those financial statements and the other financial data included elsewhere in this report. For information on how to obtain a copy of our Annual Report, please see "Where You Can Find More Information".

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(In thousands)
Year ended December 31, 2003:
Revenues	$23,688	—	—	—
Percent of total annual revenues	N/A	—	—	—
Income (loss) from continuing operations	$(2,648)	—	—	—
Year ended December 31, 2002:
Revenues	$18,693	$57,370	$61,196	$19,145
Percent of total annual revenues	11.9%	36.7%	39.1%	12.3%
Income (loss) from continuing operations	$(5,867)	$8,608	$9,988	$(2,942)
Year ended December 31, 2001:
Revenues	$16,659	$54,011	$60,126	$16,753
Percent of total annual revenues	11.3%	36.6%	40.7%	11.4%
Income (loss) from continuing operations	$(4,312)	$4,862	$5,853	$(5,772)

        This seasonal pattern is influenced by the following factors:

  •
  Cheerleading and dance uniforms and accessories are typically ordered and shipped between late March, when cheerleaders are selected for the coming school year, and the end of August, just before the new school year begins.

  •
  We incur costs relating to our camp business during the first and second quarter as we prepare for the upcoming camp season, while most revenue relating to the camps is earned during the period from June to August. Company Dance competitions and conventions primarily take place during the first and second quarters which may temper this segment's seasonality.

Trading Market And Price

        Our common stock is traded on the American Stock Exchange under the symbol "VBR." We have set forth below our quarterly per share data:

	CLOSING SALES PRICE
	HIGH		LOW
	(PER SHARE)
2003
Third Quarter (through August , 2003)	$		$
Second Quarter		$6.47		$4.50
First Quarter		$4.69		$4.00
2002
Fourth Quarter		$4.75		$3.70
Third Quarter		4.75		3.85
Second Quarter		4.49		2.00
First Quarter		2.45		1.85
2001
Fourth Quarter		$2.20		$1.40
Third Quarter		2.24		1.56
Second Quarter		2.69		1.25
First Quarter		3.25		2.25

        On April 21, 2003, the last full trading day prior to the announcement of the signing of the merger agreement, the last reported sales price per share of Varsity common stock was $4.70. On August [    ], 2003, the most recent practicable trading day prior to the date of this proxy statement, the last reported sales price per share was $[    ]. Stockholders should obtain current market price quotations for Varsity common stock in connection with voting their shares.

Dividends

        We have never declared or paid any dividends with respect to our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will be dependent upon our results of operations, financial condition, capital expenditures, working capital requirements, any contractual restrictions and other factors our board of directors deems relevant. We do not anticipate that any cash dividends will be paid on the common stock in the foreseeable future if, for any reason, the merger is not completed.

        We agreed in the merger agreement not to, and to cause our subsidiaries not to, declare or pay any dividend until the closing of the merger without the prior written consent of VB Merger Corporation, except for dividends paid in the ordinary course by one of our subsidiaries.

Special Note Regarding Forward-Looking Statements

        The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. These statements may be made directly in this proxy statement, and they may also be made a part of this proxy statement by reference to other documents filed by Varsity with the Securities and Exchange Commission, which is known as "incorporation by reference."

        Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "objective," "goal" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the merger, identify forward-looking statements. Our forward-looking statements are based on management's current views about future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following risks related to our business, among others, could cause or contribute to actual results differing materially from those described in the forward-looking statements:

  •
  Restrictive Covenants and Asset Encumbrances

        Our debt instruments contain numerous restrictive covenants that limit the discretion of our management on various business matters. Our debt instruments also contain a number of financial covenants that require us to meet financial ratios and tests. A failure to comply with the obligations contained in these instruments, if not cured or waived, could permit acceleration of the related indebtedness and acceleration of indebtedness under other instruments that contain cross-acceleration or cross-default provisions. If we were obligated to repay all or a significant portion of our indebtedness, there can be no assurance that we would have sufficient cash to do so or that we could successfully refinance such indebtedness.

  •
  Seasonality and Quarterly Fluctuations

        Our business and results of operations are highly seasonal and follow a similar annual pattern. Accordingly, a substantial portion of our annual revenues and all of our net income is generated in the second and third quarters of each calendar year, while the first and fourth quarters have historically resulted in net losses. Our working capital needs have generally followed a similar pattern reaching their peak at the end of the first calendar quarter and continuing through the second quarter. For a more detailed explanation of the seasonality of our earnings, see "Selected Consolidated Financial Data of Varsity Brands—Seasonality."

  •
  Personal Injury Claims

        Cheerleading is a vigorous athletic activity involving jumps, tumbling, partner stunts and pyramids, with which there are associated risks of personal injury.

  •
  Uncertainty of Insurance Coverage

        From time to time, we are subject to personal injury claims arising from our cheerleader and dance team camps, none of which has been or is material to our operations. We believe we are adequately insured against such risks. We cannot assure you however, that one or more meritorious claims against us for serious personal injury would not have an adverse effect upon our business, financial condition and results of operations.

  •
  Risk of Loss of Material Contractual Relationships

        We organize and produce various national cheerleading and dance team championships for exclusive broadcast on the ESPN, Inc. cable channel. Our current agreement with ESPN expires in October of 2003. We have entered into several agreements with Walt Disney Attractions, Inc. pursuant to which our national cheerleading and dance team championships through 2004 will be held at the Walt Disney World Resort in Florida. While we believe that we will be successful in renewing or replacing the agreements with ESPN and Walt Disney Attractions in a manner which will continue to promote our products and services, we cannot assure you that we will be successful in doing so or that we will be able to do so on economically favorable terms.

  •
  Competition

        We are one of two major national companies that design and market cheerleader, dance team and booster club uniforms and accessories and are one of two major national operators of camps. While our only national competitor is National Spirit Group Limited, we also compete with other smaller national and regional competitors that serve the uniform and accessories market or that operate cheerleader and dance team camps and clinics.

  •
  Regulation

        At present, no national governing body regulates cheerleading and dance team activities at the collegiate level. However, if rules limiting off-season training are applied to cheerleading and/or dance teams (similar to rules imposed by the NCAA on other sports) we might not be able to offer a significant number of our camps either because participants might be prohibited from participating during the summer or because suitable sites might not be available. However, we currently do not believe that any regulation of collegiate cheerleading dance teams as a "sport" is forthcoming in the foreseeable future, and in the event any rules are proposed to be adopted by athletic associations, we expect to participate in the formulation of such rules to the extent permissible.

        At the high school level, some state athletic associations have classified cheerleading as a sport and have in some cases imposed restrictions on off-season practices and out-of-state travel to competitions. However, in all cases to date, we have been able to work with these state athletic associations to designate acceptable times for the cheerleaders within these states to attend our camps.

  •
  Dependence on Key Personnel

        Our executive officers and other key employees of Varsity have been primarily responsible for the development and expansion of our business, and the loss of the services of one or more of these individuals could have a material adverse effect on the Company.

        We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this proxy statement or the date of the document incorporated by reference in this proxy statement. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

        For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and the annual reports on Form 10-K that Varsity has filed with the Securities and Exchange Commission as described under "Where You Can Find More Information."

        All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Special Factors

Background of the Merger

        Our management and board of directors have been of the view for a number of years that our common stock has been undervalued due to a number of factors, including the relatively small size of our company and the niche industry in which we operate. As a consequence, in addition to focusing on implementing operating efficiencies, we attempted to implement various business initiatives to improve our prospects, such as: expanding into the dance studio market, which for the first time since we undertook this initiative in 1997 was profitable for the 2002 fiscal year; developing an internet marketing strategy, which has augmented and enhanced our ability to communicate with our core constituency of junior and senior high school cheerleaders; and acquiring the UMBRO license for soccer sportswear, which was not successful and which we discontinued approximately three years after commencing this initiative at the end of 1998. Although we had sporadically over the past few years been approached regarding potential change in control transactions and had considered potential investment, acquisition and other opportunities, none of those approaches or other potential investment, acquisition and other opportunities ever advanced beyond a preliminary stage.

        In October 2002, a private equity firm that had, in the past, made preliminary inquiries regarding a possible transaction with us, contacted our executive management and indicated that it was interested in acquiring us. On November 5, 2002, with the authorization of our board of directors, Jeff Webb, our president and chief executive officer, Robert Nederlander, our chairman of the board, Leonard Toboroff, a director and our vice president, and John Nichols, our chief financial officer, met with representatives of this private equity firm in New York City. At that meeting, the private equity firm provided us with an indication of interest to acquire all of our outstanding common stock.

        The private equity firm advised us at the end of the meeting that if it were to proceed, it would require that we enter into a 60-day exclusivity agreement, during which time the private equity firm would have the exclusive right to conduct due diligence to enable it to decide whether to make a formal proposal to acquire us and to negotiate a definitive acquisition agreement. During this 60-day exclusivity period, we would have been prohibited from engaging in discussions with any other potential acquiror.

        Upon the conclusion of the meeting, John Nichols advised our outside counsel, Zukerman Gore & Brandeis, LLP, of the substance of the meeting. On November 6, 2002, the private equity firm's outside counsel contacted our counsel and reiterated its client's request that we enter into an exclusivity agreement.

        Following consultation with Jeff Webb, John Nichols and Messrs. Nederlander and Toboroff, as well as outside counsel, our board of directors determined that maintaining flexibility would provide us with the best opportunity to maximize stockholder value, and that it was not in the best interests of our stockholders for us to enter into an exclusivity agreement with the private equity firm at this time and foreclose other possible opportunities. Our counsel advised the private equity firm's outside counsel of our decision on November 8, 2002.

        As a consequence of our receipt of this indication of interest, on November 12, 2002, the executive committee of our board of directors, comprised of Messrs. Nederlander, Webb and Toboroff, convened telephonically to discuss the advisability of establishing a new committee of the board to explore whether opportunities existed to enhance stockholder value and, based upon the results of such exploration, to recommend to the full board whether it would be in the stockholders' best interests to pursue any such opportunities at this time. The other members of our board of directors then joined the telephonic meeting.

        The full board considered the concept of establishing an exploratory committee to examine whether there may be opportunities to enhance stockholder value by engaging in a transaction with a strategic or financial purchaser, rather than remaining an independent public company, particularly in light of the board's perception that the public markets continued to undervalue the Company. The board noted that our seven person board included Jeff Webb, our founder, whose continued employment through the completion of any transaction and thereafter was likely to be a requirement of any non-strategic investor that might seek to acquire us. The board made this determination based upon its belief that Jeff Webb's extensive knowledge of, and experience in, the school spirit industry would be an important factor to financial purchasers, which generally do not operate the companies they acquire, but rely on key management to remain with the acquired company and operate the business upon the completion of the acquisition. In addition, the board also noted that two of our other executive officers, Messrs. Nederlander and Toboroff, have employment contracts that would entitle them to change in control payments under specified circumstances. Accordingly, the board unanimously determined that the exploratory committee should be comprised of the remaining four members of our board, all of whom had no interest in a possible sale of the Company different than those of our unaffiliated stockholders generally.

        Consequently, during this telephonic meeting, the board unanimously decided to establish the exploratory committee, comprised of Don R. Kornstein (chairman), Arthur N. Seessel, III, Glenn E. "Bo" Schembechler and John McConnaughy, Jr. The board granted the exploratory committee the authority to take those actions that it determined in its judgment to be advisable in connection with exploring strategic alternatives. The exploratory committee was authorized to retain separate legal counsel of its choice. Other than forming the exploratory committee to analyze whether there may exist opportunities to enhance stockholder value, no formal board decisions were made at this time.

        The exploratory committee then held its initial telephonic meeting in order to establish the time and date for a subsequent meeting at which they would discuss the selection of legal counsel.

        The exploratory committee met again on November 14, 2002. After considering various law firms, the exploratory committee unanimously voted to retain Schulte Roth & Zabel LLP as its legal advisor. Schulte Roth & Zabel LLP had not previously provided any legal services to us or our affiliates, other than limited advice provided a number of years ago to one of our former executive officers. At subsequent meetings of the exploratory committee on November 21 and December 4, 2002, representatives of Schulte Roth & Zabel reviewed with the exploratory committee its role and duties under applicable law. In late November, the executive committee advised each member of the exploratory committee that he would receive $20,000 as compensation for his services, payable by the end of 2002, and that Mr. Kornstein would receive an additional $10,000 as chairman of the exploratory committee. In addition, after confirming with the remaining members of the board its authority to retain a financial advisor, the exploratory committee interviewed four investment banking firms, and determined that it would retain Rothschild Inc. Rothschild had not previously provided any services to us or our affiliates.

        The exploratory committee commenced a process, with the assistance of its professional advisors, to identify strategic and financial candidates that might be interested in acquiring us, and prepared summary descriptive materials for distribution to interested candidates.

        During the first week of December 2002, the exploratory committee authorized Rothschild to make initial contact with 18 potential candidates on our behalf. The candidates, which included 12 private equity funds and six strategic candidates, were selected based on various criteria, including such candidates' prior interest in pursuing a transaction with Varsity, past or current businesses in, or investments in companies with businesses in, Varsity's business sectors, the size of the investment funds and the funds' past equity investments in the case of private equity funds and the potential for cost savings and other strategies in the case of strategic candidates. Eleven of these potential candidates expressed interest in receiving summary descriptive materials concerning us. After entering into a confidentiality agreement with us, each of these candidates was given these materials, which included financial projections for the five-year period ended December 31, 2007.

        During the week of January 6, 2003, seven of the potential candidates, all of which were private equity firms, submitted written preliminary indications of interest to acquire us. As a result, including the preliminary proposal that we received in November 2002, we then had a total of eight preliminary indications of interest to acquire the Company.

        At a telephonic meeting on January 12, 2003, the exploratory committee reviewed with its legal and financial advisors all of the indications of interest that it had received. In connection with this review, the exploratory committee determined that the preliminary indications of interest contained different financial assumptions, regarding, among other things, the amount of our net debt. When adjusted to reflect consistent assumptions, seven of the eight preliminary indications of interest were within a range the exploratory committee believed justified continued participation in a process, and one was materially below this range.

        At a meeting of the full board of directors on January 13, 2003, the exploratory committee described the preliminary results of its process. The exploratory committee informed the board that while none of the potential strategic candidates expressed any interest in pursing a potential transaction with us, eight private equity firms expressed interest in acquiring us and submitted preliminary indications of interest. The exploratory committee further advised the board that seven of the eight private equity firms had proposed a purchase price within a range that justified continued participation in the process when compared on a like basis, and that the purchase price proposed by the eighth private equity firm was $.75 less than the next lowest proposed purchase price, and thus materially below the range of the per share indications of interest submitted by the other seven potential purchasers. Since, among other things, the price range of seven of the preliminary indications of interest represented a substantial premium not only to the current trading range of our common stock, but also to the trading range of our common stock during the past few years, the exploratory committee advised the full board that our stockholders' interest would be best served by continuing the process.

        Based upon the recommendation of the exploratory committee, the board engaged in a full discussion of the matter. Our counsel, Zukerman Gore & Brandeis, in attendance at the board meeting by invitation, reviewed with the full board its fiduciary duties under applicable law, including in the event the board were to decide to sell the Company. After further discussion, the board unanimously authorized the continued exploration of a possible transaction to enhance stockholder value.

        The board then noted that all of the indications of interest received by us were from private equity firms rather than strategic candidates. The board also noted that private equity firms typically rely on the existing management team to continue to operate the business through and after the completion of any transaction. As a consequence, the board recognized that it would likely be important for our core management team (other than Messrs. Nederlander and Toboroff, who have historically focused on providing guidance to us with respect to strategic matters and not day-to-day operations) to continue to operate our business, at least through the completion of any transaction, in order to ensure the consummation of any transaction we might determine to pursue.

        In connection with all but one of the proposals submitted by the private equity firms, these firms made it clear that they specifically contemplated that Jeff Webb, our founder and chief executive officer, would be the key member of the management team following the transaction (the final private equity firm also subsequently confirmed to the Company's representatives that Jeff Webb's continued involvement with the Company following the closing of the transaction was essential). The board noted that Jeff Webb's employment contract had expired in May 2000. The board also noted that while Jeff Webb and the Company had from time to time sought to enter into a new employment agreement, they had not yet done so. It was further noted that Jeff Webb had received salary and bonus of $605,000 in 2002. Given the management structure contemplated by seven of the eight private equity firms, the board concluded that it would likely be essential for us to ensure that Jeff Webb continue in his current management capacity at least through the completion of any transaction. The board therefore noted, although it did not conclusively determine at this time, that a transaction and stay bonus pool with respect to Jeff Webb and the other members of the Company's core management team would likely be needed to ensure the successful completion of the sale process, should it be determined to pursue this course of action.

        The board determined that the appropriate course of action, based upon the recommendation of the exploratory committee, was the continued exploration of a possible acquisition transaction by one of the private equity firms that had submitted an indication of interest. Further, since the board was comprised of a majority of directors who had no interest in a possible sale of the Company different than those of our public stockholders generally, the board also determined that the exploratory committee could at this time be dissolved, and that the determination of which acquisition proposal, if any, to proceed with would be made by the entire board. In connection with this determination, the full board unanimously designated Mr. Kornstein to act as the lead director on behalf of the entire board to work closely with our legal and financial advisors in exploring a sale, and if terms could be reached with a potential purchaser, negotiating a definitive agreement. In addition, the board determined that, given Jeff Webb's likely required participation in the Company after completion of any transaction by a private equity firm, he would remain apprised of all material developments, although he would not take an active role in the process going forward.

        Thereafter, Mr. Kornstein instructed Rothschild to advise seven of the eight private equity firms which had submitted proposals that they would be invited to participate in a second round of indications of interest. Mr. Kornstein instructed Rothschild that the eighth private equity firm, which had submitted the lowest proposed purchase price, was to be advised that it was no longer part of the process. Each of the seven private equity firms was also advised that we would adjust its proposal in determining the final per share merger consideration in order to reflect transaction expenses we expected to incur, including the bonus pool referred to above, professional fees and insurance costs. These expenses, however, were not yet fully quantified at this time.

        All of the private equity firms were also advised that they would be afforded the opportunity to meet with management, and were invited to attend our sales meetings in Phoenix, Arizona during the last week in January, as well as to visit the High School Division National Cheerleading Championships that we were holding in Orlando, Florida on February 8 and 9. Each of these private equity firms was also offered the opportunity to visit a data room to review business and financial information about us.

        All seven of the private equity firms were advised that the second round of written indications of interest would be due on February 26, 2003. During the period from January 28 through February 25, our executive management team made presentations to those private equity firms which requested a presentation. During this period, Leonard Green & Partners reviewed with certain of the management investors the capital structure contemplated in connection with its proposal and advised them that, in connection with such proposal, it contemplated that management would be offered an opportunity to acquire up to 15% of the common stock of VBR Holding Corporation for $1.5 million.

        All seven private equity firms submitted bids on February 26, 2003. Following receipt of the bids, Mr. Kornstein met with four other members of the board, Jeff Webb, Robert Nederlander, Leonard Toboroff and Jack McConnaughy, as well as with John Nichols and our legal and financial advisors. At that meeting the group reviewed the seven second round written indications of interest, all of which were delivered to the remaining two board members by the next morning. The price range of these indications of interest varied from highest to lowest by $1.55 per share. All of the private equity firms required, as a condition to effecting a transaction with us, that they be able to negotiate employment agreements and investment agreements with management, which would provide for management to make an equity investment in any ongoing entity, if the bidders were permitted to proceed. However, the details of any such arrangements had not been determined at that time. Significantly, each of the indications of interest, other than the one made by Leonard Green & Partners, was expressly subject to and conditioned upon the potential purchaser obtaining financing. In its proposal, however, Leonard Green & Partners expressly stated that it would provide a back-up financing commitment for the full amount necessary to complete the acquisition, and that it anticipated that a definitive purchase agreement would not contain any financing condition. The board considered this aspect of the Leonard

Green & Partners proposal quite significant, because it increased the likelihood of closing a transaction at a time when the current economic climate and volatile geopolitical environment made financing uncertain.

        After Mr. Kornstein conferred with the two board members who were not present at the February 26 meeting, the board determined to provide four of the potential purchasers with the opportunity to have further meetings with management to facilitate their submitting their final and best proposal. In order to make sure that all of the private equity firms were still interested in continuing in the bidding process, the board instructed Rothschild to approach the seven private equity firms in order to ascertain from them whether they reasonably believed, at this juncture, that they would be able to negotiate satisfactory employment agreements and investment agreements with management. The board was informed by Rothschild that at that time the remaining potential purchasers had indicated that they believed that they could come to such agreements with management on mutually agreeable terms if they were given the opportunity to do so. Since this would not be an issue going forward in the process, the board selected these four potential purchasers based upon price to stockholders and relative certainty of closure.

        All four of the remaining potential purchasers subsequently met with Jeff Webb and John Nichols to engage in further due diligence discussions, and thereafter submitted their proposals. Before these bids were submitted, the board directed Rothschild to inform each of these bidders that we expected to incur various expenses in connection with the transaction, including the potential management bonus pool, and other costs related to items such as insurance, and fees of legal and financial advisors and although some of these expenses were known at this time, the total amount of these expenses was not yet determined. As a result, each of these bidders was further advised that we would uniformly adjust any bids received to account for these expenses once they were determined so as to arrive at the final, per share merger consideration. The Board also instructed Rothschild to inform each of the bidders of the factors which the Board considered important in its consideration of their proposals, specifically, price and certainty of closure. Mr. Kornstein instructed Rothschild to call each of the four potential purchasers to confirm that their proposals were their final and best proposals for consideration by the board of directors.

        A meeting of the board of directors was held on March 5, 2003 in New York City, at which all but one of our board members were in attendance (one of our independent directors was unable to attend due to a medical emergency). Also attending the meeting in person were John Nichols and our legal and financial advisors. Rothschild reviewed for the board the process to date, including the potential purchasers from which bids were received, the information that had been provided to these purchasers and the opportunities made available to these purchasers to receive additional information concerning Varsity, including data room visits and management presentations. Also reviewed with the board were the proposed terms, including proposed purchase prices, exclusivity requirements, management equity participation proposals, financing conditions and status of proposed financings, of each of the four final proposals submitted as well as the three other proposals previously considered by the board. The proposed purchase prices received ranged from $5.53 to $7.08 after adjustment for the call premium in connection with the redemption of Varsity's outstanding 10.5% senior notes and reflected proposed exclusivity periods ranging from zero to 90 days. Three of the potential purchasers proposed co-investment in the company by participating members of Varsity's management at a per share price to be discussed with Varsity's management, one of the potential purchasers proposed a $2.0 million investment by Varsity's management post-closing, Leonard Green & Partners proposed an investment of $1.5 million by Varsity's management for 15% of Varsity common stock and an additional option plan for 3% of Varsity common stock, and the remaining two potential purchasers indicated that terms relating to management participation, if any, would be discussed with Varsity's management. All of the potential purchasers, other than Leonard Green & Partners, required a financing condition, five of which indicated possible financing for the transaction by financial institutions subject to such institutions' internal credit approval, due diligence and other customary conditions. The board also reviewed the material non-financial terms of these proposals. Zukerman Gore & Brandeis then reviewed with the board its fiduciary duties under applicable law.

        The board noted that two of the four private equity firms did not raise their bids and that the other two did raise their bids, including Leonard Green & Partners by $0.35. The two proposals which contained the highest per share consideration were from The Riverside Company, the private equity firm with which we met in November 2002, and Leonard Green & Partners. Furthermore, each of these two highest bidders expressly stated that it would not participate in the process any further and would withdraw its proposal unless it was afforded the exclusive right to negotiate with us. Significantly, however, the bid submitted by Leonard Green & Partners reiterated that it would not be subject to financing, while the proposal from the other private equity firm continued to be conditioned upon obtaining financing.

        The board discussed that simply comparing the nominal per share merger consideration of the two high bids did not take into account the back-up financing commitment offered by Leonard Green & Partners, and, as a result, the increased certainty of closing a transaction, which the board believed was an important factor. The board believed that failure to complete a transaction due to the buyer's inability to secure the financing could place us at a competitive disadvantage. This would be exacerbated by the fact that we were heading into the height of our selling season for uniform sales and camp enrollment. Specifically, the board believed that a failed transaction could destabilize us by creating uncertainty and upsetting the morale of our sales force and other employees, who we rely upon to effectively market and sell our products and services. The board was also concerned that our competitors would seek to use any failed transaction to their advantage, depicting us as vulnerable and unstable to our significant vendors, key customers, relationship partners and employees. Further, given that our business is primarily a cash-flow business not requiring or involving significant "hard" assets, the board believed that obtaining the necessary debt financing without the benefit of substantial "hard" assets to secure the financing could be even more difficult than might otherwise be the case in the difficult and uncertain financing environment. Although the board noted that the private equity firm, which submitted the highest nominal per share price, had orally advised our representatives that it believed that it could obtain the necessary financing to consummate the transaction, the board also took note of the fact that the size of this private equity firm's fund was substantially smaller than that of any of the other seven private equity firms which had submitted bids and that it had not, as far as the board was aware, ever independently committed the equity capital necessary to close a transaction as large as ours. In addition, this private equity firm did not independently have the committed capital to finance the equity portion of the proposed transaction, while Leonard Green & Partners could finance the entire purchase without the need for any outside equity or debt financing.

        The board then turned to the management bonus pool issue. As the board had anticipated, each of the four proposals was conditioned on the continued involvement of Jeff Webb and John Nichols and the Company's core management team. During the time since January 13, 2003 when the board first discussed the possibility that a management bonus pool may be advisable to ensure the successful completion of any transaction we may wish to pursue with a financial buyer, Mr. Kornstein had discussed with the board members, other than Jeff Webb, the appropriate magnitude of any management bonus pool. Of particular concern was the amount of any bonus for Jeff Webb. Based on the directors' knowledge and transaction experience, they recognized that change of control payments for similarly situated chief executive officers of up to three times annual compensation were not uncommon. In Jeff Webb's case, that would amount to approximately $1.8 million. The board was also cognizant of the fact that in connection with the Company's last change in control transaction in 1997, John Nichols received a $250,000 transaction bonus. In addition, based on his current contract with the Company, John Nichols is entitled to receive an aggregate of approximately $560,000 upon the closing of a change in control transaction if he chooses not to continue with the Company thereafter. Further, the board also wanted to provide bonuses to other employees of the Company to assure that they remain with the Company following any transaction for a period of time sufficient to assure an orderly transition. After further considering all of the individuals (which was anticipated to be in excess of 26 individuals) who would participate in the transaction and stay bonus pools, the board, while not deciding the matter, was of the view that given the approximate size of the transaction, the Company's contractual obligations and the efforts required of the Company's management team and various personnel in order to effectively consummate a transaction and effect an orderly transition, a total bonus pool of up to approximately $2.3 million should be factored into all proposals.

        After a thorough discussion, the board decided to table any decision until 11:00 a.m. Eastern Standard Time on Friday, March 7, 2003, providing the members of the board additional time to consider all four proposals.

        On Friday, March 7, at 11:00 a.m., the full board reconvened via telephonic conference call. John Nichols and our legal and financial advisors were also present. At this meeting, Zukerman Gore & Brandeis summarized the applicable fiduciary duties of the board. The board then engaged in a discussion of the four proposals, including a review of the factors and issues discussed at the March 5 meeting with particular emphasis on the price and certainty of closure, particularly in light of the current financing, economic and geopolitical environment, which appeared to be worsening as war with Iraq appeared imminent. Although the exact amounts were not known at this time, making uniform adjustments to compare the bids on a like basis for the potential amount of the bonus pool, insurance costs, fees of our legal and financial advisors, and other costs, the highest bid would have equated to $6.80 per share and the bid by Leonard Green & Partners, which was the second highest, would have equated to $6.57 per share. In considering Leonard Green & Partners, the board not only took note of its back-up financing commitment, which the board concluded greatly enhanced the certainty of closing a transaction, but also noted the fact that Leonard Green & Partners exhibited the best understanding of the financial aspects of our business. As a consequence, the board had greater confidence that it could reach an agreement with Leonard Green & Partners at its proposed purchase price. Thereafter, taking into account all of the considerations discussed at the March 5 and the March 7 meetings, upon the unanimous vote of all of the directors voting on the matter, with Jeff Webb abstaining, the board determined to enter into a short-term exclusivity agreement with Leonard Green & Partners. No other board decision was made at this time.

        On March 11, 2003, we entered into a 30-day exclusivity agreement with Leonard Green & Partners. Upon the execution of the exclusivity agreement, we delivered an initial draft of the merger agreement to Leonard Green & Partners and its counsel, Latham & Watkins LLP. On March 13, 2003, Leonard Green & Partners sent a team of business and legal professionals to our corporate headquarters to commence extensive financial, business and legal due diligence.

        Over the course of the next 30 days there were numerous meetings and conference calls between our respective counsel, and numerous drafts of the merger agreement were circulated. During this process, Mr. Kornstein, our lead director, working with our counsel, negotiated a number of issues with Leonard Green & Partners. These issues included the nature and scope of our representations and warranties, the definition of "material adverse effect" as it applied to our business between the signing of the merger agreement and the consummation of the merger, the permissible business activities we could engage in between the signing of the merger agreement and the consummation of the merger, the manner in which our outstanding 10.5% senior notes due 2007 would be repaid, the closing condition that holders of no more than an agreed upon percentage of our outstanding shares would exercise appraisal rights under Delaware law, and the termination fee and other fees and costs payable in the event of the termination of the merger agreement. During this time, Mr. Kornstein regularly updated each of the members of the board other than Jeff Webb as to the progress of the ongoing negotiations.

        During this 30-day period, Jeff Webb and John Nichols negotiated the terms of their respective employment agreements and other arrangements with Leonard Green & Partners, all of which were subject to the closing of the transaction. During this 30-day period, Leonard Green & Partners also negotiated the terms of the voting agreements to be entered into with some of our stockholders.

        On April 10, 2003, as the parties had been engaged in active, ongoing negotiations which appeared to be progressing towards a definitive agreement, we extended the exclusivity agreement with Leonard Green & Partners until April 18, 2003. Thereafter, on April 17, we agreed to a further extension to April 23 in order to provide the parties with sufficient time to resolve the few remaining issues and finalize the merger agreement and related documents. Each member of the board was provided with copies of the draft merger agreement on April 12, and again on April 19, this second time with substantially all of the related schedules and exhibits.

        On April 21, 2003 at 5:00 p.m., our board of directors met via conference telephone to consider the definitive merger agreement with VBR Holding Corporation and VB Merger Corporation, the entities formed to effect the transaction. John Nichols and our legal and financial advisors also attended the meeting. The definitive merger agreement under consideration was essentially identical to the draft delivered to the board members on April 19, except for conforming changes, the correction of typographical errors and a change requested by us to the provision in the merger agreement governing the number of days allowed to cure breaches of representations, warranties and covenants by either party. At this meeting, Rothschild summarized the third party solicitation process that had been conducted, and the economic terms of the Leonard Green & Partners proposal. Rothschild then reviewed with the board its financial analysis of the merger consideration and delivered to the board an oral opinion (confirmed by delivery of a written opinion dated April 21, 2003) to the effect that, as of the date of the opinion and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to the holders of our common stock (other than VBR Holding Corporation, VB Merger Corporation, the members of management acquiring shares or options to acquire shares of VBR Holding Corporation, and their respective affiliates).

        Zukerman Gore & Brandeis reviewed with the board of directors its fiduciary duties under applicable law, including those duties in connection with a sale of the Company. Our counsel then reviewed with the board the various issues that had been the subject of extensive negotiations in connection with the merger agreement, including, but not limited to: conditions under which we could provide non-public information to, and engage in discussions with, a third party bidder; the circumstances under which we would be able to terminate the merger agreement in order to enter into an alternative transaction, including the determination of what would constitute a superior proposal; the amount of the termination fee that we would be required to pay in that circumstance; our obligation to provide VBR Holding Corporation and VB Merger Corporation with the opportunity to negotiate changes to the merger agreement in the event we received an alternative, superior proposal; the nature and scope of the representations and warranties to be provided by us; the requirement that Jeff Webb and John Nichols both be employed by the surviving corporation upon the consummation of the merger; the definition of "material adverse effect" as it applied to our business between the signing of the merger agreement and the consummation of the merger and the relationship between such definition and the "bring down" of our representations and warranties; the manner in which our outstanding 10.5% senior notes due 2007 would be repaid; the requirement that no more than 15% of the Company's stockholders effectively exercise appraisal rights under Delaware law; and other closing conditions required to be satisfied by the parties in order to effect the merger.

        The board then engaged in a discussion regarding the proposed merger, during which the board compared the prospects of remaining a public company to the prospects of engaging in the transaction under consideration. The board noted our inability to attract research analyst coverage despite our efforts to attract coverage, as well as the poor performance of equity securities in the last few years in general. The board also discussed our poor stock performance over the same period, as well as not seeing any factors that could reasonably be expected to occur in the foreseeable future that would change this situation. Accordingly, in light of these facts, and all of the other considerations that had been taken into account by the board throughout the process, the board determined that the merger under consideration was the best alternative to maximize stockholder value. The board, by the affirmative vote of six of its directors, with Jeff Webb abstaining, then approved the merger agreement and determined that it is fair, advisable to, and in the best interest of, our stockholders, and authorized management to execute the merger agreement and recommended adoption of the merger agreement by our stockholders.

        In connection with its approval of the merger agreement, the board also determined to grant transaction and stay bonuses to 29 members of management in the aggregate amount of approximately $2.3 million. The board did not compare our particular grants to any other transaction, and granted these bonuses in recognition of the value various members of management provided us and to assure that these individuals, including Jeff Webb and John Nichols, would continue with us through the closing of the transaction. In determining to grant these bonuses, the board considered the fact that failure to retain management would jeopardize the closing of the merger. Of those transaction and stay bonuses, $1.585 million is to be paid to Jeff Webb and $300,000 is to be paid to John Nichols upon the closing of the merger. The balance of this bonus pool, approximately $415,000, is to be paid to other members of management on the 91st day following the closing of the transaction, assuming they remain employed by us until such time. Jeff Webb's transaction and stay bonus is approximately what, in the board's view, Jeff Webb would reasonably have been expected to receive under an executive employment agreement that contained a change in control provision consistent with what executives in similar positions to Jeff Webb often receive. John Nichols has an executive employment agreement with the Company, which provides that on a change of control John Nichols is entitled to terminate his employment agreement and receive a payment equal to two times the sum of his base salary of $210,000 per annum plus the prior year's bonus of $70,000, for an aggregate payment of $560,000. If we complete the merger, John Nichols' new employment agreement will take effect and he will not be entitled to these payments.

        The board of directors also determined to pre-pay to 29 members of management, other than Jeff Webb and John Nichols, half year operational bonuses of approximately $400,000 in the aggregate on the closing of the merger. The board further agreed to pay David Groelinger, a former executive who served as a consultant to us during the negotiation process, attending negotiating sessions and working with our counsel, $40,000 upon the closing of the transaction for various services rendered. Finally, the board determined that Mr. Kornstein should receive a payment of $150,000 in recognition of his substantial contribution of time and effort in his capacity as our lead director working with our legal and financial advisors with respect to exploring a change in control transaction and the negotiation of the definitive merger agreement on behalf of the board of directors. Payment to Mr. Kornstein is to be made upon the earlier of the closing of the merger or termination of the merger agreement.

        The merger agreement was then signed on April 21, 2003 and publicly announced before the opening of trading of our common stock the following morning on April 22, 2003.

Recommendation of Our Board of Directors; Fairness of the Merger

        Our board of directors consists of a majority of directors who have no direct or indirect interest in the merger that is different from the interests of Varsity stockholders generally. At a special meeting of the board of directors held on January 13, 2003, the board of directors, by unanimous vote of all directors voting on the matter:

  •
  determined, based upon the recommendation of the exploratory committee established by the board to explore strategic alternatives to enhance stockholder value, including a potential sale transaction, to continue to undertake a process in order to determine the interest, if any, that a potential buyer might have with respect to acquiring Varsity.

        At a special meeting of the board of directors held on April 21, 2003, the board of directors, by unanimous vote of all directors voting on the matter:

  •
  determined that the merger is fair to and in the best interests of our unaffiliated stockholders;

  •
  determined that the merger agreement is advisable and approved the merger agreement and the transactions contemplated thereby; and

  •
  recommended that stockholders vote to approve and adopt the merger agreement and the transactions contemplated thereby.

        Jeff Webb was the only director who abstained from these votes due to a potential conflict of interest. See the section entitled "—Background of the Merger" for additional information on the board of director's recommendations.

        In making the determinations and recommendation set forth above, the members of the board of directors considered the following material positive factors:

  •
  the board's view that there had been an exhaustive solicitation of third party bids and each bidder had been provided with several opportunities to increase or otherwise improve its bid. The board concluded that the final proposal made by Leonard Green & Partners was the best offer received taking into account both price and certainty of closure. See the section entitled "—Background of the Merger" for additional information regarding the negotiations;

  •
  our board of directors' knowledge of our business, assets, financial condition and results of operations, our competitive position, the nature of our business and the industry in which we compete, supported its view that the certainty of the $6.57 cash consideration to be received by our stockholders in the merger was preferable to continuing to own shares of our common stock, particularly in light of the fact that the Company's stock had not traded at or above this amount for more than four years, and its view that given the uncertain economic climate and the Company's historical trading price, there was no reason to believe that it would do so in the reasonably foreseeable future;

  •
  the terms of the merger agreement, including the ability of the board of directors, in the exercise of its fiduciary duties, to consider competing proposals. The board of directors considered that the merger agreement permits it, following consultation with advisors and in the exercise of its fiduciary obligations under applicable law, to furnish information to and participate in negotiations with persons making bona fide unsolicited offers and permits the board to terminate the merger agreement and accept a financially superior proposal under specified conditions, subject to payment to VBR Holding Corporation of a termination fee of $3.5 million and reimbursement of VBR Holding Corporation's reasonable, documented out-of-pocket expenses and fees, including reasonable attorneys fees, not to exceed $1.75 million. See the sections entitled "The Merger—The Merger Agreement—Our Ability to Accept a Superior Proposal" and "The Merger—The Merger Agreement—Termination Fees and Expenses" for additional information regarding the ability of our board of directors to consider competing proposals;

  •
  the voting agreements terminate automatically upon termination of the merger agreement, thereby enabling us to accept a superior offer under certain circumstances;

  •
  the relationship between the $6.57 price per share to be paid in the merger and the recent market prices of our common stock. The $6.57 price per share to be paid in the merger represents a 39.8% premium to the closing price of our common stock on April 21, 2003 (the day the merger agreement was signed and the day before the public announcement of the potential merger), a 43.8% premium over the average closing price of our common stock for the last twenty trading days prior to the public announcement of the potential merger, and a 174% premium over the 52-week low trading price of $2.40;

  •
  the likelihood that the merger will be consummated. In particular, the board of directors considered the fact that the merger agreement does not include any financing condition or contingency. The board concluded, particularly in light of the reputation of Leonard Green & Partners, its fund size and back-up financing commitments, that VB Merger Corporation and

    VBR Holding Corporation have the financial ability to complete the merger, and the other transactions contemplated in the merger agreement;

  •
  the financial presentation of Rothschild, including its opinion dated April 21, 2003 to the board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the $6.57 consideration to be received by the holders of Varsity common stock (other than the VB Merger Corporation, VBR Holding Corporation, the members of management acquiring shares or options to acquire shares of VBR Holding Corporation, and their respective affiliates), as more fully described below under "—Opinion of Rothschild Inc." The board of directors found reasonable and adopted Rothschild's opinion and related analyses;

  •
  the fact that the merger consideration is all cash, which provides certainty of value to our stockholders; and

  •
  the fact that appraisal rights will be available under Delaware law with respect to the merger. See the section entitled "The Merger—Appraisal Rights" for information on how to exercise your appraisal rights.

        Our board of directors also considered potentially negative factors in its deliberations concerning the merger, including:

  •
  we will no longer exist as an independent company and our stockholders will no longer participate in our growth;

  •
  under the terms of the merger agreement, we are unable to solicit other acquisition proposals;

  •
  we would be required to pay VBR Holding Corporation a termination fee and expenses if the merger agreement is terminated under some circumstances, including if we terminate the merger agreement to accept a superior proposal, and that our obligation to pay the termination fee might discourage competing acquisition proposals. See the sections entitled "The Merger—The Merger Agreement—Our Ability to Accept a Superior Proposal" and "The Merger—The Merger Agreement—Termination Fees and Expenses";

  •
  gains from an all-cash transaction would generally be taxable to our stockholders for U.S. federal income tax purposes;

  •
  while we expect to complete the merger, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied and, as a result, it is possible that the merger may not be completed even if approved by our stockholders (see "The Merger—The Merger Agreement—Conditions to the Completion of the Merger");

  •
  the fact that certain conditions to VBR Holding Corporation's and VB Merger Corporation's obligations to complete the merger are beyond our control, including the condition that we successfully complete a tender offer for a majority in principal amount of our Senior Notes and the condition that holders of no more than 15% of our outstanding shares validly exercise their appraisal rights (see "The Merger—The Merger Agreement—Conditions to the Completion of the Merger"); and

  •
  the possibility of disruption to the operations of Varsity following announcement of the merger, and the resulting effect on Varsity if the merger does not close.

        Our board of directors concluded, however, that these negative factors could be managed or mitigated by Varsity or were unlikely to have a material impact on the merger, and that, overall, the potentially negative factors associated with the merger were outweighed by the potential benefits of the merger. For example, the board of directors believed that the merger could be completed on the proposed terms.

        Our board of directors was fully aware of and considered the possible conflicts of interest of the management investors. See the sections entitled "—Background of the Merger," and "—Interests of Our Directors and Executive Officers in the Merger" for a description of these possible conflicts of interest. Our board of directors considered in this regard that the exploratory committee recommended that we explore strategic alternatives to enhance stockholder value, including a potential sale transaction, with an understanding that these potential conflicts of interests were likely to occur and that the composition of the board of directors, consisting of a majority of members with no interest in the completion of a sale transaction that is different from the interests of our unaffiliated stockholders generally, permitted it to represent effectively the interests of those unaffiliated stockholders.

        While our board of directors did not independently consider the going concern value of Varsity, it considered and adopted the discounted cash flow analysis performed by Rothschild. With respect to liquidation value, the board of directors considered that, as a member of the school spirit industry, with significant value in its employees and goodwill, liquidation value would likely be significantly lower than the valuation of Varsity as a going concern and, as such, would not provide a useful comparison for assessing the fairness of the $6.57 per share consideration. In addition, the board of directors considered that book value ($3.11 per share as of June 30, 2003), which is based on the historical cost value of Varsity's assets (but does not take into account any shares of common stock issuable upon the exercise of options of the conversion of Varsity's convertible debt), also would not provide a fair value for the business as compared to current period measurements of Varsity's operational performance, such as EBITDA and earnings per share. Since none of Green Equity Investors, GEI Capital, VBR Holding Corporation, VB Merger Corporation, Jeff Webb or John Nichols had purchased shares of our common stock in the last two years, the board was not able to compare the merger consideration with a related range of purchase prices.

        The above discussion of the material factors considered by our board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the board of directors. The board collectively reached its conclusion to approve the merger agreement and the merger in light of the various factors described above and other factors that each member of the board of directors (other than Jeff Webb, who abstained from the vote) believed were appropriate. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors found it impracticable, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered or determine that any factor was of particular importance in reaching its determination that the merger agreement and the transactions contemplated thereby are fair to, and in the best interests of, our unaffiliated stockholders. Rather, our board of directors viewed its recommendations as being based upon its judgment, in light of the totality of the information presented and considered, of the overall effect of the merger on our unaffiliated stockholders compared to any alternative transaction or remaining an independent company. In considering the factors discussed above, individual directors may have given different weights to different factors. Our board of directors did not analyze the fairness of the $6.57 per share consideration in isolation from the other considerations referred to above. Our board of directors did not attempt to distinguish between factors that support a determination that the merger is "fair" and factors that support a determination that the merger is in the "best interests" of our unaffiliated stockholders.

        The board of directors believes that the merger is advisable and is fair to, and in the best interests of Varsity's unaffiliated stockholders. By a unanimous vote of all directors voting on the matter, the board of directors recommends that you vote "FOR" the approval and adoption of the merger agreement.

Our Position as to the Procedural Fairness of the Merger

        Our board of directors also determined that the merger is procedurally fair, because, among other things:

  •
  the manner in which the transaction process was conducted including, but not limited to:

  •
  an exploratory committee, chaired by Mr. Kornstein and comprised entirely of directors with no interest in a potential sale of the Company different than those of the unaffiliated stockholders generally, recommended that we explore strategic alternatives to enhance stockholder value, including a potential sale transaction;

  •
  a majority of the members of our board of directors are independent and have no interest in a sale of the Company different than those of the unaffiliated stockholders generally and Jeff Webb, our chief executive officer and president, abstained from the vote on the merger;

  •
  one of the independent directors, Mr. Kornstein, the former chairman of the exploratory committee, was designated lead director and delegated with the authority to work with our financial and legal advisors in exploring a potential change in control transaction and negotiating a definitive merger agreement;

  •
  the terms of the merger agreement were determined through extensive arms-length negotiations between Mr. Kornstein, and our legal and financial advisors, on the one hand, and Leonard Green & Partners, and its advisors, on the other;

  •
  the exploratory committee undertook a process, with the assistance of its professional advisors, in which 19 potential purchasers were included, eight of which submitted indications of interest and four of which remained after three rounds of bidding, with all four notifying us that their third-round bid would be their final bid and highest offer;

  •
  the affirmative vote of a majority of the outstanding Varsity shares entitled to vote thereon is required under Delaware law to approve and adopt the merger agreement; and

  •
  holders of Varsity common stock who do not vote in favor of the merger will have the right to demand judicial appraisal of their shares if they take the actions necessary to perfect their rights.

        In light of the foregoing factors, our board of directors determined that the merger is procedurally fair despite the fact that the terms of the merger agreement do not require the approval of at least a majority of our unaffiliated stockholders and that the board of directors did not retain an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for purposes of negotiating the terms of the merger agreement.

        The members of the board of directors evaluated the merger in light of their knowledge of the business, financial condition and prospects of Varsity, and with the assistance of legal and financial advisors. In view of the variety of factors that the board of directors considered in connection with their evaluation of the merger, the board of directors did not quantify, rank or otherwise assign relative weights to any of the foregoing factors.

Opinion of Rothschild Inc.

        Varsity retained, on behalf of the exploratory committee, Rothschild to act as exclusive financial advisor in connection with the proposed merger. The exploratory committee selected Rothschild based on its reputation and experience. As part of its investment banking business, Rothschild regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, private placements and other purposes.

        In connection with this engagement, the board of directors requested that Rothschild evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of our common stock (other than VBR Holding Corporation, VB Merger Corporation, the members of management acquiring shares or options to acquire shares of VBR Holding Corporation, and their respective affiliates). On April 21, 2003, at a meeting of the board of directors held to evaluate the proposed merger, Rothschild delivered to the board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to the holders of Varsity common stock (other than VBR Holding Corporation, VB Merger Corporation, the members of management acquiring shares or options to acquire shares of VBR Holding Corporation, and their respective affiliates).

        The type and amount of consideration payable in the merger was determined through negotiation between Varsity and Leonard Green & Partners and the decision to approve the merger and related transactions was solely that of Varsity and its board of directors. Except as otherwise described below, no other instructions or limitations were imposed by the board of directors on Rothschild with respect to the investigations made or procedures followed by Rothschild in rendering its opinion.

        The full text of Rothschild's written opinion dated April 21, 2003, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. We encourage you to read this opinion in its entirety. Rothschild's opinion was provided for the information of the board of directors in connection with its evaluation of the merger, is limited to the fairness, from a financial point of view, of the merger consideration and does not address any other aspect of the merger or any related transaction, including arrangements with Varsity's management. Rothschild's opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger or any related transactions. Rothschild's opinion does not address the relative merits of the merger and alternative business strategies that might exist for Varsity, nor does it address any other transaction which Varsity has considered or may consider or the decision of Varsity or the board of directors to proceed with the merger and related transactions.

        In arriving at its opinion, Rothschild:

  •
  reviewed the merger agreement and related documents;

  •
  discussed the proposed merger with Varsity's management, board of directors, advisors and other representatives;

  •
  reviewed publicly available business and financial information relating to Varsity;

  •
  reviewed audited and unaudited financial statements and other financial and operating data of Varsity;

  •
  reviewed financial forecasts relating to Varsity as well as sensitivities regarding the future financial performance of Varsity provided to or discussed with Rothschild by Varsity's management;

  •
  held discussions with Varsity's management regarding the past and current operations and financial condition and prospects of Varsity;

  •
  compared the financial performance of Varsity with those of publicly traded companies which Rothschild deemed to be generally relevant in evaluating Varsity;

  •
  reviewed, to the extent publicly available, the financial terms of public transactions which Rothschild deemed to be generally relevant in evaluating the merger;

  •
  reviewed, to the extent publicly available, information relating to premiums paid in public transactions with transaction values which Rothschild deemed to be generally relevant in evaluating the merger;

  •
  reviewed the estimated present value of the unlevered, after-tax free cash flows of Varsity for the fiscal years ending December 31, 2003 through December 31, 2007 based on financial forecasts and related sensitivities provided to or discussed with Rothschild by Varsity's management;

  •
  at the direction of the board of directors and the exploratory committee, contacted selected third parties to solicit indicative bids for Varsity; and

  •
  considered other factors and information as Rothschild deemed appropriate in arriving at its opinion.

        In rendering its opinion, Rothschild did not assume any obligation independently to verify any information utilized, reviewed or considered by Rothschild in formulating its opinion and relied on such information being accurate and complete in all material respects. With respect to financial forecasts and other information and operating data for Varsity and related sensitivities regarding the future financial performance of Varsity provided to or otherwise discussed with Rothschild by Varsity's management, Rothschild was advised, and assumed, that these forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Varsity's management as to the future financial performance of Varsity and the potential impact on these forecasts of sensitivities which may affect the financial performance of Varsity. Rothschild also assumed, at Varsity's direction, that there had not occurred any material change in the assets, financial condition, results of operations, business or prospects of Varsity since the dates on which the most recent financial statements or other financial and business information relating to Varsity were made available to Rothschild. Rothschild further assumed, with Varsity's consent, that the merger and related transactions would be consummated in all material respects in accordance with the terms and conditions described in the merger agreement and related documents without any waiver or modification and that all governmental, regulatory and other consents and approvals necessary for the consummation of the merger and related transactions would be obtained without any adverse effect on Varsity or the merger. Rothschild did not assume responsibility for making any independent evaluation, appraisal or physical inspection of any of the assets or liabilities, contingent or otherwise, of Varsity. Rothschild's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Rothschild as of the date of its opinion. Accordingly, although subsequent developments may affect Rothschild's opinion, Rothschild has not assumed any obligation to update, revise or reaffirm its opinion.

        In preparing its opinion, Rothschild performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a comprehensive description of all analyses and factors considered by Rothschild. The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Rothschild believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        Rothschild employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion reached by Rothschild. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Rothschild is based on all analyses and factors taken as a whole and also on application of Rothschild's experience and judgment, which conclusion may involve significant elements of subjective judgment and qualitative analysis. Rothschild therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analyses it performed. In its analyses, Rothschild considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Varsity. No company, transaction or business used in those analyses as a comparison is identical to Varsity or the proposed merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

        The estimates contained in Rothschild's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Rothschild's analyses and estimates are inherently subject to substantial uncertainty.

        Rothschild's opinion and analyses were only one of many factors considered by the board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Varsity's board of directors or management with respect to the proposed merger or the merger consideration.

        A copy of Rothschild's written presentation to the board of directors has been filed as an exhibit to the Rule 13e-3 Transaction Statement on Schedule 13E-3 filed by Varsity with the Securities and Exchange Commission and also will be available for inspection and copying at Varsity's principal executive offices during regular business hours by any interested stockholder of Varsity or any representative of such stockholder who has been so designated in writing and also may be inspected and copied at the office of, and obtained by mail from, the Securities and Exchange Commission.

        The following is a summary of the material financial analyses, each of which is a standard valuation methodology customarily undertaken in transactions of this type, performed by Rothschild in connection with the rendering of its opinion dated April 21, 2003 to the board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand Rothschild's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Rothschild's financial analyses.

  Market Price Analysis

        Rothschild performed a market price analysis in order to compare historical trading prices of Varsity common stock with the merger consideration provided for in the merger agreement. In this analysis, Rothschild reviewed historical trading prices for Varsity common stock from April 17, 2002 through April 17, 2003 (the last trading day prior to Varsity's board of directors' meeting held to evaluate the proposed merger). This analysis reflected the following low and high trading prices for Varsity common stock during such period, as compared to the per share merger consideration:

Low and High Trading Prices of Varsity Common Stock from April 17, 2002 to April 17, 2003	Per Share Merger Consideration
$2.40 -$5.00	$6.57

  Selected Public Companies Analysis

        Rothschild performed a selected public companies analysis in order to derive an implied per share equity reference range for Varsity from the market value and trading multiples of other publicly traded companies and then compared this implied per share equity reference range with the merger consideration provided for in the merger agreement. Given the mix of Varsity's business operations and the limited number of publicly traded companies with business operations directly comparable to those of Varsity, Rothschild analyzed the market values and trading multiples of Varsity and selected publicly traded companies with lines of business, or operating and financial characteristics, generally similar to those of Varsity. Using publicly available information, Rothschild analyzed the market values and trading multiples of Varsity and the following six publicly traded companies in the sports apparel and athletic footwear businesses, referred to below as the "Apparel/Footwear Companies," and the following two publicly traded companies in the teen/sporting goods retail businesses, referred to below as the "Teen/Sporting Goods Retail Companies:"

Apparel/Footwear Companies	Teen/Sporting Goods Retail Companies
• Ashworth, Inc.	• Alloy, Inc.
• NIKE, Inc.	• Foot Locker, Inc.
• Reebok International Ltd.
• Russell Corporation
• Vans, Inc.
• V.F. Corporation

        All multiples were based on closing stock prices on April 17, 2003. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for Varsity were based on internal estimates of Varsity's management. Rothschild reviewed enterprise values of the selected companies as multiples of, among other things, calendar year 2002 and estimated calendar year 2003 revenue, earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, and earnings before interest and taxes, commonly referred to as EBIT. Rothschild calculated enterprise values as equity value, plus total debt and minority interest, less cash. Rothschild also reviewed equity values of the selected companies as a multiple of, among other things, calendar year 2002 and estimated calendar year 2003 net income. After taking into account, among other things, the selected companies' market capitalization, brand recognition attributable to its name and products, and lines of businesses in which it operated, Rothschild then applied ranges of selected multiples derived from the selected companies of calendar year 2002 EBITDA and calendar year 2003 estimated EBITDA of 4.5x to 7.0x and 4.0x to 6.0x, respectively, calendar year 2002 EBIT and calendar year 2003 estimated EBIT of 6.5x to 9.5x and 5.5x to 7.5x, respectively, and calendar year 2002 net income and calendar year 2003 estimated net income of 10.5x to 14.5x and 9.0x to 12.5x, respectively, to corresponding financial data of Varsity. Based on the average of the low and the average of the high implied equity reference ranges derived from these multiples, this analysis indicated the following approximate implied per share equity reference range for Varsity, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for Varsity	Per Share Merger Consideration
$4.15 - $7.25	$6.57

  Selected Precedent Transactions Analysis

        Rothschild performed a selected precedent transactions analysis in order to derive an implied per share equity reference range for Varsity from transaction value multiples in merger and acquisition transactions involving other publicly traded companies and then compared this implied per share equity reference range with the merger consideration provided for in the merger agreement. Given the mix of Varsity's business operations and the limited number of precedent transactions involving companies in the school spirit industry, using publicly available information Rothschild analyzed the transaction value multiples paid or proposed to be paid in the following five selected transactions involving companies with business operations which generally reflected similar characteristics to those of Varsity's business operations:

Acquiror	Target
• Gart Sports Company	• The Sports Authority, Inc.
• K2 Inc.	• Rawlings Sporting Goods Company, Inc.
• Gart Sports Company	• Oshman's Sporting Goods, Inc.
• Investcorp	• Jostens, Inc.
• The Warnaco Group, Inc.	• Authentic Fitness Corporation

        Rothschild compared transaction values in the selected transactions as multiples of latest 12 months revenue, EBITDA and EBIT. Rothschild then applied ranges of selected multiples (other than a high outlier) derived from the selected transactions of latest 12 months EBITDA and EBIT of 5.0x to 8.0x and 8.0x to 12.0x, respectively, to Varsity's calendar year 2002 EBITDA and EBIT. Based on the average of the low and the average of the high implied equity reference ranges derived from these multiples, this analysis indicated the following approximate implied per share equity reference range for Varsity, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for Varsity	Per Share Merger Consideration
$5.25 - $10.00	$6.57

  Discounted Cash Flow Analysis

        Rothschild performed a discounted cash flow analysis of Varsity in order to derive an implied per share equity reference range for Varsity if it were to remain an independent public company and then compared this implied per share equity reference range with the merger consideration provided for in the merger agreement. In this analysis, Rothschild calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Varsity could generate over fiscal years 2003 through 2007 utilizing financial forecasts provided to Rothschild by Varsity's management. For purposes of this analysis, Rothschild utilized an average compounded annual revenue growth rate for Varsity's uniforms and accessories and camps and events divisions during the five-year period analyzed of 7.4% based on internal estimates of Varsity's management. These forecasts also were sensitized, based on discussions with Varsity's management, by applying compounded annual revenue growth rates for Varsity's uniforms and accessories and camps and events divisions over such five-year period of 4.5% to 6.5% to reflect the potential for lower revenue growth in Varsity's business divisions as a result of various economic, market and other conditions existing at the time Rothschild rendered its opinion, which Varsity's management indicated may affect the future financial performance of Varsity notwithstanding management's expectations as to Varsity's financial results for the first quarter of 2003. These conditions included, among other things, a continuing downturn in the U.S. economy and increased uncertainty in economic and market conditions given the then imminent war with Iraq. Rothschild then calculated a range of estimated terminal values for Varsity by applying to Varsity's calendar year 2007 estimated EBITDA terminal EBITDA multiples ranging from 4.5x to 5.5x. In selecting this terminal EBITDA multiples range, Rothschild considered the trading multiples of the Apparel/Footwear Companies and Teen/Sporting Goods Retail Companies referred to above under "Selected Public Companies Analysis" (other than Nike, Inc. given its larger market capitalization relative to the other selected companies). The present value of the cash flows and terminal values were calculated using discount rates ranging from 11.0% to 13.0%, based generally on the weighted average cost of capital for the Apparel/Footwear Companies and Teen/Sporting Goods Retail Companies referred to above under "Selected Public Companies Analysis" (other than Vans, Inc. given its higher cost of capital relative to the other selected companies). Utilizing the midpoint of the terminal EBITDA multiple and discount rate ranges, this analysis indicated the following approximate implied per share equity reference range for Varsity (the low end of which was derived from internal estimates of Varsity's management assuming a compounded annual revenue growth rate of 4.5% and the high end of which was derived from internal estimates of Varsity's management assuming an average compounded annual revenue growth rate of 7.4%), as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for Varsity	Per Share Merger Consideration
$4.75 - $8.85	$6.57

  Selected Premiums Paid Analysis

        Rothschild performed a selected premiums paid analysis in order to derive an implied per share equity reference range for Varsity from premiums implied in selected public merger and acquisition transactions and then compared this implied per share equity reference range with the merger consideration provided for in the merger agreement. In this analysis, Rothschild reviewed the premiums paid in 107 selected public transactions and 45 selected public cash transactions completed between January 1, 2000 and April 17, 2003 with transaction values between $100 million and $200 million, excluding transactions involving technology and telecom companies and financial institutions. Rothschild reviewed the purchase prices paid in the selected transactions relative to the target company's average closing stock prices one week and four weeks prior to public announcement of the transaction. Rothschild then applied the premiums implied by the purchase prices paid in the selected transactions over these specified periods to the closing prices of Varsity common stock one week and four weeks prior to April 17, 2003 in order to derive an implied equity reference range for Varsity. This analysis indicated the following approximate implied per share equity reference range for Varsity, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for Varsity	Per Share Merger Consideration
$5.80 - $6.60	$6.57

  Other Factors

        In rendering its opinion, Rothschild also reviewed and considered other factors, including the historical trading prices for Varsity common stock from June 1, 2001 (the month in which Varsity completed the sale of its Riddell Group Division) through April 17, 2003 and the premiums implied in the merger based on the merger consideration, the closing price of Varsity common stock on April 17, 2003 and the average closing prices of Varsity common stock over the three-month, six-month and one-year periods prior to April 17, 2003.

  Miscellaneous

        Under the terms of its engagement, Varsity has agreed to pay Rothschild for its financial advisory services a transaction fee based on a percentage of the total consideration, including outstanding indebtedness assumed, payable in the merger. The aggregate fee payable to Rothschild currently is estimated to be approximately $1.4 million, $700,000 of which is contingent upon completion of the merger. Varsity also has agreed to reimburse Rothschild for reasonable expenses incurred by Rothschild in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Rothschild and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement. The terms of Rothschild's fee arrangements were negotiated at arm's length between the exploratory committee and Rothschild, and the board of directors was aware of such fee arrangements. In the ordinary course of business, Rothschild and its affiliates may actively trade or hold the securities of Varsity and affiliates of Green Equity Investors for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities.

Our Projections

        We do not as a matter of policy make public forecasts or projections of future performance or earnings. However, in connection with exploring our strategic alternatives to enhance stockholder value, we prepared projections of our anticipated future operating performance for the five fiscal years ended

December 31, 2003 through December 31, 2007. These projections were provided to Rothschild, and each of the eleven potential purchasers who entered into confidentiality agreements with us, as described in "—Background of the Merger." The projections were not prepared with a view towards public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information or generally accepted accounting principles. Our certified public accountants have not examined or compiled any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assume no responsibility for them. They are included below to give our stockholders access to information that was not publicly available and that we provided to Leonard Green & Partners.

        The projections are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared by us in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by our management with respect to, among other things, industry performance, general economic, market, interest rate and financial conditions, operating and other revenues and expenses, capital expenditures and working capital and other matters. None of the assumptions may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may materially differ. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger and related financing, which may also cause actual results to materially differ.

        For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the projections in this proxy statement should not be regarded as an indication that the projections will be an accurate prediction of future events, and they should not be relied on as such. No one has made, or makes, any representation to any stockholder regarding the information contained in the projections and, except as required by applicable securities laws, we do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

Varsity Spirit Corporation
Financial Projections Summary
2003 - 2007

	2003	2004	2005	2006	2007
	($ in thousands) Rounded
Total Revenues	170,549	183,789	199,032	216,761	234,048
Gross Profit	71,058	77,109	84,266	92,678	100,216
EBITDA	22,446	25,766	29,438	34,056	37,612
Pre-Tax Income	12,998	16,078	19,750	24,368	31,174
Net Income	9,629	9,807	12,048	14,864	19,016

        The projections that we provided Leonard Green & Partners set forth above are based on, among other things, the assumption that we will become a private company during 2003 and remain private through 2007. Consequently, these projections do not take into account certain public company expenses including, but not limited to, legal, accounting and audit fees and assume we will achieve savings as a result of the retirement of our public notes. The EBITDA, pre-tax income and net income projections, which our management provided to Rothschild in connection with its opinion, assumed that we would continue as a public company. Therefore, those projections reflect lower estimates with respect to EBITDA, pre-tax income and net income. In addition to the above total revenues and gross profit projections, set forth below are the EBITDA, pre-tax income and net income projections our management provided to Rothschild:

	2003	2004	2005	2006	2007
	($ in thousands)
	Rounded
EBITDA	21,610	24,376	27,968	32,500	35,966
Pre-Tax Income	11,546	14,647	18,239	22,771	29,487
Net Income	7,043	8,934	11,126	13,890	17,987

The Position of Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation as to the Fairness of the Merger

        Under a potential interpretation of the rules governing "going private" transactions, Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation may be deemed affiliates of Varsity and required to express their beliefs as to the fairness of the merger to our unaffiliated stockholders. Each of Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation believes that the merger is fair to Varsity's unaffiliated stockholders on the basis of the factors described below.

        Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation did not participate in the deliberations of the Varsity board of directors regarding, or receive advice from Varsity's legal or financial advisors as to, the fairness of the merger to Varsity's unaffiliated stockholders. However, based upon their own knowledge and analysis of available information regarding Varsity, as well as discussions with members of Varsity's senior management regarding the factors considered by, and findings of, the Varsity board of directors discussed in this proxy statement in the section entitled "—Recommendation of Our Board of Directors; Fairness of the Merger," they believe that the merger is substantively fair to Varsity's unaffiliated stockholders. In particular, they considered the following:

  •
  Varsity's board of directors, which includes a majority of members with no interest in the completion of the merger different from the interests of Varsity's unaffiliated stockholders generally, concluded that the merger is fair to, and in the best interests of, Varsity's unaffiliated stockholders.

  •
  Varsity's board of directors received an opinion from Rothschild as to the fairness, from a financial point of view and as of the date of the opinion, of the $6.57 per share merger consideration to be received by the holders of Varsity common stock (other than VBR Holding Corporation, VB Merger Corporation, the members of management acquiring shares or options to acquire shares of VBR Holding Corporation, and their respective affiliates).

  •
  The merger consideration represents a premium to the historical market prices for Varsity common stock. In particular, the merger consideration of $6.57 per share represents a 39.8% premium to the closing price of Varsity's common stock on April 21, 2003 (the day the merger agreement was executed and the last trading day prior to the public announcement of the merger agreement), a 43.8% premium over the average closing price of Varsity's common stock for the last twenty days prior to the day the merger agreement was executed and the last trading prior to the public announcement of the merger agreement, and a 174% premium over the 52-week low trading price of Varsity's common stock of $2.40.

  •
  The merger will provide consideration to Varsity's stockholders entirely in cash.

  •
  The price to be paid in the merger compared with the range of prices proposed in other offers received by Varsity in connection with the solicitation process conducted by Varsity's board of directors and described above under "—Background of the Merger" combined with the fact that the proposal by Leonard Green & Partners, unlike those of the other potential purchasers in the solicitation process, did not contain a financing condition.

        Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation believe that the merger is procedurally fair to the unaffiliated stockholders of Varsity is based upon the following factors:

  •
  Varsity's exploratory committee, comprised of four non-employee, independent directors appointed to represent the interests of Varsity's unaffiliated stockholders recommended that the board of directors explore strategic alternatives to enhance stockholder value, including a potential sale transaction;

  •
  Varsity's board of directors consists of a majority of directors with no direct or indirect interest in the completion of the merger, other than the interests shared by all of Varsity's stockholders generally;

  •
  one of Varsity's independent directors was designated lead director and delegated with the authority to work with Varsity's legal and financial advisors in exploring a potential change in control transaction and negotiating the merger agreement;

  •
  the $6.57 per share cash consideration and the other terms and conditions of the merger agreement resulted from active and extensive arms-length negotiations between Leonard Green & Partners, on the one hand, and the independent lead director and Varsity's legal and financial advisors, on the other;

  •
  the merger was unanimously approved by all members of Varsity's board of directors voting on the matter with Jeff Webb abstaining from the vote on the merger agreement; and

  •
  holders of Varsity common stock who do not vote in favor of the merger will have the right to demand a judicial appraisal of their shares if they take the actions necessary to perfect their rights.

        Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation believe that the merger is procedurally fair despite the fact that the terms of the merger agreement do not require the approval of at least a majority of the unaffiliated Varsity stockholders and that the board of directors did not retain an unaffiliated representative to act solely on behalf of the unaffiliated Varsity stockholders for purposes of negotiating the terms of the merger agreement.

        Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation did not consider net book value in determining the fairness of the merger to the unaffiliated stockholders because they believe that net book value, which is an accounting concept, does not reflect the value of the Varsity common stock. Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation did not consider liquidation value in determining the fairness of the merger to the unaffiliated stockholders because Varsity will continue to operate its businesses following completion of the merger. Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation did not consider the going concern value of Varsity in determining the fairness of the merger because, following the merger, Varsity will have a significantly different capital structure, which will result in different opportunities and risks for the business as a highly-leveraged private company.

        Since none of Green Equity Investors, GEI Capital, VBR Holding Corporation, VB Merger Corporation, Jeff Webb or John Nichols has purchased shares of Varsity common stock in the last two years, Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation did not have any purchase prices for shares of Varsity common stock with which to compare the merger consideration. Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation did not rely on any report, opinion or appraisal from an outside party in determining the fairness of the merger to Varsity's unaffiliated stockholders.

        Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation believe that these factors provide a reasonable basis for their belief that the merger is fair to Varsity's unaffiliated stockholders. This belief should not, however, be construed as a recommendation to any Varsity stockholder to adopt the merger agreement. Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation do not make any recommendation as to how stockholders of Varsity should vote their shares. Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation have not undertaken any formal evaluation of the fairness of the merger to Varsity's unaffiliated stockholders, nor have they assigned specific relative weights to the factors considered by them.

The Position of the Management Investors as to the Fairness of the Merger

        Each of the management investors has considered the factors considered by, and findings of the board of directors, with respect to the fairness of the merger to the unaffiliated stockholders of Varsity and believes that the merger is substantively fair to Varsity's unaffiliated stockholders on the basis of the factors described below.

  •
  Varsity's board of directors, which includes a majority of members with no interest in the completion of the merger different from the interests of Varsity's unaffiliated stockholders generally, concluded that the merger is fair to, and in the best interests of, Varsity's unaffiliated stockholders. The management investors have expressly adopted the conclusion of Varsity's board of directors.

  •
  Varsity's board of directors considered other analyses and factors in reaching its conclusion that the merger was substantively fair, which are described in detail in the section entitled "—Recommendation of Our Board of Directors; Fairness of the Merger." The management investors have expressly adopted the analyses of Varsity's board of directors.

  •
  Varsity's board of directors received an opinion from Rothschild as to the fairness, from a financial point of view and as of the date of the opinion, of the $6.57 per share merger consideration to be received by the holders of Varsity common stock (other than VBR Holding Corporation, VB Merger Corporation, the members of management acquiring shares or options to acquire shares of VBR Holding Corporation, and their respective affiliates).

  •
  The merger consideration represents a premium to the historical market prices for Varsity common stock. In particular, the merger consideration of $6.57 per share merger consideration represents a 39.8% premium to the closing price of Varsity's common stock on April 21, 2003 (the day the merger agreement was executed and the last trading day prior to the public announcement of the merger agreement), a 43.8% premium over the average closing price of Varsity's common stock for the last twenty days prior to the day the merger agreement was executed and the last trading prior to the public announcement of the merger agreement and a 174% premium over the 52-week low trading price of Varsity's common stock of $2.40.

  •
  The merger will provide consideration to Varsity's stockholders entirely in cash.

  •
  The price to be paid in the merger compared with the range of prices proposed in other offers received by Varsity in connection with the solicitation process conducted by Varsity's board of directors and described above under "—Background of the Merger" combined with the fact that the proposal by Leonard Green & Partners, unlike those of the other potential purchasers in the solicitation process, did not contain a financing condition.

The management investors believe that the merger is procedurally fair to the unaffiliated stockholders of Varsity based upon the following factors:

  •
  Varsity's exploratory committee, comprised of four non-employee, independent directors appointed to represent the interests of Varsity's unaffiliated stockholders recommended that the board of directors pursue a sale of Varsity;

  •
  Varsity's board of directors consists of a majority of directors with no direct or indirect interest in the completion of the merger, other than the interests shared by all of Varsity's stockholders generally;

  •
  One of Varsity's independent directors was designated lead director and delegated with the authority to work with Varsity's professional advisors in exploring a potential change in control transaction and negotiating the merger agreement;

  •
  The $6.57 per share cash consideration and the other terms and conditions of the merger agreement resulted from active and extensive negotiations between Green Equity Investors, on the one hand, and the independent lead director and Varsity's legal and financial advisors, on the other;

  •
  The merger was unanimously approved by all members of Varsity's board of directors voting on the matter with Jeff Webb abstaining from the vote on the merger agreement; and

  •
  Holders of Varsity common stock who do not vote in favor of the merger will have the right to demand a judicial appraisal of their shares if they take the actions necessary to perfect their rights.

        The management investors determined that the merger is procedurally fair despite the fact that the terms of the merger agreement do not require the approval of at least a majority of the unaffiliated Varsity stockholders and that the board of directors did not retain an unaffiliated representative to act solely on behalf of the unaffiliated Varsity stockholders for purposes of negotiating the terms of the merger agreement.

        While the management investors did not independently consider the going concern value of Varsity, they considered and adopted the discounted cash flow analysis performed by Rothschild. With respect to liquidation value, the management investors considered that, as a member of the school spirit industry, with significant value in its employees and goodwill, liquidation value would likely be significantly lower than the valuation of Varsity as a going concern and, as such, would not provide a useful comparison for assessing the fairness of the $6.57 per share consideration. In addition, the management investors considered that book value ($3.11 per share as of June 30, 2003), which is based on the historical cost value of Varsity's assets (but does not take into account any shares of common stock issuable upon the exercise of options at the conversion of Varsity's convertible debt), also would not provide a fair value for the business as compared to current period measurements of Varsity's operational performance, such as EBITDA and earnings per share. Since none of Green Equity Investors, GEI Capital, VBR Holding Corporation, VB Merger Corporation, Jeff Webb or John Nichols had purchased shares of Varsity's common stock in the last two years, the management investors were not able to compare the merger consideration with a related range of purchase prices.

        The management investors believe that these factors provide a reasonable basis for their belief that the merger is fair to Varsity's unaffiliated stockholders. This belief should not, however, be construed as a recommendation to any Varsity stockholder to adopt the merger agreement. The management investors do not make any recommendation as to how stockholders of Varsity should vote their shares. The management investors have not undertaken any formal evaluation of the fairness of the merger to

Varsity's unaffiliated stockholders, nor have they assigned specific relative weights to the factors considered by them. The management investors, other than Jeff Webb, in his capacity as a director of Varsity, have not received any report, opinion or appraisal from an outside party that is materially related to the merger.

Purpose and Reasons for the Merger; Structure of the Merger

  Varsity

        Our purpose for engaging in the merger is to enable our unaffiliated stockholders to receive $6.57 in cash per share, representing a substantial premium to the market price of our common stock prior to announcement of the merger agreement. As discussed above under "—Recommendation of Our Board of Directors; Fairness of the Merger," our board of directors concluded that the opportunity to achieve $6.57 per share in the merger at this time was a superior alternative to remaining a publicly traded company. We also believe that our common stock has been undervalued in the public market, despite the efforts of the board to implement various business initiatives over the years to improve our prospects. As a result of the relatively small size of our Company and the niche industry in which we operate, we believe that we have not been able to realize fully the benefits of public company status. At the same time, our public company status imposes a number of limitations on us and our management in conducting our operations. Accordingly, another of the purposes of the merger is to create greater operating flexibility, allowing management to concentrate on long-term growth. Similarly, management will no longer be required to continue to devote the significant time required to comply with our public reporting obligations. Furthermore, as a private company, we will not continue to incur significant audit, legal and other costs and fees associated with remaining a public company. We intend to use in our operations those funds that would otherwise be expended in complying with requirements applicable to public companies. We also determined to undertake the merger at this time based on the conclusions of the exploratory committee and the reasons of the board of directors described in detail above under "—Background of the Merger" and "—Recommendation of Our Board of Directors; Fairness of the Merger."

  Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation

        The purpose of Green Equity Investors, GEI Capital and their affiliates VBR Holding Corporation and VB Merger Corporation for engaging in the merger are to enable Green Equity Investors to make an investment in, and to obtain a controlling interest in, Varsity, and to enable existing Varsity stockholders (other than the management investors) to realize a premium on their shares of Varsity common stock. VBR Holding Corporation and VB Merger Corporation were formed for the purpose of engaging in the merger and the other transactions contemplated by the merger agreement. VBR Holding Corporation and VB Merger Corporation elected to proceed with the merger and the other transactions contemplated by the merger agreement for the same purposes that motivated Green Equity Investors. Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation undertook the transaction at this time because of the solicitation process initiated by Varsity described under "Special Factors—Background of the Merger."

  Management Investors

        The management investors' purpose for engaging in the merger is to retain an investment in Varsity as a private company. The management investors believe that as a private company Varsity will have greater operating flexibility to focus on enhancing value by emphasizing growth and operating cash flow without the constraint of the public market's emphasis on quarterly earnings. While the management investors believe that there will be significant opportunities associated with their continued

ownership, there are also substantial risks that these opportunities may not be realized. These risks include, among others, risks associated with holding equity of a privately held company as opposed to public companies. These risks include:

  •
  lack of liquidity in the investment,

  •
  risks associated with Varsity's increased debt level following the merger,

  •
  risks associated with the operations of the business, and

  •
  risk of loss of all or some of their investment.

  Structure of the Merger

        The transaction was structured as a merger because, in the opinion of each of Varsity, Green Equity Investors, GEI Capital, VBR Holding Corporation, VB Merger Corporation and the management investors, it was the most efficient structure to accomplish the transaction.

Effects of the Merger; Plans or Proposals After the Merger

        After the effective time of the merger, holders of Varsity common stock will cease to have ownership interests in Varsity or rights as stockholders and will therefore not have the opportunity to share in any of Varsity's future earnings and growth and similarly, will not bear the risk of any losses generated by Varsity's operations and any decrease in its value after the merger. As a result of the merger, VBR Holding Corporation will own all of the surviving corporation's outstanding common stock and will be the sole beneficiary of Varsity's future earnings and growth, if any. Similarly, VBR Holding Corporation will also bear the risk of any losses generated by the surviving corporation's operations and any decrease in value after the merger. All of the securities of VBR Holding Corporation will be owned by Green Equity Investors, the management investors and the purchasers of senior subordinated notes expected to be issued by the surviving corporation as described under "The Merger—Financing of the Merger" below.

        Following the merger, our common stock will no longer be traded on the American Stock Exchange. In addition, the registration of our common stock under the Securities Exchange Act of 1934 will be terminated under section 12(g)(4) of the Exchange Act. Due to this termination, certain provisions of Section 16(b) of the Exchange Act, and requirements that we furnish a proxy or information statement in connection with stockholders' meetings will no longer apply to Varsity. After the effective time of the merger, there will be no publicly traded Varsity common stock outstanding and Varsity will no longer be required to file periodic reports under Section 15(d) of the Exchange Act with the Securities and Exchange Commission.

        From and after the effective time of the merger, all of Varsity's current officers, other than Mr. Nederlander and Mr. Toboroff, will remain the officers of the surviving corporation, and the directors of VBR Holding Corporation will be the directors of the surviving corporation, until, in each case, their successors are duly elected or appointed and qualified. From and after the effective time, Varsity's certificate of incorporation will be as set forth in Exhibit F to the merger agreement, and Varsity's by-laws will be the by-laws of the surviving corporation, each until amended afterwards.

        Green Equity Investors, VBR Holding Corporation, VB Merger Corporation and the management investors expect that following completion of the merger, Varsity's operations will be conducted substantially as they are currently being conducted. Green Equity Investors, VBR Holding Corporation, VB Merger Corporation and the management investors have informed Varsity that they have no current plans or proposals or negotiations which relate to or would result in an extraordinary corporate transaction involving Varsity's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets except as described in this proxy statement. Nevertheless, Green Equity Investors, VBR Holding Corporation and the management investors may initiate from time to time reviews of Varsity and its assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable following the merger. They expressly reserve the right to make any changes that they deem necessary or appropriate in light of their review or in light of future developments. Green Equity Investors is continuously engaged in the process of identifying, receiving and reviewing potential investment opportunities in companies for itself and on behalf of companies in which it has an ownership interest. In that regard, Green Equity Investors and VBR Holding Corporation have preliminarily explored and discussed with the management investors and, subsequent to the signing of the merger agreement, with third parties, potential investment, acquisition and other opportunities involving companies in the same and related lines of business as Varsity, including without limitation school spirit apparel and athletic camps, athletic apparel, athletic equipment and other products and services relating to the school spirit and sports industries and the markets served by those industries, and expect to do so in the future. However, Green Equity Investors, VBR Holding Corporation and the management investors are not presently engaged in any such exploration or discussion.

        Among the benefits of the merger to us is the elimination of the expenses related to our being a publicly-traded company and filing periodic reports under the Exchange Act. A benefit to Green Equity Investors, VBR Holding Corporation, VB Merger Corporation and the management investors is that our future earnings and growth will be solely for their benefit and not for the benefit of our current unaffiliated stockholders. Furthermore, as of December 31, 2002 Varsity had net operating loss carry forwards of approximately $4.6 million. As a result of the merger, VBR Holding Corporation and VB Merger Corporation will be the beneficiaries of these net operating loss carry forwards. The detriments to us and Green Equity Investors, VBR Holding Corporation, VB Merger Corporation and the management investors are the lack of liquidity for our common stock following the merger; the payment of approximately $165 million to fund the merger and the payment of approximately $19 million in estimated fees and expenses. The anticipated tax consequences of the transaction to the management investors is discussed under "Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders." There will not be any tax consequences to Varsity as a result of the merger.

        The benefit to our unaffiliated stockholders is the right to receive $6.57 per share for their shares of our common stock. The detriments are that such stockholders will cease to participate in our future earnings and growth, if any, and that the receipt of the payment for their shares will be a taxable transaction for federal income tax purposes. See "Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders."

        The following table sets forth a pro forma analysis of the number of shares and book value per share of each person participating in the going private transaction as compared to the unaffiliated stockholders.

VARSITY BRANDS, INC.
EFFECTS OF GOING PRIVATE TRANSACTION
(IN THOUSANDS, EXCEPT FOR PER SHARE,
NET BOOK VALUE AND NET EARNINGS DATA)
AS OF AND FOR THE PERIOD ENDED MARCH 31, 2003

	Old Common Stock	Adjustment	New Common Stock
GEI Capital IV
Green Equity Investors IV
VBR Holding Corp
VB Merger Corp
Shares of Common Stock	0	1,379,573	1,379,573
Net Book Value — Dollar	0	22,741,696	22,741,696
Net Book Value — Percentage	0.00%	90.46%	90.46%
Net Earnings — Dollar	0	(2,395,482)	(2,395,482)
Net Earnings — Percentage	0.00%	90.46%	90.46%
Jeffrey G. Webb
Shares of Common Stock	866,127	(751,972)	114,155
Net Book Value — Dollar	2,269,912	(388,114)	1,881,798
Net Book Value — Percentage	9.03%	(1.54%)	7.49%
Net Earnings — Dollar	(239,100)	40,882	(198,218)
Net Earnings — Percentage	9.03%	(1.54%)	7.49%
John M. Nichols*
Shares of Common Stock	0	8,441	8,441
Net Book Value — Dollar	0	139,146	139,146
Net Book Value — Percentage	0.00%	0.55%	0.55%
Net Earnings — Dollar	0	(14,657)	(14,657)
Net Earnings — Percentage	0.00%	0.55%	0.55%

Total Affiliated Security Holders
Shares of Common Stock	866,127	636,042	1,502,169
Net Book Value — Dollar	2,269,912	22,492,728	24,762,640
Net Book Value — Percentage	9.03%	89.47%	98.50%
Net Earnings — Dollar	(239,100)	(2,369,257)	(2,608,356)
Net Earnings — Percentage	9.03%	89.47%	98.50%
Unaffiliated Security Holders
Shares of Common Stock	8,726,123	(8,703,292)	22,831
Net Book Value — Dollar	22,869,088	(22,492,728)	376,360
Net Book Value — Percentage	90.97%	(89.47%)	1.50%
Net Earnings — Dollar	(2,408,900)	2,369,257	(39,644)
Net Earnings — Percentage	90.97%	(89.47%)	1.50%
*
The figures for John Nichols do not reflect any of the options of VBR Holding Corporation that he will acquire pursuant to his Contribution and Option Exchange Agreement with VBR Holding Corporation.

VARSITY BRANDS, INC.
EFFECTS OF GOING PRIVATE TRANSACTION
(IN THOUSANDS, EXCEPT FOR PER SHARE,
NET BOOK VALUE AND NET EARNINGS DATA)
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2002

	Old Common Stock	Adjustment	New Common Stock
GEI Capital IV
Green Equity Investors IV
VBR Holding Corp
VB Merger Corp
Shares of Common Stock	0	1,379,573	1,379,573
Net Book Value — Dollar	0	25,137,177	25,137,177
Net Book Value — Percentage	0.00%	90.46%	90.46%
Net Earnings — Dollar	0	8,980,342	8,980,342
Net Earnings — Percentage	0.00%	90.46%	90.46%
Jeffrey G. Webb
Shares of Common Stock	866,127	(751,972)	114,155
Net Book Value — Dollar	2,509,012	(428,996)	2,080,016
Net Book Value — Percentage	9.03%	(1.54%)	7.49%
Net Earnings — Dollar	896,353	(153,260)	743,093
Net Earnings — Percentage	9.03%	(1.54%)	7.49%
John M. Nichols*
Shares of Common Stock	0	8,441	8,441
Net Book Value — Dollar	0	153,803	153,803
Net Book Value — Percentage	0.00%	0.55%	0.55%
Net Earnings — Dollar	0	54,947	54,947
Net Earnings — Percentage	0.00%	0.55%	0.55%

Total Affiliated Security Holders
Shares of Common Stock	866,127	636,042	1,502,169
Net Book Value — Dollar	2,509,012	24,861,985	27,370,997
Net Book Value — Percentage	9.03%	89.47%	98.50%
Net Earnings — Dollar	896,353	8,882,028	9,778,381
Net Earnings — Percentage	9.03%	89.47%	98.50%
Unaffiliated Security Holders
Shares of Common Stock	8,726,123	(8,703,292)	22,831
Net Book Value — Dollar	25,277,988	(24,861,985)	416,003
Net Book Value — Percentage	90.97%	(89.47%)	1.50%
Net Earnings — Dollar	9,030,647	(8,882,028)	148,619
Net Earnings — Percentage	90.97%	(89.47%)	1.50%
*
The figures for John Nichols do not reflect any of the options of VBR Holding Corporation that he will acquire pursuant to his Contribution and Option Exchange Agreement with VBR Holding Corporation.

Risk that the Merger Will Not Be Completed

        Completion of the merger is subject to various conditions, including, but not limited to, the following:

  •
  we must obtain the affirmative vote of the holders of at least a majority of the total number of shares of our common stock outstanding and entitled to vote at the special meeting;

  •
  any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other similar law has expired or has been terminated;

  •
  holders of no more than 15% of our common stock shall have validly demanded judicial appraisal of the fair value of their shares; and

  •
  we must complete a tender offer for at least a majority of our 10.5% senior notes due 2007;

  •
  there has not been any change, event, occurrence, development or circumstance which constitutes or could reasonably be expected to constitute a material adverse effect with respect to Varsity; and

  •
  there is no pending or threatened regulatory or governmental or third party proceeding seeking to prohibit or restrain the completion of the merger or the ownership or operation of our businesses by VB Merger Corporation or VBR Holding Corporation, or to compel them to dispose of a material portion of our businesses.

        As a result of the conditions to the completion of the merger, even if the requisite stockholder approval is obtained, there can be no assurance that the merger will be completed. In particular, as described under "Special Factors—Litigation," our directors and we are defendants in a lawsuit seeking to enjoin the merger. Our directors and we believe the allegations contained in the complaint are without merit and intend to contest the action vigorously. However, we cannot assure you as to the outcome of this litigation or, if the action is still pending at the time the merger would otherwise be consummated, whether VBR Holding Corporation and VB Merger Corporation would elect to complete the merger.

        We expect that if the merger agreement is not approved and adopted by stockholders, or if the merger is not completed for any other reason, our current management, under the direction of our board of directors, will continue to manage Varsity as an on-going business. We are not currently considering any other transaction as an alternative to the merger.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of the board of directors, you should be aware that some members of our board of directors and some of our executive officers and employees have interests that are different from, or in addition to, your interests as a Varsity stockholder generally and that may create potential conflicts of interest. Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement. These interests are described below.

  Equity Ownership in VBR Holding Corporation

        Jeff Webb, a Varsity director and our chief executive officer and president, John Nichols, our chief financial officer and senior vice president, J. Kristyn Shepherd, our Senior Vice President, Special Events and Gregory Webb, our Senior Vice President, Camps and Events, have entered into agreements to exchange a combination of cash, Varsity shares and Varsity stock options for shares and options to acquire shares of VBR Holding Corporation, which will own Varsity following the merger.

        Jeff Webb has entered into a contribution and subscription agreement with VBR Holding Corporation. Under this agreement, Jeff Webb has agreed to contribute 114,155 shares of Varsity common stock to VBR Holding Corporation prior to the merger in exchange for 114,155 shares of VBR Holding Corporation common stock. Jeff Webb's shares will represent approximately 7.5% of VBR Holding Corporation's common stock (calculated prior to dilution for new options to be granted under an employee option program and equity to be issued to the purchasers of the senior subordinated notes described under "The Merger—Financing of the Merger" below). The remainder of Jeff Webb's shares will be converted into the right to receive $6.57 per share in the merger.

        John Nichols has entered into a contribution and exchange agreement with VBR Holding Corporation. Under this agreement, John Nichols has agreed to contribute $55,457 to VBR Holding Corporation prior to the merger in exchange for 8,441 shares of VBR Holding Corporation common stock. In addition, John Nichols will exchange all of his 68,500 Varsity stock options, with an average exercise price of $4.99 per share, for 22,001 options to acquire shares of VBR Holding Corporation common stock with an average exercise price of $1.6425 per share. As a result, he will own, or have the right to acquire, approximately 2.0% of VBR Holding Corporation's common stock (calculated prior to dilution for new options to be granted under an employee option program and equity to be issued to the purchasers of the senior subordinated notes described under "The Merger—Financing of the Merger" below).

        J. Kristyn Shepherd, Varsity's Senior Vice President, Special Events, has entered into a contribution and subscription agreement with VBR Holding Corporation. Under this agreement, she has agreed to contribute 15,221 shares of Varsity common stock to VBR Holding Corporation prior to the merger in exchange for 15,221 shares of VBR Holding Corporation common stock. Her shares will represent approximately 1% of VBR Holding Corporation's common stock (calculated prior to dilution for new options to be granted under the employee option program described below and equity to be issued to the purchasers of the senior subordinated notes described under "The Merger—Financing of the Merger" below).

        Gregory Webb, Varsity's Senior Vice President, Camps and Events, has entered into a contribution and subscription agreement with VBR Holding Corporation. Under this agreement, he has agreed to contribute 7,610 shares of Varsity common stock to VBR Holding Corporation prior to the merger in exchange for 7,610 share of VBR Holding Corporation common stock. His shares will represent approximately 0.5% of VBR Holding Corporation's common stock (calculated prior to dilution for new options to be granted under the employee option program described below and equity to be issued to the purchasers of the senior subordinated notes described under "The Merger—Financing of the Merger" below).

        The opportunity to obtain an equity interest in VBR Holding Corporation in connection with the merger may have presented the management investors with actual and potential conflicts of interest in connection with the merger. As a result of these arrangements, these individuals will own or have the right to acquire up to 11% of the common equity interests in VBR Holding Corporation following the merger (calculated prior to dilution for (i) new options to be granted under the employee option program described below and (ii) equity to be issued to the purchasers of the senior subordinated notes described under "The Merger—Financing of the Merger" below). None of Varsity's other existing stockholders will have an ownership interest in VBR Holding Corporation. In addition, VBR Holding Corporation currently intends to adopt a stock option plan for our key employees after completion of the merger.

Employment with Surviving Corporation

        The officers of Varsity, other than Robert E. Nederlander and Leonard Toboroff will continue in their current positions with the surviving corporation. Varsity has amended its employment agreement with Mr. Toboroff to provide that he will continue as a non-executive employee of Varsity for 18 months following the consummation of the merger at the rate of $90,000 per annum, plus health and other benefits for 36 months following the merger. Jeff Webb and John Nichols have each entered into an employment agreement that will become effective upon the completion of the merger.

  Jeffrey Webb Employment Agreement

        Jeff Webb has entered into an employment agreement with VB Merger Corporation that will become effective upon the completion of the merger (at which point VB Merger Corporation will cease to exist and the employment agreement will be assumed by the surviving corporation). Jeff Webb's employment agreement provides that he will serve as chairman of the board, chief executive officer and president of the surviving corporation. In addition, the agreement provides that Leonard Green & Partners or an affiliate will cause Jeff Webb to be appointed or elected as a member of the surviving corporation's board of directors. The agreement will expire on the fifth anniversary of the date of the completion of the merger; provided that beginning on the second anniversary of such date the employment agreement will automatically be extended each day by one additional day (so that the remaining term will always be three years) unless the employment agreement is terminated as described below.

        Jeff Webb's employment agreement provides for the following base salary and bonus:

  •
  Base Salary. Annual base salary of not less than $500,000 per year.

  •
  Bonus. Annual performance-based bonus at a target level of 50% of base salary. The bonus will be payable based upon the surviving corporation's attainment of pre-established EBITDA targets. With respect to each year:

  •
  if the surviving corporation's EBITDA is less than 90% of the applicable EBITDA target, then no bonus will be payable;

  •
  if the surviving corporation's EBITDA is at least 90% but not more than 100% of the applicable EBITDA target, then he will receive a bonus in an amount equal to between 0% and 100% of his target level bonus (determined by means of linear interpolation); and

  •
  if the surviving corporation's EBITDA is greater than 100% of the applicable EBITDA target, then he will receive a bonus in an amount equal to 100% of his target level bonus, plus an additional amount equal to 10% of his target level bonus for each whole percentage point by which the surviving corporation's EBITDA exceeds the applicable EBITDA target for such year.

        Jeff Webb's employment may be terminated by the surviving corporation with or without "cause" (as defined in his employment agreement), by him with or without "good reason" (as defined in his employment agreement), due to his death or disability, or due to a "change in control" (as defined in his employment agreement). If his employment is terminated in connection with a change in control, by the surviving corporation without cause, by Jeff Webb for good reason, or by him without good reason during the thirty-day period beginning on the six-month anniversary of any change in control, then he will generally be eligible to continue to receive coverage under the surviving corporation's applicable welfare benefit plans and fringe benefit programs until the later of the fifth anniversary of the effective date of the employment agreement or the third anniversary of the date of termination. Any payment or benefit he receives in connection with any change in control will, if necessary, be reduced to the maximum amount, which would not result in any "excess parachute payment" (within the meaning of Section 280G of the Internal Revenue Code).

        Jeff Webb's employment agreement includes the following restrictive covenants:

  •
  Non-Competition. During his employment and for three years thereafter, Jeff Webb may not engage in any business which provides products and services to the soccer, dance or school spirit industry (including, but not limited to, the design, marketing or sales of cheerleader, dance team and booster club uniforms and accessories and the design, operation or marketing of cheerleader and dance team camps, clinics, competitions or tours). In consideration for such non-competition restrictions, the surviving corporation shall, during the three-year period immediately following Jeff Webb's termination of employment, pay to Jeff Webb a monthly amount equal to the sum of one-twelfth of his base salary and one-twelfth of his average bonus; provided that in no event shall the aggregate amount of such payments exceed $62,500 per month. Notwithstanding the foregoing, unless Jeff Webb's employment is terminated by the surviving corporation without cause, by Jeff Webb for good reason, or during a thirty-day period beginning on the six-month anniversary of any change in control, the surviving corporation may, at any time during the three-year period following termination, elect not to make the remaining monthly payments to Jeff Webb (and in such case the restrictions on competition described above will cease to apply).

  •
  Non-Solicitation. During his employment and during the period the surviving corporation is in material compliance with its obligations with respect to the non-competition covenants described above, Jeff Webb may not solicit from any customer (or potential customer) of the surviving corporation business of the same or of a similar nature as the business conducted by the surviving corporation with such customer. In addition, during his employment and for three years thereafter, Jeff Webb may generally not hire any employee of, or consultant to, the surviving corporation or otherwise disparage or otherwise interfere with the business of the surviving corporation.

  John M. Nichols Employment Agreement

        John Nichols has entered into a new employment agreement with VB Merger Corporation that will become effective upon the completion of the merger (at which point, VB Merger Corporation will cease to exist and the employment agreement will be assumed by the surviving corporation). This new employment agreement will, subject to the completion of the merger, supersede John Nichols' existing employment agreement. If the merger is not consummated, John Nichols' existing employment agreement will remain in effect. John Nichols' new employment agreement provides that he will serve as senior vice president and chief financial officer of the surviving corporation. The agreement will expire on the second anniversary of the date that it becomes effective; provided that it will automatically extend for successive two-year periods unless either party gives the other advanced notice of non-extension or the agreement is otherwise terminated as described below.

        John Nichols' new employment agreement provides for the following base salary and bonus:

  •
  Base Salary. Annual base salary of not less than $218,400 per year.

  •
  Bonus. Annual performance-based bonus at a target level of 35% of base salary. The bonus will be payable based upon the surviving corporation's attainment of pre-established EBITDA targets. With respect to each year:

  •
  if the surviving corporation's EBITDA is less than 90% of the applicable EBITDA target, then no bonus will be payable;

  •
  if the surviving corporation's EBITDA is at least 90% but not more than 100% of the applicable EBITDA target, then he will receive a bonus in an amount equal to between 0% and 100% of his target level bonus (determined by means of linear interpolation); and

  •
  if the surviving corporation's EBITDA is greater than 100% of the applicable EBITDA target, then he will receive a bonus in an amount equal to 100% of his target level bonus, plus an additional amount equal to 10% of his target level bonus for each whole percentage point by which the surviving corporation's EBITDA exceeds the applicable EBITDA target for such year.

        John Nichols' employment may be terminated by the surviving corporation with or without "cause" (as defined in his new employment agreement), by John Nichols with or without "good reason" (as defined in his new employment agreement), or due to his death or disability. If John Nichols' employment is terminated by the surviving corporation without cause, by John Nichols for good reason, or if the surviving corporation fails to renew the term of the new employment agreement, then:

  •
  The surviving corporation will generally continue to pay his base salary for 18 months following termination and shall pay him an additional amount equal to the amount of his most recent prior annual performance based bonus (payable in monthly installments over such 18 month period).

  •
  John Nichols will generally be eligible to continue to receive coverage under the surviving corporation's applicable welfare benefit plans for 18 months following such termination of employment.

  •
  Any payment or benefit received by John Nichols in connection with any "change in control" (as defined in his new employment agreement) (including, if applicable, any severance payment payable to John Nichols upon any termination of employment in connection with such a change in control) shall, if necessary, be reduced to the maximum amount which would not result in any "excess parachute payment" (within the meaning of Section 280G of the Internal Revenue Code) being paid to John Nichols.

        John Nichols' new employment agreement includes the following restrictive covenants:

  •
  Non-Competition. During his employment and for 18 months thereafter, John Nichols may not engage in any business which provides products and services to the soccer, dance or school spirit industry (including, but not limited to, the design, marketing or sales of cheerleader, dance team and booster club uniforms and accessories and the design, operation or marketing of cheerleader and dance team camps, clinics, competitions or tours).

  •
  Non-Solicitation. During his employment and for 18 months thereafter, John Nichols may not solicit from any customer (or potential customer) of the surviving corporation business of the same or of a similar nature as the business conducted by the surviving corporation with such customer and he generally may not hire any employee of, or consultant to, the surviving corporation or otherwise disparage or otherwise interfere with the business of the surviving corporation.

  Company Bonuses

        Our board of directors has approved cash transaction and retention bonuses for Jeff Webb and John Nichols in the amount of $1,585,000 and $300,000 respectively, payable upon completion of the merger. These amounts will be reduced, if necessary, to the maximum amount, which would not result in any "excess parachute payment" (within the meaning of Section 280G of the Internal Revenue Code) being paid. Our board of directors has also approved retention bonuses in an aggregate amount of approximately $415,000 to be paid to 27 other key employees on the 91st day following the completion of the merger, provided that the employee is still employed by us at that date. The board of directors determined to grant these bonuses for the reasons described under "—Background of the Merger" above.

        In addition, historically, our performance based bonus pool (excluding Jeff Webb and John Nichols) has typically been approximately $750,000 in the aggregate with respect to a full year of Company operations. As a consequence, the surviving corporation has agreed to pay 29 key employees, (other than Jeff Webb and John Nichols) their approximate pro rata share of the normal, year-end operational bonuses, or an aggregate amount of approximately $400,000. Payment of these bonuses is subject to and conditional upon the completion of the merger.

        In addition, David Groelinger, a former executive of Varsity, acted as a consultant to Varsity during the negotiation of the merger. In consideration for the substantial time and effort devoted by Mr. Groelinger in connection with the negotiation of the merger, the board of directors, by unanimous vote of all directors voting on the matter, determined to pay Mr. Groelinger a fee of $40,000 for his services, conditioned and payable upon completion of the merger.

  Exploratory Committee Fee

        In connection with the merger, Mr. Kornstein, Mr. Seessel, Mr. Schembechler, and Mr. McConnaughy served as members of the exploratory committee, which explored whether other opportunities existed to maximize stockholder value. On December 9, 2002 we paid each of these individuals a fee of $20,000 for serving as a member of the exploratory committee. In addition, we paid Mr. Kornstein an additional $10,000 for serving as chairman of the exploratory committee. The fees were paid in recognition of the substantial amount of time and effort that the members of the exploratory committee devoted to the exploration of our strategic alternatives including a potential sale transaction.

  Lead Independent Director Fee

        Mr. Kornstein, an independent director, performed valuable services, and expended substantial time and effort as the lead director delegated by the board to negotiate the merger agreement and work with Varsity's financial and legal advisors. As such, the board recognized that Mr. Kornstein expended far more time and effort, and took on substantially greater responsibilities than any other member of the board. As a consequence, Varsity will pay Mr. Kornstein a fee of $150,000 upon the earlier of the closing of the merger or the termination of the merger agreement. This fee is not contingent on completion of the merger.

  Change of Control Payments Under Existing Employment Agreements

        We have executive employment agreements with Mr. Nederlander and Mr. Toboroff. Each employment agreement originally provided that in the event of a constructive termination, which would effectively occur upon the change in control resulting from the closing of the merger, the executive is entitled to receive a cash payment of $671,500. In connection with the negotiation of the merger agreement, Mr. Nederlander agreed to amend his employment agreement to reduce the amount he is entitled to receive upon the completion of the merger to $670,000. Mr. Toboroff has similarly agreed to reduce the amount he is entitled to receive under his employment agreement to $536,500.

  Option Cash-Out

        In connection with the merger, we will cash out all options on common stock at a price equal to the excess, or spread, of the $6.57 per share merger consideration over the per share exercise price of each option. As of the record date, our executive officers, three of whom are directors, hold options to purchase a total of approximately [1,235,950] shares and the aggregate spread for these options is approximately $[2,889,813]. In connection with this provision of the merger agreement, some of our directors, executive officers and employees have signed written consents agreeing to the cash-out of their options and to accept the merger consideration that is due and payable under the merger agreement, upon the completion of the merger. In the event that the merger is not completed, these consents will be null and void.

  Indemnification of Directors and Officers; Directors' and Officers' Insurance

        The merger agreement provides that the surviving corporation will indemnify and hold harmless each present and former director and officer of Varsity for acts and omissions occurring prior to the effective time of the merger. The merger agreement further provides that for a period of six years after the effective time of the merger, the surviving corporation will maintain officers' and directors' liability insurance covering the persons who, on the date of the merger agreement, were covered by Varsity's officers' and directors' liability insurance policies with respect to acts and omissions occurring prior to the effective time of the merger, subject to some limitations. However, if the annual premium for the policy exceeds 200% of the last annual premium paid by us prior to April 21, 2003, then the surviving corporation is required only to get as much comparable insurance as possible for an annual premium equal to 200% of the last annual premium paid by us prior to that date. Alternatively, with the consent of VB Merger Corporation we may purchase "tail" insurance, at a cost no greater than $415,000, that provides the coverage described above. The persons benefiting from these provisions include all of varsity's current directors and executive officers. (See "The Merger—The Merger Agreement—Covenants of VBR Holding Corporation and VB Merger Corporation—Director and Officer Liability.")

  Voting Agreements

        In connection with the merger agreement, the following current and former directors and executive officers have entered into separate voting agreements dated April 21, 2003, with VBR Holding Corporation: Mr. Nederlander, Jeff Webb, Mr. Toboroff, Mr. McConnaughy, John Nichols, Gregory Webb, Mr. Groelinger, Kline Boyd, and Kristyn Shepherd. These individuals, who were identified by VBR Holding Corporation, have agreed, pursuant to the voting agreements, among other things, to do the following:

  •
  vote to approve the adoption of the merger agreement and the transactions contemplated thereby, or any other actions required to consummate the transactions contemplated by the merger agreement;

  •
  vote against any competing alternate transaction or any other transaction that would result in a breach of any of Varsity's representations, warranties, covenants or obligations contained in the merger agreement or that may hinder, delay, impede or frustrate the transactions contemplated by the merger agreement;

  •
  not enter into any other agreement or understanding or grant any proxy or power of attorney with respect to their shares of Varsity common stock and revoke any previously granted proxies;

  •
  take all action necessary to prevent any creditors from exercising any rights they may have under any pledge of their Varsity common stock;

  •
  not solicit, encourage or facilitate any "acquisition proposal" (as described in "The Merger—The Merger Agreement—No Solicitation of Other Offers") or alternate transaction;

  •
  not disclose any non-public information related to Varsity that could reasonably be expected to lead to an acquisition proposal or alternate transaction or issue any press release or public announcement relating to Varsity or the Green Entities, the merger agreement, the voting agreement, and the transactions contemplated thereby, without VBR Holding Corporation's written consent;

  •
  not offer, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of any shares of Varsity common stock or any securities convertible into or exercisable or exchangeable for such shares during the term of the voting agreement; and

  •
  refrain from making a demand for appraisal of their Varsity common stock in accordance with Section 262 of the Delaware General Corporate Law.

        The voting agreements will terminate upon the earliest of (a) consummation of the merger, (b) termination of the merger agreement or (c) written notice of VBR Holding Corporation, to the individual, of the termination of such individual's voting agreement. VBR Holding Corporation may terminate, or waive the provisions of, any person's voting agreement without seeking the consent of any other person who has entered into a voting agreement. Any such termination or waiver would have no impact on the obligations of any other person who has entered into a voting agreement with VBR Holding Corporation. Furthermore, no person who has entered into a voting agreement with VBR Holding Corporation has the ability to enforce the obligations of any other person's voting agreement, nor does any such person have any responsibility for a breach or failure to perform by any other person who has entered into a voting agreement with VBR Holding Corporation. For a more complete description of the voting agreements, you should refer to the form of voting agreement attached as Annex D to this proxy statement.

  Stockholders Agreement

        Immediately before completion of the merger, Green Equity Investors, VBR Holding Corporation and the management investors will enter into a stockholders agreement. The stockholders agreement will restrict the ability of the management investors to freely transfer their securities in VBR Holding Corporation and will give Green Equity Investors and VBR Holding Corporation a right of first refusal if a management investor seeks to make specified transfers of his or her securities to a third party. If the management investor ceases employment with Varsity, Green Equity Investors and VBR Holding Corporation will be able to purchase an agreed portion of their securities at specified prices. Additionally, Green Equity Investors will have drag-along rights, meaning that, under some circumstances, if Green Equity Investors desires to sell a portion of its securities to a third party, the management investors will be required to sell a portion of their shares to the third party. Also, the management investors will have tag-along rights to participate if Green Equity Investors sells its shares to a third party, which means that the management investors are allowed to include a portion of their shares in the sale to the third party. The stockholders agreement will also provide Green Equity Investors and the management investors with demand and piggyback registration rights in some circumstances. The agreement will provide that Jeff Webb and a nominee of Jeff Webb will be nominated to the board of directors of VBR Holding Corporation.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders

        The following is a summary of United States federal income tax consequences of the merger to stockholders whose shares of Varsity common stock are converted into the right to receive cash in the merger and the United States federal income tax consequences to management investors whose shares of Varsity common stock are exchanged for shares of VBR Holding Corporation. The discussion does not purport to consider all aspects of United States federal income taxation that might be relevant to Varsity's stockholders. The discussion is based on current law, which is subject to change possibly with retroactive effect. The discussion applies only to stockholders who hold shares of Varsity's common stock as capital assets, and may not apply to shares of common stock received in connection with the exercise of employee stock options or otherwise as compensation, or to some types of stockholders (such as insurance companies, tax-exempt organizations, financial institutions and broker-dealers) who may be subject to special rules.

        This discussion does not discuss the tax consequences to any Varsity stockholder who, for United States federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws. Furthermore, this summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

        In addition, if a stockholder is an entity treated as a partnership for United States federal income tax purposes, the tax treatment of each partner of such partnership will depend upon the status of the partner and upon the activities of the partnership. A stockholder that is a partnership, and partners in such partnerships, should consult their own tax advisors regarding the tax consequences of the merger.

  Exchange of Varsity Common Stock for Cash

        The receipt of cash for shares of Varsity's common stock in the merger will be a taxable transaction for United States federal income tax purposes. In general, a stockholder who surrenders shares of Varsity's common stock for cash in the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis in the shares of Varsity common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares is more than 12 months at the time of the consummation of the merger. There are limitations on the deductibility of capital losses.

  Exchange of Varsity Common Stock for Shares of VBR Holding Corporation

        No gain or loss generally will be recognized by the management investors who exchange shares of Varsity common stock for shares of VBR Holding Corporation common stock. The aggregate adjusted basis of the VBR Holding Corporation common stock received by a management investor in exchange for his or her common stock will generally be equal to the aggregate adjusted basis of the Varsity common stock exchanged therefor. The holding period of the VBR Holding Corporation stock received in exchange for Varsity common stock generally will include the holding period of the Varsity common stock exchanged therefor.

  Backup Withholding

        Under the U.S. federal backup withholding tax rules, unless an exemption applies, the exchange agent will be required to withhold, and will withhold, 30% of all cash payments to which a holder of shares is entitled pursuant to the merger agreement, unless the stockholder provides a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other stockholders), certifies that such number is correct, certifies as to no loss of exemption from backup withholding, and otherwise complies with such backup withholding tax rules. Each of Varsity's stockholders should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the exchange agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the exchange agent.

        The description of the U.S. federal income tax consequences of the merger set forth above is not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger, including the application of state, local and foreign tax laws.

Litigation

        As of the date of this proxy statement, we are aware of one lawsuit that has been filed relating to the merger. Our directors and we are defendants in this lawsuit, filed by one of our unaffiliated stockholders seeking to represent a putative class of all of our public stockholders. The lawsuit (Case No. CH-03-0948) was filed on May 15, 2003 in the Chancery Court of Tennessee, and was served on us after the close of business on May 21, 2003.

        The lawsuit alleges that the defendants breached their fiduciary and other duties owed to our stockholders, in that the $6.57 per share merger consideration to be paid to our stockholders is unfair, was derived through an unfair process, and does not represent the value of our future prospects. The complaint also alleges that the defendants engaged in self-dealing without regard to conflicts of interest. The complaint seeks, among other things: injunctive relief prohibiting us from consummating the merger; and costs and disbursements related to the action, including reasonable attorneys' and experts' fees.

        Our directors and we believe that the allegations contained in the complaint are without merit and intend to contest the action vigorously. On June 16, 2003, we filed a motion to dismiss this lawsuit on the grounds that the lawsuit should proceed, if at all, in Delaware, our state of incorporation. On July 9, 2003, the plaintiff filed his opposition to our motion to dismiss. Argument on our motion to dismiss is currently scheduled to be heard by the Court on September 11, 2003.

The Special Meeting

        This proxy statement is furnished in connection with the solicitation of proxies by Varsity's board of directors in connection with a special meeting of Varsity's stockholders.

Date, Time and Place of the Special Meeting

        The special meeting is scheduled to be held on September [    ], 2003 at 9 a.m., local time at [NY location].

Proposal to be Considered at the Special Meeting

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of April 21, 2003, among Varsity, VBR Holding Corporation and VB Merger Corporation.

Record Date

        The board of directors has fixed the close of business on August 4, 2003 as the record date for the special meeting and only holders of common stock on the record date are entitled to notice of and to vote at the special meeting. On that date, there were approximately [            ] holders of record of common stock, and 9,592,250 shares of common stock outstanding.

Voting Rights; Vote Required for Adoption

        Each share of common stock entitles its holder to one vote on all matters properly coming before the special meeting. A majority of the total number of all outstanding shares of common stock entitled to vote, represented in person or by proxy, will constitute a quorum at the special meeting.

        If you hold your shares in an account with a bank or broker, you must instruct the broker or bank on how to vote your shares. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have discretionary authority to vote on the adoption of the merger agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be voted on the proposal to adopt the merger agreement. This is called a broker non-vote. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank.

        Under Delaware law, the merger agreement must be adopted by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the special meeting. Abstentions and broker non-votes will have the same effect as a vote against the proposal to adopt the merger agreement.

        Nine of our current and former directors and executive officers have entered into voting agreements with VBR Holding Corporation obligating them to vote their shares in favor of the merger. As of the record date, these nine individuals possessed or controlled 4,519,920 shares, representing approximately 47% of Varsity's outstanding shares of common stock. This means that holders of approximately an additional 3% of all shares entitled to vote at the meeting would need to vote for adoption of the merger agreement in order for it to be adopted. In addition, as of the record date, the remaining three directors who have not entered into voting agreements with VBR Holding Corporation held 37,437 shares representing approximately 0.4% of Varsity's outstanding shares of common stock. These directors have expressed their present intent to vote their shares in favor of the approval and adoption of the merger agreement. Varsity's transfer agent, American Stock Transfer & Trust Company, will tabulate the votes.

Voting and Revocation of Proxies

        Stockholders of record may submit proxies by mail, by Internet, or by telephone. Stockholders who wish to submit a proxy by mail should mark, date and sign the proxy card and promptly return it in the envelope furnished. Stockholders who wish to submit a proxy by Internet may do so by going to the website, www.voteproxy.com. Stockholders who wish to submit a proxy by telephone may do so by calling 1-800-PROXIES. Telephone and Internet proxy submission procedures are designed to verify stockholders through use of a control number that is provided on each proxy card. If voting via telephone, use the telephone keypad to submit any required information and your vote, after the appropriate voice prompts. If voting via Internet, please follow the on-screen instructions and use your keyboard and mouse to submit any required information and your vote. Stockholders who hold shares beneficially through a nominee (such as a bank or broker) may be able to submit a proxy by telephone or the Internet if the nominee offers those services.

        Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. Where the proxy indicates a specification, it will be voted in accordance with the specification. Where no specification is indicated, the proxy will be voted "FOR" the proposal to adopt the merger agreement and in the discretion of the persons named in the proxy with respect to any other business that may properly come before the meeting or any adjournment of the meeting. However, the proxies do not grant authority to vote on any proposal to adjourn or postpone the special meeting for the purpose of soliciting further proxies in favor of adoption of the merger agreement. Varsity's board of directors is not currently aware of any business to be brought before the special meeting other than that described in this proxy statement.

        Until your proxy is exercised at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

  •
  by delivering written notification to us c/o American Stock Transfer & Trust Company at 59 Maiden Lane, Plaza Level, New York, New York 10038;

  •
  by delivering a proxy of a later date by mail, Internet or telephone;

  •
  by attending the special meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting; or

  •
  if you have instructed a broker to vote your shares, by following the directions received from your broker to change those instructions.

Solicitation of Proxies

        We will bear the expenses in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and Varsity may reimburse them for their reasonable transaction and clerical expenses. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone, facsimile, telegram or other means of communication, by Varsity's officers and regular employees. These people will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services.

The Merger

        This section of the proxy statement describes material aspects of the proposed merger, including the merger agreement. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents we refer you to for a more complete understanding of the merger. In addition, we incorporate important business and financial information into this proxy statement by reference. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 77 of this proxy statement.

Effective Time of Merger

        If the merger agreement is adopted by the requisite vote of stockholders and the other conditions to the merger are satisfied, or waived to the extent permitted, the merger will be consummated and become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or any later time as we, VBR Holding Corporation and VB Merger Corporation agree upon and specify in the certificate of merger. In the event that stockholders adopt the merger agreement, the parties hope to complete the merger shortly thereafter.

        We or VBR Holding Corporation may terminate the merger agreement prior to the effective time of the merger in some circumstances, whether before or after the adoption of the merger agreement by stockholders. Additional details on termination of the merger agreement are described in "—The Merger Agreement—Termination of the Merger Agreement" below.

Payment of Merger Consideration and Surrender of Stock Certificates

        If we complete the merger, our common stockholders will be entitled to receive $6.57 in cash for each share of common stock that they own. VBR Holding Corporation will designate an exchange agent reasonably acceptable to our board of directors to make the cash payments contemplated by the merger agreement. At or prior to the effective time of the merger, VBR Holding Corporation will deposit or will cause VB Merger Corporation to deposit in trust with the exchange agent funds in an aggregate amount equal to the merger consideration for all stockholders. The exchange agent will deliver to you your merger consideration according to the procedure summarized below.

        At the effective time of the merger, we will close our stock ledger. After that time, if you present common stock certificates to the surviving corporation, the surviving corporation will cancel them in exchange for cash as described in this section.

        As soon as practicable after the effective time of the merger, the surviving corporation will send you, or cause to be sent to you, a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the merger consideration.

        The exchange agent will promptly pay you your merger consideration, together with any dividends to which you are entitled, after you have (i) surrendered your certificates to the exchange agent and (ii) provided to the exchange agent any other items specified by the letter of transmittal.

        Interest will not be paid or accrue in respect of cash payments of merger consideration. The surviving corporation will reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

        If the exchange agent is to pay some or all of your merger consideration to a person other than you, you must have your certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the surviving corporation's satisfaction that the taxes have been paid or are not required to be paid.

        You should not forward your stock certificates to the exchange agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

        The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the exchange agent, VBR Holding Corporation or the surviving corporation, post a bond in an amount that the exchange agent, VBR Holding Corporation or the surviving corporation, as the case may be, reasonably directs as indemnity against any claim that may be made against those parties in respect of the certificate.

        After the merger, subject to the exceptions in the next sentence, you will cease to have any rights as a Varsity stockholder. The exceptions include the right to receive dividends or other distributions with respect to your shares with a record date before the effective time of the merger, the right to surrender your certificate in exchange for payment of the merger consideration or, if you exercise your appraisal rights, the right to perfect your right to receive payment for your shares pursuant to Delaware law.

        One year after the merger occurs, the exchange agent will return to the surviving corporation all funds in its possession that constitute any portion of the merger consideration, and the exchange agent's duties will terminate. After that time, stockholders may surrender their certificates to the surviving corporation and, subject to applicable abandoned property laws, escheat and similar laws, will be entitled to receive the merger consideration without interest. None of Varsity, the exchange agent or VBR Holding Corporation will be liable to stockholders for any merger consideration delivered to a public official pursuant to applicable abandoned property laws, escheat and similar laws.

Accounting Treatment

        For U.S. accounting and financial reporting purposes, the merger is intended to be treated as a purchase of Varsity by VBR Holding Corporation under generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of the corporation not surviving a merger are, as of the effective date of the merger, recorded at their respective fair values and added to those of the surviving corporation. Financial statements of the surviving corporation issued after consummation of the merger reflect such values and are not restated retroactively to reflect the historical financial position or results of operations of the corporation not surviving.

Fees and Expenses of The Merger

        We estimate that if we complete the merger, expenses incurred in connection with the merger will be approximately as follows:

($ in thousands)
Financing Fees and Expenses	$5,926
Closing Fees to Leonard Green & Partners	2,445
Legal Expenses	1,800
Accounting Expenses	750
Financial Advisory Fee	1,453
Severance, Retention and Transaction Bonus Payments	3,700
Printing, Proxy Solicitation and Mailing Costs	200
Exploratory Committee Fees	90
Filing Fees	15
Miscellaneous	2,576

Total	$18,955

        Whether or not the merger is completed and except as otherwise provided in the merger agreement, all fees and expenses in connection with the merger will be paid by the party incurring those fees and expenses.

Financing of The Merger

        The obligation of VBR Holding Corporation and VB Merger Corporation to complete the merger is not subject to a financing condition. VBR Holding Corporation estimates that approximately $165 million will be required to complete the merger and pay related fees and expenses. VBR Holding Corporation expects this amount to be funded through a combination of equity contributions by Green Equity Investors and the management stockholders, new credit facilities with a syndicate of banks, and a private offering of Varsity senior subordinated notes. Leonard Green & Partners has received commitments from financial institutions in an amount that, when combined with the equity contributions, will be sufficient to fund these amounts.

        The estimated sources and uses of funds in connection with the merger and related transactions (assuming conversion of Varsity's subordinated notes into common stock prior to closing) are as follows (assuming the merger is completed on June 30, 2003):

Sources and Uses of Funds
$ in millions
(all figures are approximate)

Sources		Uses
Varsity Cash	$8.5	Merger Consideration	$75.8
Senior Credit Facilities	62.7	Repay Existing Debt
Senior Subordinated Notes	45.0	(including accrued interest)	69.4
Equity Contributions	48.0	Fees and Expenses	19.0

Total	$164.2	Total	$164.2

  Equity Contributions

        In connection with the merger, Green Equity Investors intends to contribute approximately $46.5 million in cash to VBR Holding Corporation in exchange for a combination of common and preferred equity. In addition, Jeff Webb, John Nichols, J. Kristyn Shepherd and Gregory Webb intend to contribute a combination of cash, Varsity common stock and options to acquire Varsity Common Stock to VBR Holding Corporation with an approximate value of $1,100,000 (assuming a value of $6.57 per share of Varsity common stock) in exchange for common stock, or options to acquire common stock, representing or having the right to acquire 11% of VBR Holding Corporation's common equity. In addition, VBR Holding Corporation intends to adopt a stock option plan for Varsity's employees after the merger.

  Credit Facilities

        Wells Fargo Bank, N.A. has entered into a letter agreement with Leonard Green & Partners and committed to make loans to us and to act as exclusive advisor and arranger under credit facilities consisting of a $25 million senior revolving credit facility, a $22.5 million Tranche A senior term loan facility and a $22.5 million Tranche B senior term loan facility, upon the terms and conditions in the letter agreement.

        The revolving credit facility and the Tranche A facility will initially bear interest, at Varsity's option, of either the base rate, as defined below, plus 2.75% per annum or LIBOR, as defined below, plus 4.00% per annum. The Tranche B facility will initially bear interest, at Varsity's option, of either the base rate plus 3.25% per annum or LIBOR plus 4.50% per annum. The terms "base rate" and "LIBOR" will have meanings customary and appropriate for financings of this type.

        The revolving credit facility and the Tranche A facility will mature on the fifth anniversary of the closing date of the merger. The Tranche B facility will mature on the sixth anniversary of the closing date of the merger. Both the Tranche A facility and the Tranche B facility will amortize in scheduled quarterly installments. The revolving credit facility, the Tranche A facility and the Tranche B facility will be subject to mandatory prepayments under agreed circumstances. Amounts repaid on the revolving credit facility prior to maturity may be reborrowed. Amounts repaid on the Tranche A facility and the Tranche B facility may not be reborrowed.

        The revolving credit facility will be used to finance the working capital and general corporate needs of Varsity and its subsidiaries. The Tranche A facility, the Tranche B facility and, subject to some restrictions, a portion of the revolving credit facility will be used for the following purposes:

  •
  to finance the merger;

  •
  to repay outstanding indebtedness; and

  •
  to pay fees and expenses associated with the merger.

        Funding of these credit facilities will be subject to the following material conditions:

  •
  since December 31, 2002, no material adverse change has occurred in Varsity's business, assets, financial condition, operating performance or prospects or that of our subsidiaries,

  •
  no material disruptions or adverse change in the financial, banking or capital markets generally;

  •
  satisfactory negotiation, execution and delivery of appropriate loan documents relating to the credit facilities;

  •
  at least $47.6 million of equity contributions having been made to VBR Holding Corporation;

  •
  at least $45 million of mezzanine debt (senior subordinated notes) being made available to Varsity on terms acceptable to Wells Fargo;

  •
  on the closing date, the ratio of Varsity's total senior debt to EBITDA (for the last 12 months measured on a pro forma basis after giving effect to the merger) is not greater than 2.9:1;

  •
  on the closing date, the ratio of Varsity's total debt to EBITDA (for the last 12 months measured on a pro forma basis after giving effect to the merger) is not greater than 4.9:1;

  •
  our pro forma EBITDA for the last twelve month period for which financial statements are available is not less than $21.5 million if the closing of the merger occurs prior to September 30, 2003 or not less than $22 million if the closing of the merger occurs on or after September 30, 2003;

  •
  discharge of our existing revolving credit facility;

  •
  VBR Holding Corporation shall have no indebtedness other than indebtedness that is contractually subordinate to the obligations under the credit facilities;

  •
  grant by Varsity to the administrative agent of a first priority security interest in assets described in the loan documents;

  •
  the conditions to the closing of the merger, as set forth in the merger agreement, shall have been satisfied;

  •
  all necessary governmental and third party consents;

  •
  our financial condition and receipt of our financial statements;

  •
  payment of Wells Fargo's fees and expenses; and

  •
  no existing or threatened litigation or proceedings that materially impairs the merger or any transactions contemplated by the merger agreement.

        We do not currently have any plan or arrangement to refinance or repay these credit facilities prior to their maturity dates.

  Senior Subordinated Notes

        Northwestern Mutual Life Insurance Company and BancAmerica Capital Investors I, L.P. have entered into a letter agreement with Leonard Green & Partners and have jointly committed to purchase $45.0 million of Varsity's senior subordinated notes in an offering exempt from registration under the Securities Act of 1933, as amended, subject to terms and significant conditions described below and as set forth in the letter agreement. The senior subordinated notes will mature ten years from the date of the closing of the merger. Interest on the senior subordinated notes will accrue at a rate of 13.75% per annum and will be payable semi-annually in cash. Varsity may redeem the senior subordinated notes at our option at any time after three years from the completion of the merger, in whole or in part, based on an agreed upon schedule of prices. At any time before the third anniversary of the completion of the merger, all, but not less than all, of the senior subordinated notes may be prepaid from the proceeds of a sale of Varsity or an initial public offering of common stock at a price of 110% of the principal amount of the senior subordinated notes repaid, plus accrued interest.

        The sale of the senior subordinated notes will be subject to the following material conditions:

  •
  satisfactory negotiation and execution of definitive agreements relating to the issuance of the senior subordinated notes;

  •
  satisfactory negotiation and execution of definitive agreements relating to the credit facility;

  •
  completion of the merger; and

  •
  no material adverse change at Varsity.

        In connection with the issuance of the senior subordinated notes, VBR Holding Corporation will issue to Northwestern Mutual and BancAmerica equity of VBR Holding Corporation representing 4.1% of each class of its common and preferred equity on a fully-diluted basis (including dilution for management stock options). The equity will have customary tag-along, drag-along, demand registration, pre-emptive and piggy-back rights.

        We do not currently have any plan or arrangement to refinance or repay the senior notes prior to maturity.

Appraisal Rights

        Under Section 262 of the General Corporation Law of the State of Delaware, if you do not wish to accept the merger consideration of $6.57 in cash per share you may elect to have the fair value of your shares judicially determined and paid in cash, together with a fair rate of interest, if any. The valuation will exclude any element of value arising from the accomplishment or expectation of the merger. You may only exercise your appraisal rights if you comply with the provisions of Section 262.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the General Corporation Law of the State of Delaware, and is qualified in its entirety by the full text of Section 262. We have attached Section 262 in its entirety as Annex C to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of common stock as to which appraisal rights are asserted. If you have a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to follow properly the steps summarized below in a timely manner to perfect appraisal rights.

        Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that these appraisal rights are available and include in such notice a copy of Section 262. If you wish to exercise such appraisal rights or you wish to preserve the right to do so you should review carefully the following discussion and Annex C to this proxy statement. Failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of your appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, we believe that if you consider exercising such rights you should seek the advice of counsel.

        This proxy statement will constitute notice to the holders of common stock and the applicable statutory provisions of the General Corporation Law of the State of Delaware are attached to this proxy statement as Annex C.

        If you wish to exercise the right to demand appraisal under Section 262 of the General Corporation Law of the State of Delaware, you must satisfy each of the following conditions:

  •
  you must deliver to us a written demand for appraisal of your shares before the vote on the merger agreement at the special meeting. This demand will be sufficient if it reasonably informs us of your identity and that you intend by that writing to demand the appraisal of your shares;

  •
  you must not vote your shares in favor of the merger agreement. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, if you vote by proxy and you wish to exercise appraisal rights you must vote against the merger agreement or affirmatively abstain from voting on the merger agreement; and

  •
  you must continuously hold your shares from the date of making the demand through the effectiveness of the merger. If you were the record holder of shares on the date the written demand for appraisal is made but you thereafter transferred those shares prior to the effectiveness of the merger you will lose any right to appraisal in respect of those shares.

        Voting against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will not constitute a written demand for appraisal within the meaning of Section 262. Your written demand for appraisal must be in addition to and separate from any proxy you deliver or vote you cast in person.

        Only a holder of record of shares of common stock is entitled to assert appraisal rights for those shares registered in that holder's name. A demand for appraisal should:

  (1)
  be executed by or on behalf of the stockholder of record, fully and correctly, as its name appears on those stock certificates representing shares with respect to which appraisal rights are sought; and

  (2)
  specify the following:

  •
  the stockholder's name and mailing address;

  •
  the number of shares of common stock owned by the stockholder; and

  •
  that the stockholder intends thereby to demand appraisal of its common stock.

        If a person owns the shares of record in a fiduciary capacity, such as a trustee, guardian or custodian, the demand should be executed in that capacity. If more than one person (as in a joint tenancy or tenancy in common) own the shares of record, the demand should be executed by or on behalf of all owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In this case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in a bank or brokerage account or other nominee form and you wish to exercise appraisal rights you are urged to consult with your bank or broker to determine appropriate procedures for the making of a demand for appraisal by such nominee.

        If you elect to exercise appraisal rights pursuant to Section 262 you should mail or deliver a written demand to: Varsity Brands, Inc., 6745 Lenox Center Court, Suite 300, Memphis, Tennessee 38115, Attention: John M. Nichols.

        Within ten days after the effectiveness of the merger, the surviving corporation in the merger must send a notice as to the effectiveness of the merger to each of our former stockholders who has made a written demand for appraisal in accordance with Section 262 and who has not voted to adopt the merger agreement. Within 120 days after the effectiveness of the merger, but not after that date, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all stockholders demanding appraisal of their shares. We are under no obligation to, and have no present intent to, file a petition for appraisal, and if you seek to exercise appraisal rights you should not assume that the surviving corporation will file a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of the shares. Accordingly, if you desire to have your shares appraised you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262. Since we have no obligation to file a petition, your failure to do so within the period specified could nullify your previous written demand for appraisal.

        Under the merger agreement, we have agreed to give VB Merger Corporation prompt notice of any demands for appraisal we receive. VB Merger Corporation has the right to participate in and approve all negotiations and proceedings with respect to demands for appraisal under the General Corporation Law of the State of Delaware. We will not, except with the prior written consent of VB Merger Corporation, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any demands.

        Within 120 days after the effectiveness of the merger, if you have complied with the provisions of Section 262 you will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which we have received demands for appraisal and the aggregate number of holders of those shares. The surviving corporation must mail this statement to you no later than 10 days after receipt of a request or 10 days after expiration of the period for delivery of demands for appraisals under Section 262.

        If you timely file a petition for appraisal with the Delaware Court of Chancery you must serve a copy upon the surviving corporation. The surviving corporation must then within 20 days file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and who have not reached agreements with us as to the value of their shares. After notice to stockholders as may be ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal of the fair value of their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determining what stockholders are entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares. This value will exclude any element of value arising from the accomplishment or expectation of the merger, but will include a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. However, costs do not include attorneys' or expert witness fees. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding be charged pro rata against the value of all of the shares entitled to appraisal. These expenses may include, without limitation, reasonable attorneys' fees and the fees and expenses of experts. If you consider seeking appraisal you should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the merger consideration you would be entitled to receive pursuant to the merger agreement. You should also be aware that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

        In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

        Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        If you have duly demanded an appraisal in compliance with Section 262 you will not, after the effectiveness of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares. However, you will be entitled to dividends or other distributions payable to holders of record of shares as of a record date prior to the effectiveness of the merger.

        You may withdraw your demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of your demand for appraisal. Any attempt to withdraw made more than 60 days after the effectiveness of the merger will require written approval of the surviving corporation and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder shall be dismissed without the approval of the Delaware Court of Chancery, and this approval may be conditioned upon any terms the Delaware Court of Chancery deems just.

        If the surviving corporation does not approve your request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, you would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the merger consideration.

        Failure to comply strictly with all of the procedures set forth in Section 262 of the General Corporation Law of the State of Delaware will result in the loss of your statutory appraisal rights. Consequently, if you wish to exercise your appraisal rights you are urged to consult legal counsel before attempting to exercise those rights.

        Under the merger agreement, one of the conditions to VBR Holdings Corporation's and VB Merger Corporation's obligation to complete the merger is that holders of no more than 15% of our outstanding stock shall have validly demanded judicial appraisal of their shares. In the event that holders of over 15% of our outstanding shares do seek the "right of appraisal," VBR Holdings Corporation and VB Merger Corporation will not have to complete the merger.

The Merger Agreement

        This section of the proxy statement describes the material terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated into this proxy statement by reference and attached as Annex A to this proxy statement. We urge you to read the full text of the merger agreement.

  Completion of the Merger

        The merger will be completed when a certificate of merger is filed with the Secretary of State of the State of Delaware. The parties may agree to a later time for completion of the merger and specify that time in the certificate of merger. The certificate of merger will be filed as soon as practicable after the satisfaction or waiver of the closing conditions in the merger agreement, which are described below.

        The parties expect to complete the merger as quickly as possible after we receive stockholder approval of the merger. We hope to complete the merger shortly following receipt of the required stockholder approval to adopt the merger agreement.

  Conditions to the Merger

  Conditions to Each Party's Obligations

        Each party's obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

  •
  we must obtain the affirmative vote of the holders of at least a majority of the total number of shares of common stock outstanding and entitled to vote at the special meeting;

  •
  any waiting period that applies to the merger or any required approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other similar law has expired or has been terminated or has been received; and

  •
  there must not be in effect any order or injunction prohibiting completion of the merger, and completion of the merger must not be illegal under any applicable law, however, the parties must have used commercially reasonable best efforts to have any such law, order or injunction vacated.

  Conditions to VBR Holding Corporation's and VB Merger Corporation's Obligations

        The obligations of VBR Holding Corporation and VB Merger Corporation to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  we have performed in all material respects all of our obligations under the merger agreement;

  •
  our representations and warranties that are qualified as to materiality or material adverse effect are true and correct, some of our representations and warranties related to corporate existence and power, corporate authorization, capitalization, subsidiaries, employee benefits, and finder's fees that are not qualified as to materiality are true and correct except for de minimis deviations, and all other representations and warranties are true and correct other than any exceptions that have not had or would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on us, in each case as of the date of the merger agreement and as of the closing date of the merger as though made on the closing date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and we have delivered to VBR Holding Corporation and VB Merger Corporation a certificate to that effect;

  •
  there is no pending suit, action or proceeding by any governmental entity or person that has a reasonable likelihood of success seeking to:

  •
  prohibit, delay materially, or otherwise restrain the completion of the merger or any agreements ancillary to the merger or seeking to obtain material damages,

  •
  restrain or prohibit the ownership or operation by VBR Holding Corporation or its affiliates of a material portion of our or our subsidiaries' businesses or assets, or to compel VBR Holding Corporation or any of its affiliates to dispose of or hold separate a material portion of our businesses or assets, either before or after the completion of the merger, and

  •
  impose material limits on VBR Holding Corporation's or its affiliates' ability to effectively control our or any of our subsidiaries' business or operations or to exercise full rights of ownership over our common shares;

  •
  there is no law, order or proceeding that would, in the sole judgment of VBR Holding Corporation, be likely to result in any of the effects described in the immediately preceding three bullet points, however, VBR Holding Corporation must use its reasonable best efforts to have any such order vacated.

  •
  we have obtained all necessary third party consents and approvals, unless our failure to obtain them is due to a willful breach of the merger agreement by VBR Holding Corporation or VB Merger Corporation;

  •
  holders of no more than 15% of our outstanding shares have demanded judicial appraisal of their shares in accordance with Section 262 of the Delaware General Corporate Law, notwithstanding the approval of the merger by a majority of our stockholders;

  •
  there has not been any change, event, occurrence, development or circumstance which constitutes or could reasonably be expected to constitute a material adverse effect with respect to Varsity;

  •
  the employment agreements between VB Merger Corporation and each of Jeff Webb and John Nichols are in full force and effect and both Jeff Webb and John Nichols are able and willing to provide their services in accordance with the terms and conditions of these agreements;

  •
  both Jeff Webb and John Nichols have performed their obligations under their contribution agreements with VBR Holding Corporation;

  •
  we have provided to VBR Holding Corporation an affidavit stating that we are not a U.S. Real Property Holding Corporation (as defined in the Internal Revenue Code) and that no interest in us is, or has been during the applicable time, a U.S. Real Property Interest (as defined in the Internal Revenue Code); and

  •
  immediately prior to the closing of the merger, at least a majority of a principal amount of our senior notes have been validly tendered in the notes tender offer, we have executed and delivered a supplemental indenture with the trustee for the notes, and we have accepted for payment the senior notes tendered in the notes tender offer as of the closing.

  Conditions to Varsity's Obligations

        Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  VBR Holding Corporation and VB Merger Corporation have performed in all material respects their obligations under the merger agreement that must be performed before the closing date;

  •
  each of VBR Holding Corporation's and VB Merger Corporation's representations and warranties that are qualified as to materiality or material adverse effect are true and correct, some of VBR Holding Corporation's and VB Merger Corporation's representations and warranties related to corporate existence and power, corporate authorization, financing and finder's fees that are not qualified as to material adverse effect are true and correct in all material respects, and all other representations and warranties are true and correct subject to any exceptions that have not had or would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on VB Merger Corporation, in each case as of the date of the merger agreement and as of the closing date of the merger as though made on the closing date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and VBR Holding Corporation and VB Merger Corporation have delivered to us a certificate to that effect; and

  •
  there has not been any change, event, occurrence, development or circumstance that constitutes or could reasonably be expected to constitute a material adverse effect with respect to VBR Holding Corporation or VB Merger Corporation.

        As a result of the conditions to the completion of the merger, even if the requisite stockholder approval is obtained, there can be no assurance that the merger will be completed. See "Special Factors—Risk that the Merger Will Not Be Completed."

  Material Adverse Effect

        The merger agreement provides that a "material adverse effect" on Varsity means any change, effect, event, occurrence, state of facts or development that has had a material adverse effect on:

  •
  our or our subsidiaries' business, assets, liabilities, condition (financial or otherwise) or results of operations, taken as a whole, or

  •
  our ability to perform our obligations under the merger agreement or the voting agreements, and the transactions contemplated thereby in a timely manner.

        However, no change, effect, event, occurrence, state of facts or development of the following types will be considered a material adverse effect:

  •
  changes in U.S. financial markets or conditions or global financial markets or conditions, including any fluctuation, in and of itself, in the trading price of our shares (however, any fact or development that gives rise to or contributes to the state of the markets or any fluctuation in the trading price of our shares may be the cause of a material adverse effect);

  •
  acts of terrorism (however, an act of terrorism may be the cause of a material adverse effect);

  •
  the announcement of the merger agreement or the transactions contemplated by the merger agreement;

  •
  our and our subsidiaries' compliance with the covenants contained in the merger agreement; and

  •
  actions taken by us and our subsidiaries expressly permitted under the merger agreement and any schedule thereto.

        The merger agreement provides that a "material adverse effect" with respect to VBR Holding Corporation and VB Merger Corporation means any change or effect that would prevent or materially impair their ability to complete the merger and the other transactions contemplated by the merger agreement in a timely manner.

  Board of Directors' Covenant to Recommend

        Our board of directors has agreed to recommend that our stockholders approve the merger agreement at the special meeting. The board of directors may change its recommendation to stockholders regarding the merger if:

  •
  a majority of our board of directors have concluded, after consultation with outside counsel expert in Delaware law, that the taking of this action is required in order for the board to comply with its fiduciary duties under Delaware law;

  •
  we have received an acquisition proposal that the board of directors concludes, after consultation with outside legal and financial advisors, meets the following criteria (the merger agreement refers to such an acquisition proposal as a "superior proposal"):

  •
  the offer is for all of our outstanding shares;

  •
  the offer provides consideration per share greater than the consideration provided for in the merger agreement (after taking into account any increases made or proposed by VBR Holding Corporation and VB Merger Corporation);

  •
  the transaction would be, if completed, more favorable to our stockholders (taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the person or group making the offer) than the merger;

  •
  the offer is reasonably capable of being completed in a timely manner (taking into account all regulatory and other relevant considerations);

  •
  the offer is not subject to any financing condition;

  •
  the offer is made by a party who has provided us with reasonable evidence that it has sufficient funds to complete their proposed transaction; and

  •
  we have given VBR Holding Corporation and VB Merger Corporation four (4) business days' prior written notice that we intend to withdraw or modify our recommendation each time we receive a superior proposal and we have given them the opportunity to revise the terms of the merger, if they choose to do so.

  No Solicitation of Other Offers

        Under the merger agreement we have agreed that neither we nor our representatives will:

  •
  solicit, initiate, encourage or take any action to facilitate any proposal, inquiry or request that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

  •
  participate or engage in discussions or negotiations with, or disclose or provide any of our non-public information to, or afford access to any of our or our subsidiaries properties, books or records to any person that has made an acquisition proposal;

  •
  except as described below, enter into any agreement with a person that has made an acquisition proposal or a similar proposal, inquiry or request; or

  •
  grant any waiver or release under, or fail to enforce to the maximum extent possible, any standstill or similar agreement by any person who has made an acquisition proposal or a similar proposal, inquiry or request.

        The merger agreement permits us to comply with our obligations under the federal securities laws to take and disclose to our stockholders a position with respect to an acquisition proposal. In addition, if we receive a written acquisition proposal before obtaining stockholder approval for the merger, we may furnish nonpublic information to, and engage in negotiations with, the third party making the acquisition proposal if:

  •
  the proposal was unsolicited and did not result from a violation of our obligations under the merger agreement;

  •
  we have fully complied and are proceeding in good faith with our obligations under the merger agreement;

  •
  the person making the acquisition proposal has entered into a confidentiality agreement with us on terms that are no less favorable to us than our confidentiality agreement with Leonard Green & Partners;

  •
  the acquisition proposal constitutes a superior proposal;

  •
  a majority of our board of directors has reasonably determined in good faith, following consultation with outside counsel expert in Delaware law, that taking these actions is required in order to comply with their fiduciary duties imposed by Delaware law; and

  •
  prior to providing any non-public information we must provide all such information to VB Merger Corporation.

        We have agreed to keep VBR Holding Corporation and VB Merger Corporation informed of the identity of any person making an acquisition proposal, and the terms and conditions of the proposal, and the status of any material discussions.

  Acquisition Proposal

        For purposes of the merger agreement, the term "acquisition proposal" means, any offer or proposal for, or indication of interest in:

  •
  the acquisition of more than twenty percent (20%) of Varsity's outstanding voting power or the voting power of our subsidiaries;

  •
  a merger, consolidation, business combination, reorganization, share exchange, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction which would result in a third party acquiring twenty percent (20%) or more of the fair market value of our total assets;

  •
  the acquisition of twenty percent (20%) or more of the fair market value of our total assets (including the capital stock of our subsidiaries), whether by purchase of assets, acquisition of stock of a subsidiary or otherwise; or

  •
  any combination of the foregoing.

  Termination of the Merger Agreement

        We and VBR Holding Corporation may mutually agree to terminate the merger agreement at any time prior to completion of the merger, whether before or after the approval and adoption of the merger agreement.

        In addition, we or VBR Holding Corporation may terminate the merger agreement:

  •
  if we do not complete the merger on or before November 15, 2003 (other than because the terminating party breached the merger agreement);

  •
  if a law prohibits or otherwise makes completion of the merger illegal or if there is any order of a court or other action of any governmental entity enjoining the completion of the merger which is final and nonappealable, however, prior to termination the parties must have used their reasonable best efforts to resist, resolve or lift such law or order; or

  •
  if the shareholders do not approve the merger agreement at the special meeting.

        VBR Holding Corporation may terminate the merger agreement if:

  •
  we breach our representations, warranties or covenants contained in the merger agreement or if any of our representations or warranties has become untrue so that the conditions to completion of the merger regarding our representation, warranties and covenants would not be met. However, if the breach is curable before November 15, 2003 then the merger agreement may not be terminated for ten (10) business days after we receive notice from VBR Holding Corporation, or if either VBR Holding Corporation or VB Merger Corporation is otherwise in material breach of the merger agreement;

  •
  we breach our covenants described under "—No Solicitation of Other Offers" or "—Stockholder Meeting/Proxy Statement and Schedule 13E-3," or if the board of directors:

  •
  changes or withdraws its recommendation for adoption of the merger agreement in a manner adverse to VBR Holding Corporation or VB Merger Corporation (or fails to reaffirm its recommendation when requested to do so by VB Merger Corporation);

  •
  approves or recommends another acquisition proposal to stockholders;

  •
  approves or recommends that stockholders tender their shares in any tender or exchange offer that results from another acquisition proposal; or

  •
  approves a resolution, or agrees, to do any of the foregoing; or

  •
  a third party acquires a majority of our outstanding common stock, or a third party acquisition has otherwise occurred, unless the third party is a professional arbitrageur who is acquiring shares solely for investment purposes and who acquires less than 35% of Varsity's outstanding voting power and we have not had any involvement in the acquisition.

        We may terminate the merger agreement if:

  •
  VBR Holding Corporation or VB Merger Corporation breach their representations, warranties or covenants contained in the merger agreement or if any of their representations or warranties have become untrue so that the conditions to completion of the merger regarding its representations, warranties and covenants would not be met. However, if the breach is curable before November 15, 2003 then we may not terminate the merger agreement for ten (10) business days after they receive notice from us, or if we are otherwise in material breach of the merger agreement; or

  •
  the following three conditions are met:

  •
  we simultaneously enter into an agreement relating to a superior proposal;

  •
  we have complied with the provisions of the merger agreement relating to superior proposals, including the four business day notice period and the obligation to negotiate with VBR Holding Corporation and VB Merger Corporation in good faith; and

  •
  simultaneously with termination of the merger agreement, we pay a termination fee and reimburse expenses to VBR Holding Corporation, as described below.

  Our Ability to Accept a Superior Proposal

        We may terminate the merger agreement without the consent of VBR Holding Corporation and VB Merger Corporation before obtaining stockholder approval and adoption of the merger agreement if the following conditions are met:

  •
  a majority of our board of directors has reasonably determined in good faith, after consultation with outside counsel expert in Delaware law, that we are required to enter into the agreement in order to comply with their fiduciary duties imposed by Delaware law;

  •
  we have given VBR Holding Corporation and VB Merger Corporation four business days' prior written notice of our intention to enter into an agreement with a third party each time that we receive a superior proposal, we have, if so requested, negotiated in good faith with VBR Holding Corporation and VB Merger Corporation to revise the merger agreement so that the terms of any superior proposal no longer meet the criteria described in "—Board of Directors' Covenant to Recommend";

  •
  we have fully complied with our obligations under the provisions of the merger agreement related to acquisition proposals and the board of director's recommendation to stockholders that they adopt the merger agreement; and

  •
  simultaneously with entering into any such agreement, we pay VBR Holding Corporation a termination fee of $3.5 million plus all of its reasonable out-of-pocket fees and expenses, including legal fees, not to exceed $1.75 million.

Termination Fees and Expenses

        We must pay VBR Holding Corporation a termination fee of $3.5 million if:

  •
  VBR terminates the merger agreement because:

  •
  we have breached our obligations described under "—No Solicitation of Other Offers" above;

  •
  we have breached our obligations described under "—Stockholder Meeting/Proxy Statement and Schedule 13E-3" below;

  •
  our board has changed or withdrawn its recommendation for adoption of the merger agreement in a manner adverse to VBR Holding Corporation and VB Merger Corporation (or failed to reaffirm its recommendation when requested to do so by VB Merger Corporation);

  •
  our board has approved or recommended another acquisition proposal to stockholders;

  •
  our board has approved or recommended that stockholders tender their shares in any tender or exchange offer that results from another acquisition proposal;

  •
  our board has approved a resolution or has agreed to do any of the foregoing; or

  •
  a third party acquires a majority of our outstanding common stock, or a third party acquisition has otherwise occurred, unless the third party is a professional arbitrageur who is acquiring shares solely for investment purposes and who acquires less than 35% of Varsity's outstanding voting power and we have not had any involvement in the acquisition;

  •
  if we terminate the merger agreement to accept a superior proposal as described under "—Our Ability to Accept a Superior Proposal" above;

  •
  if a third party acquisition has occurred or a third party shall have publicly made, or publicly disclosed its intention to make, an acquisition proposal and the merger agreement is then terminated because our stockholders fail to adopt the merger agreement at the special meeting;

  •
  if a third party acquisition has occurred or a third party shall have publicly made, or publicly disclosed its intention to make, an acquisition proposal and the merger agreement is then terminated because we breached our representations, warranties or covenants in the merger agreement or our representations or warranties become untrue such that the conditions to VBR Holding Corporation and VB Merger Corporation's completion of the merger were not met; or

  •
  if the merger agreement is terminated because we have not completed the merger by November 15, 2003 at a time when all required antitrust approvals and clearances have been obtained and we are not entitled to assert the failure of the closing conditions described above under "—Conditions to Varsity's Obligations" above and within 12 months of termination either Varsity has entered into an agreement relating to an acquisition proposal or a third party acquisition has occurred (however, we do not have an obligation to pay the termination fee if the proposal or third party acquisition is for less than 20% of the fair market value of our assets or if the third party making the acquisition or proposal is a professional arbitrageur who is acquiring shares solely for investment purposes and who acquires less than 35% of Varsity's outstanding voting power and we have not had any involvement in the acquisition).

        In addition, we must pay VBR Holding Corporation up to $1.75 million of its reasonable out of pocket fees and expenses if we do not complete the merger because:

  •
  the condition to closing of the merger relating to our performance of our covenants under the merger agreement and the accuracy of our representations and warranties cannot be satisfied;

  •
  we have failed to obtain all necessary third party consents and approvals, unless our failure to obtain them is due to a willful breach of the merger agreement by VBR Holding Corporation or VB Merger Corporation;

  •
  there has been a material adverse effect on Varsity;

  •
  either of the employment agreements between VB Merger Corporation and Jeff Webb and John Nichols are not in full force and effect or either of Jeff Webb or John Nichols is unable or unwilling to provide their services in accordance with the terms and conditions of those agreements; or

  •
  either Jeff Webb or John Nichols has failed to perform his obligations under his contribution agreement with VBR Holding Corporation.

        However, we will not have to pay a termination fee or reimburse VBR Holding Corporation's expenses if VBR Holding Corporation refuses to complete the merger because:

  •
  holders of more than 15% of our outstanding shares have demanded judicial appraisal of their shares in accordance with Section 262 of the Delaware General Corporate Law, notwithstanding the approval of the merger by a majority of our stockholders;

  •
  we have not successfully completed the notes tender offer; or

  •
  we do not complete the merger because either Jeff Webb or John Nichols has failed, as a result of his death or disability, to perform his obligations under his employment agreement or under his contribution agreement.

        VBR Holding Corporation has agreed to pay our reasonable documented out of pocket expenses and fees (including reasonable attorneys fees) up to $1.75 million if the merger agreement is terminated as a result of the failure of any of our conditions to the consummation of the merger described in "—Conditions to Varsity's Obligations" above.

  Conduct of Business Pending the Merger

        Under the merger agreement, we have agreed that, with limited exceptions, we and each of our subsidiaries will conduct our respective businesses only in the ordinary and usual course consistent with past practice, and we will use reasonable best efforts, to:

  •
  preserve intact our present business organizations;

  •
  keep available the services of our present officers, key employees and consultants;

  •
  preserve our relationships with customers, suppliers and other third parties with whom we have significant business dealings.

        We also agreed that, until the completion of the merger, unless expressly permitted by the merger agreement or unless VB Merger Corporation gives its consent, we and our subsidiaries will conduct our businesses in compliance with specific restrictions relating to the following:

  •
  changing our certificate of incorporation or by-laws or similar organizational documents;

  •
  effecting any stock splits, recapitalizations and similar transactions;

  •
  declaring or paying dividends, other than payments of ordinary course dividends by one of our subsidiaries;

  •
  redeeming, repurchasing or otherwise acquiring any of our securities or any rights, warrants or options to acquire our securities;

  •
  issuing, delivering, selling, granting, encumbering or transferring any of our securities, other than issuance of shares upon the exercise of options, or the conversion of convertible debt, in existence on March 31, 2003;

  •
  merging with or acquiring any entity for consideration in excess of $1,000,000, or acquiring securities of any entity, any division or business of any entity, or all or substantially all of the assets of any entity;

  •
  selling, leasing, encumbering or otherwise disposing of any assets or securities with a value greater than $1,000,000;

  •
  incurring any indebtedness, other than to fund our operations in the ordinary course of business;

  •
  making any loans or investments, other than in the ordinary course of business, but not greater than $1,000,000;

  •
  issuing any debt securities or guaranteeing any obligations of any person, other than our subsidiaries in the ordinary course of business;

  •
  amending or increasing the compensation of our employees, independent contractors, directors and officers, granting any severance or termination pay to any director, employee, consultant, independent contractor or agent, except as required by law or any existing agreements;

  •
  materially amending any current employee benefit plan, except as required by law or the merger agreement, adopting any new employee benefit plan, providing for the payment of any amounts as a result of the completion of the merger, or paying any unapproved bonuses;

  •
  authorizing any single capital expenditure greater than $1,000,000, or total capital expenditures greater than $2,000,000, other than in the ordinary course of business;

  •
  changing accounting methods, except as required by GAAP or the Securities and Exchange Commission, in each case as agreed to by our independent public accountants;

  •
  settling any litigation, arbitration, claim or obligation for an amount greater than $1,000,000 that either relates to the conduct of business in the ordinary course, or to the transactions contemplated by the merger agreement;

  •
  making any material tax election or taking any position on our tax returns that is inconsistent with past practice, unless required by changes in the law or the tax code, entering into any settlement or compromise of any tax liability, filing any amended tax returns with respect to any material tax, changing any annual tax accounting period, entering into any closing agreement, surrendering any right to claim a tax refund, or giving or requesting any waiver of a statute of limitation with respect to any tax return;

  •
  entering into any new line of business;

  •
  adopting a plan of liquidation, merger, consolidation, restructuring, or other reorganization;

  •
  granting any loan or advance to a current or former employee or forgiving or deferring any employee loans;

  •
  adopting new programs or changing existing programs that relate to employment contracts, severance benefits, change in control benefits, bonuses, commissions, base salaries, or any other employee remuneration;

  •
  entering into any material contract or agreement other than in the ordinary course of business;

  •
  amending or modifying in any material respects any right under a material contract;

  •
  taking any action that would not allow us to make the representations or warranties as required under the merger agreement at the time of the closing of the merger;

  •
  revaluing our assets in any material way, including writing down the value of our inventory, or writing-off notes or accounts receivable, other than as required by law or GAAP;

  •
  altering the corporate structure or ownership of any of our subsidiaries;

  •
  permitting to lapse any registrations or applications for material intellectual property owned, licensed, or used by us or our subsidiaries;

  •
  selling, assigning, licensing or encumbering any of our or our subsidiaries' material intellectual property; or

  •
  authorizing, agreeing or committing to do any of the foregoing.

  The Notes Tender Offer

        We have agreed under the merger agreement to commence a tender offer for all of the $66.035 million aggregate principal amount of our 10 1/2% senior notes due 2007. VBR Holding Corporation will determine the consideration to be paid to each noteholder, which will not be less than the amount required to redeem the senior notes under the senior notes indenture. As part of the notes tender offer, we will solicit the consent of the holders of the senior notes to amend, eliminate or waive certain sections of the indenture (selected by VBR Holding Corporation and reasonably acceptable to us). Our obligation to pay for the senior notes tendered in the notes tender offer is subject to the following material conditions:

  •
  the aggregate principal amount of senior notes tendered is at least a majority of the aggregate principal amount of the senior notes outstanding when the notes tender offer expires;

  •
  we receive notes consents from noteholders of at least a majority of the aggregate principal amount of our senior notes;

  •
  the conditions to our, VBR Holding Corporation's and VB Merger Corporation's obligations under the merger agreement have been satisfied or waived;

  •
  the closing of the merger occurs simultaneously;

  •
  there is no actual or threatened legal impediment (including a default under an agreement, indenture or other instrument or obligation to which Varsity or one of its affiliates is a party or by which it is bound) to the purchase of the senior notes pursuant to the tender offer or the effectiveness of the supplemental indenture described below; and

  •
  there is no change or development that has or may have a material adverse effect on Varsity, the market price of the senior notes or the value of the senior notes (or the amendments to the indenture) to Varsity.

        We agree in the merger agreement to pay for all senior notes validly tendered and not withdrawn promptly after expiration of the notes tender offer, subject to the terms and conditions listed above. We will not waive any of the conditions to the notes tender offer without the consent of VBR Holding Corporation, which it will not unreasonably withhold.

        When we have received consents from noteholders holding at least a majority of the aggregate principal amount of the senior notes outstanding, we will execute a supplemental indenture in order to give effect to the amendments of the indenture described above. The proposed amendments will not become operative until the conditions to the notes tender offer have been satisfied or waived by us and we accept all senior notes (and related consents) validly tendered for purchase and payment.

  Representations and Warranties

        The merger agreement contains representations and warranties made by each of VBR Holding Corporation and VB Merger Corporation and us regarding aspects of their and our respective businesses, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties relate to the following subject matters with respect to each party:

  •
  corporate existence and power to own, lease or operate assets and carry on its business;

  •
  corporate power and authorization to enter into and carry out the obligations of the merger agreement and the enforceability of the merger agreement;

  •
  governmental and regulatory approvals required to complete the merger;

  •
  absence of any conflict or violation of any applicable legal requirements, organizational documents or third party contracts as a result of entering into and carrying out the obligations of the merger agreement; and

  •
  finder's fees.

In addition, we made additional representations and warranties regarding:

  •
  capitalization;

  •
  ownership of subsidiary capital stock and the absence of restrictions or encumbrances with respect to capital stock of any subsidiary;

  •
  filings and reports with the Securities and Exchange Commission;

  •
  the accuracy of our financial statements;

  •
  absence of specified changes or events;

  •
  legal proceedings and regulatory actions;

  •
  tax matters;

  •
  employee benefit plans and labor relations;

  •
  compliance with applicable laws, licenses, permits, registrations and contracts;

  •
  opinion of our financial advisor;

  •
  transactions with affiliates;

  •
  intellectual property;

  •
  material contracts, including our 2001 sale of the Riddell Sports subsidiaries;

  •
  real estate;

  •
  accounts payable and inventory;

  •
  accounts receivable;

  •
  suppliers;

  •
  personnel and compensation;

  •
  assets; and

  •
  insurance.

        The merger agreement also contains representations and warranties made by VB Merger Corporation relating to its actions relating to the employment agreements with Jeff Webb and John Nichols, and by VBR Holding Corporation relating to the availability of the funds necessary to complete its obligations under the merger agreement.

        The representations and warranties contained in the merger agreement expire upon completion of the merger.

  Covenants of VBR Holding Corporation and VB Merger Corporation

        VBR Holding Corporation and VB Merger Corporation have certain obligations and responsibilities under the merger agreement.

  Director and Officer Liability

        VB Merger Corporation agreed that the surviving corporation will honor all of our obligations to indemnify our present and former officers and directors for acts or omissions that occurred at or prior to completion of the merger. This obligation will continue for six (6) years after the completion of the merger, except to the extent such obligation expires earlier by its terms.

        VB Merger Corporation has also agreed to maintain our current officers' and directors' liability insurance with a reputable financial institution for six years after completion of the merger in respect of acts or omissions that occurred prior to completion of the merger. The terms and amounts of the coverage must be as favorable as those in the policy in effect on the date of the merger agreement. However, if the annual premium for the policy exceeds 200% of the last annual premium paid by us prior to April 21, 2003, then the surviving corporation is required only to obtain the level of comparable insurance available for an annual premium equal to 200% of the last annual premium paid by us prior to that date. Alternatively, with the consent of VBR Holding Corporation we may purchase "tail" insurance, at a cost no greater than $415,000, that provides the coverage described above.

  Repayment of Debt

        VBR Holding Corporation or VB Merger Corporation agree to provide the funds to us to allow us to complete the notes tender offer at the effective time of the merger, provided that the conditions to the merger and the notes tender offer have been satisfied or waived.

  Covenants of Varsity

        We also have other obligations and responsibilities under the merger agreement. We must:

  •
  use our best efforts to obtain, prior to the completion of the merger, the consent of the holders of Varsity options to the cash-out of their options;

  •
  call and hold a meeting of stockholders to approve the merger agreement as soon as this proxy statement is declared effective by the Securities and Exchange Commission; and

  •
  consult with VBR Holding Corporation and VB Merger Corporation regarding, and use reasonable best efforts to resist, any third party action to oppose the merger or the other transactions contemplated by the merger agreement.

  Covenants of All of the Parties

  Efforts and Assistance; Antitrust Matters

        Varsity, VB Merger Corporation and VBR Holding Corporation agreed to coordinate and cooperate with one another and use commercially reasonable best efforts to comply with, and refrain from actions that would impede compliance with, applicable laws, regulations and any other requirements of any other governmental entity. Each of the parties also agreed to, among other things, do the following:

  •
  use their commercially reasonable best efforts to obtain all necessary consents, waivers, approvals, or other permits from all applicable governmental entities or third parties, and to refrain from taking any action which would impair the completion of the merger;

  •
  furnish, review and consult with each other concerning the information required in any application or other filing to be submitted to any governmental entity; and

  •
  respond promptly to all inquiries and requests received in connection with antitrust matters related to the transactions contemplated by the merger agreement.

  Stockholder Meeting/Proxy Statement and Schedule 13E-3

        Each of the parties to the merger agreement agreed to use its reasonable best efforts to take any actions required under state or federal securities laws in connection with the transactions contemplated by the merger agreement. We are required to promptly prepare this proxy statement and the Schedule 13E-3 in connection with the merger and each party has agreed to provide the other with relevant information to be included in the proxy statement and the Schedule 13E-3.

  Public Announcements

        Under the terms of the merger agreement, the parties have agreed to consult with and obtain the consent of each other before issuing any press release or making any public statement with respect to the merger.

  Access to Information; Notification of Certain Matters

        Under the terms of the merger agreement, the parties also agreed as follows:

  •
  we agreed to grant VBR Holding Corporation, VB Merger Corporation and their representatives reasonable access during normal business hours to our offices, and to furnish them with the information that they may reasonably request;

  •
  VBR Holding Corporation and VB Merger Corporation agreed not to conduct any investigation in a manner that would unreasonably interfere with the conduct of our business, and to keep confidential any nonpublic information they obtained, in accordance with the confidentiality agreement between us and Leonard Green & Partners, dated as of December 6, 2002, as amended; and

  •
  To promptly notify the other party of:

•
any event which would reasonably be expected to cause any of its representations or warranties contained in the merger agreement to be untrue or inaccurate in any material respect;

•
any failure to materially comply with or satisfy, any covenant, condition or agreement contained in the merger agreement;

•
any notice from any third party alleging that their consent is or may be required in connection with the transactions contemplated by the merger agreement;

•
any actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge, threatened or which relate to the completion of the transactions contemplated by the merger agreement; and

•
the occurrence of any event, development or circumstance that has had or would be reasonably expected to result in a material adverse effect on such party.

  Further Assurances

        Each of the parties are required to promptly use their respective best efforts to take all actions required to complete the transactions contemplated by the merger agreement.

  Confidentiality Agreement

        The parties acknowledge that the confidentiality agreement (described in the second bullet point in "—Access to Information; Notification of Certain Matters" above), will continue in full force and effect until the earlier of the completion of the merger or the expiration of the confidentiality agreement.

  Amendment, Extension and Waiver

        The parties may amend the merger agreement or waive compliance of any provisions of the merger agreement at any time before the completion of the merger. At any time before the completion of the merger, each of the parties to the merger agreement may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties contained in the merger agreement or in any document required to be delivered under the merger agreement.

Other Matters

Information about Green Equity Investors, GEI Capital, VBR Holding Corporation and
VB Merger Corporation

        Under a potential interpretation of the rules governing "going private" transactions, Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation may be deemed affiliates of Varsity. Therefore, each of them has been included as a filing person on the Schedule 13E-3 filed in connection with the merger. Information with respect to Green Equity Investors, GEI Capital, VBR Holding Corporation and VB Merger Corporation as well as their controlling persons, directors and executive officers, is set forth below.

        VB Merger Corporation, a newly formed Delaware corporation, was formed solely for the purpose of completing the merger. VB Merger Corporation is wholly owned by VBR Holding Corporation and has not engaged in any business except in anticipation of the merger.

        VBR Holding Corporation, a Delaware corporation, was recently formed by Green Equity Investors for the sole purpose of acquiring majority ownership of Varsity. VBR Holding Corporation has not engaged in any business except in anticipation of the merger.

        Green Equity Investors, a Delaware limited partnership, is a private investment fund that was formed in 2002 by Leonard Green & Partners, a Delaware limited partnership. Leonard Green & Partners is a private equity firm specializing in organizing, structuring and sponsoring going private transactions and recapitalizations of established public and private companies. Green Equity Investors was formed to invest in various financially attractive companies. Green Equity Investors is continuously engaged in the process of identifying, receiving and reviewing potential investment opportunities in companies for itself and on behalf of companies in which it has an ownership interest.

        GEI Capital, a Delaware limited liability company, is and its principal business is being, the sole general partner of Green Equity Investors. The managers of GEI Capital are Jonathan D. Sokoloff, John G. Danhakl, and Peter J. Nolan. Jonathan A. Seiffer, John M. Baumer, and James D. Halper are members of GEI Capital.

        Jonathan D. Sokoloff has been a partner of Leonard Green & Partners since 1990. Mr. Sokoloff is a manager of GEI Capital. Mr. Sokoloff has served as a director and the president of both VB Merger Corporation and VBR Holding Corporation since their formation in April 2003.

        John G. Danhakl has been a partner of Leonard Green & Partners since 1995. Mr. Danhakl is a manager of GEI Capital.

        Peter J. Nolan has been a partner of Leonard Green & Partners since 1997. Mr. Nolan is a manager of GEI Capital.

        Jonathan A. Seiffer has been a partner of Leonard Green & Partners since January 1999. Prior to becoming a partner, Mr. Seiffer had been a vice president at Leonard Green & Partners since 1997 and an associate at Leonard Green & Partners since 1994. Mr. Seiffer is a member of GEI Capital. Mr. Seiffer has served as a director and the vice president, secretary and treasurer of both VB Merger Corporation and VBR Holding Corporation since their formation in April 2003.

        John M. Baumer has been a partner of Leonard Green & Partners since January 2001. Prior to becoming a partner, Mr. Baumer had been a vice president at Leonard Green & Partners since May 1999. Mr. Baumer is a member of GEI Capital. Prior to joining Leonard Green & Partners,

Mr. Baumer was a vice president in the corporate finance division of Donaldson, Lufkin & Jenrette in Los Angeles since 1999 and an associate at Donaldson, Lufkin & Jenrette since 1995.

        James D. Halper has been a partner of Leonard Green & Partners since April 2003. Mr. Halper is a member of GEI Capital. Prior to joining Leonard Green & Partners, Mr. Halper was the president of TDA Capital Partners (formerly Templeton Direct Advisors, Inc.) since 1996.

        James R. Gillette has been the chief financial officer of Leonard Green & Partners since January 1998.

        During the past five years, none of VB Merger Corporation, VBR Holding Corporation, Green Equity Investors, GEI Capital, Leonard Green & Partners, Jonathan D. Sokoloff, John G. Danhakl, Peter J. Nolan, Jonathan A. Seiffer, John M. Baumer, James D. Halper and James R. Gillette has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of VB Merger Corporation, VBR Holding Corporation, Green Equity Investors, GEI Capital, Leonard Green & Partners and Messrs. Sokoloff, Danhakl, Nolan, Seiffer, Baumer, Halper and Gillette has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Messrs. Sokoloff, Danhakl, Nolan, Seiffer, Baumer, Halper and Gillette are citizens of the United States and are principally employed by Leonard Green & Partners and its affiliates.

        The business address for VB Merger Corporation, VBR Holding Corporation, Green Equity Investors, GEI Capital, Leonard Green & Partners, Mr. Sokoloff, Mr. Danhakl, Mr. Nolan, Mr. Seiffer, Mr. Baumer, Mr. Halper and Mr. Gillette is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025 and their telephone number is (310) 954-0444. The business address for the Los Angeles office of Credit Suisse First Boston (formerly Donaldson, Lufkin & Jenrette) is 2121 Avenue of the Stars, Los Angeles, California 90067. The business address for TDA Capital Partners is 15 Valley Drive, Greenwich, CT 06831.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of August 1, 2003 pertaining to ownership of Varsity's common stock by persons known to Varsity to own 5% or more of Varsity's common stock and common stock owned beneficially by each director and named executive officer of Varsity and by directors and named executive officers of Varsity as a group. The information contained herein has been obtained from Varsity's records, or from information furnished directly by the individual or entity to Varsity or filed by such persons with the SEC. In accordance with SEC rules, the percentages of common stock owned by certain individuals and groups also include all vested options and options which will vest within sixty (60) days, described in the notes below. In addition, the notes describe options to acquire shares of common stock that become exercisable due to approval or consummation of the proposed merger. No options can be voted at the special meeting.

	Shares Owned Beneficially		Percent of Common Stock
Robert E. Nederlander	1,274,712	(1)	13.2%
c/o Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, TN 38115
Jeffrey G. Webb	1,333,887	(2)	13.3%
Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, TN 38115
John M. Nichols	63,500	(3)	*
Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, TN 38115
David Groelinger	123,500	(4)	1.3%
Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, TN 38115
Leonard Toboroff	1,326,085	(5)	13.8%
c/o Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, TN 38115
Don R. Kornstein	67,437	(6)	*
c/o Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, TN 38115
John McConnaughy, Jr.	1,061,435	(7)	11.0%
c/o Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, TN 38115
Glenn E. "Bo" Schembechler	60,000(8)		*
c/o Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, TN 38115
Arthur N. Seessel, III	30,000(9)		*
c/o Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, TN 38115
W. Kline Boyd	143,985(10)		1.5%
Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, TN 38115
Gregory C. Webb	162,230(11)		1.7%
Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, TN 38115

J. Kristyn Shepherd	87,312(12)	* %
Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, TN 38115
All officers and directors as a group	5,734,083(13)	53.2%
(12 individuals)
Angelo, Gordon & Co., L.P.	1,385,747(14)	12.6%
245 Park Avenue, 26th Fl.
New York, NY 10167
Bedford Oak Partners	542,500(15)	5.6%
100 South Bedford Road
Mt. Kisco, NY 10549

*
Less than 1%

(1)
1,274,712 shares are owned by Mr. Nederlander directly or through entities controlled by him having dispositive power over these shares, and 37,500 of these 1,274,712 shares are currently issuable upon the exercise of options granted under Varsity's 1991 Stock Option Plan and 7,500 of these shares are currently issuable upon the exercise of options granted under Varsity's 1997 Stock Option Plan. Mr. Nederlander has also received an additional 7,500 options under Varsity's 1997 Stock Option Plan that vest on October 1, 2003; provided, however that in the event that the merger is consummated before such date, the vesting of such options will be accelerated and they will become exercisable simultaneously with the consummation of the merger.

(2)
Includes 467,760 shares issuable upon the exercise of options granted under Varsity's 1997 Stock Option Plan, all of which are exercisable currently.

(3)
Includes 5,000 shares underlying options granted under Varsity's 1991 Stock Option Plan and 58,500 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently. John Nichols has also received an additional 5,000 options under Varsity's 1991 Stock Option Plan, 2,500 of which vest on October 1, 2003 and 2,500 of which vest on October 1, 2004; provided, however that in the event that the merger is consummated before such date, the vesting of such options will be accelerated and they will become exercisable simultaneously with the consummation of the merger.

(4)
Includes 115,000 shares underlying options granted under Varsity's 1991 Stock Option Plan that are exercisable currently.

(5)
Includes 37,500 shares underlying options granted under Varsity's 1991 Stock Option Plan and 7,500 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently. Mr. Toboroff has also received an additional 7,500 options under Varsity's 1997 Stock Option Plan that vest on October 1, 2003; provided, however that in the event that the merger is consummated before such date, the vesting of such options will be accelerated and they will become exercisable simultaneously with the consummation of the merger.

(6)
Includes 37,500 shares underlying options granted under Varsity's 1991 Stock Option Plan and 7,500 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently. Mr. Kornstein has also received an additional 7,500 options under Varsity's 1997 Stock Option Plan that vest on October 1, 2003; provided, however that in the event that the merger is consummated before such date, the vesting of such options will be accelerated and they will become exercisable simultaneously with the consummation of the merger.

(7)
Includes 37,500 shares underlying options granted under Varsity's 1991 Stock Option Plan and 7,500 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently. Mr. McConnaughy has pledged his interest in 1,061,435 shares of Varsity's common stock to financial institutions to secure loans. Mr. McConnaughy has also received an additional 7,500 options under Varsity's 1997 Stock Option Plan that vest on October 1, 2003; provided, however that in the event that the merger is consummated before such date, the vesting of such options will be accelerated and they will become exercisable simultaneously with the consummation of the merger.

(8)
Includes 37,500 shares underlying options granted under Varsity's 1991 Stock Option Plan and 7,500 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently. Mr. Schembechler has also received an additional 7,500 options under Varsity's 1997 Stock Option Plan that vest on October 1, 2003; provided, however that in the event that the merger is consummated before such date, the vesting of such options will be accelerated and they will become exercisable simultaneously with the consummation of the merger.

(9)
Includes 22,500 shares underlying options granted under Varsity's 1991 Stock Option Plan and 7,500 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently. Mr. Seessel has also received an additional 7,500 options under Varsity's 1997 Stock Option Plan that vest on October 1, 2003; provided, however that in the event that the merger is consummated before such date, the vesting of such options will be accelerated and they will become exercisable simultaneously with the consummation of the merger.

(10)
Includes 110,990 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently. Mr. Boyd has also received an additional 4,000 options under Varsity's 1997 Stock Option Plan, 2,000 of which vest on October 1, 2003 and 2,000 of which vest on October 1, 2004; provided, however that in the event that the merger is consummated before such date, the vesting of such options will be accelerated and they will become exercisable simultaneously with the consummation of the merger.

(11)
Includes 97,613 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently. Gregory Webb has also received an additional 2,612 options under Varsity's 1997 Stock Option Plan, 1,306 of which vest on October 1, 2003 and 1,306 of which vest on October 1, 2004; provided, however that in the event that the merger is consummated before such date, the vesting of such options will be accelerated and they will become exercisable simultaneously with the consummation of the merger.

(12)
Includes 66,863 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently. Ms. Shepherd has also received an additional 2,612 options under Varsity's 1997 Stock Option Plan, 1,306 of which vest on October 1, 2003 and 1,306 of which vest on October 1, 2004; provided, however that in the event that the merger is consummated before such date, the vesting of such options will be accelerated and they will become exercisable simultaneously with the consummation of the merger.

(13)
The aggregate number of shares beneficially owned and percent of common stock beneficially owned by all officers and directors as a group does not include an aggregate of 488,849 shares underlying options granted under Varsity's 1991 Stock Option Plan and 1997 Stock Option Plan, including an aggregate of 59,224 shares underlying options granted to officers and directors under Varsity's 1991 Stock Option Plan and 1997 Stock Option Plan which have not yet vested, but whose vesting will be accelerated in the event that the merger is consummated and will become exercisable simultaneously with the consummation of the merger.

(14)
Based on a Schedule 13G filed February 13, 1997, Angelo, Gordon & Co., L.P. may be deemed to be the beneficial owner of 1,385,747 shares as a result of voting and dispositive powers it holds with respect to $6,125,000 principal amount of Varsity's 4.10% Convertible Subordinated Note due November 1, 2007 convertible at $4.42 per share into 1,385,747 shares of common stock which it holds for the account of private investment funds for which it acts a general partner and/or investment advisor or investment manager. An affiliate of Angelo Gordon has entered a conversion agreement with respect to these notes, which is described below.

(15)
Based on amounts reported by the American Stock Exchange as of May 8, 2003.

Certain Transactions with Directors, Executive Officers and Affiliates

Nederlander Sub-Lease

        On February 25, 2000, we entered into a nine (9) year six (6) month sublease with a company owned and controlled by our chairman, Mr. Robert Nederlander, for premises to serve as our corporate offices located in New York City. Pursuant to the sublease, we pay a base rent of approximately $117,000 per annum which will rise to approximately $138,000 per annum during the term of the sublease. We also pay our pro rata share (approximately 33%) of operating expenses during the term of the sublease. Our management believes that the terms of the sublease are at least equivalent to what we could reasonably expect to receive from an unrelated third party. In connection with the sale of our Riddell Group Division, we moved our corporate offices to Memphis, Tennessee, and are currently subleasing the New York premises to a third party. During the year ended December 31, 2002, we paid approximately $14,000 to Mr. Nederlander under this lease agreement. Subsequent to December 31, 2002, the tenant who was sub-subleasing the office space stopped paying rent on a current basis. We currently are collecting rent of $2,500 per month, on a month-to-month basis, plus one-third of the operating expenses with respect to the premises. We are currently attempting to sublease the premises.

Angelo, Gordon & Co., L.P.

        On August 16, 2001 we issued a 4.10% senior convertible subordinated note due November 1, 2007 in the aggregate principle amount of $7,500,000 to Silver Oak Capital, L.L.C., an affiliate of Angelo, Gordon & Co., L.P. As of August [    ], 2003, $6,125,000 in principal amount was outstanding on the note, at a conversion price of $4.42 per share. As of May 27, 2003, we entered into a conversion agreement with Silver Oak. The conversion agreement provides that simultaneously with the consummation of the merger, the note will be deemed to be converted and Silver Oak will have the right to receive $6.57 in cash for each of our common shares into which the note would have been convertible, for a total of $9,104,357.79. If the merger is not consummated for any reason, the conversion agreement will be deemed null and void.

  Management Services Provided by Leonard Green & Partners

        In connection with the merger, VBR Holding Corporation will enter into a management services agreement with Leonard Green & Partners. Under the management services agreement, Leonard Green & Partners will provide investment banking, management, consulting and financial planning services on an ongoing basis. In consideration of these services, VBR Holding Corporation will pay Leonard Green & Partners an annual fee of approximately $744,000. Leonard Green & Partners also will provide financial advisory and investment banking services in connection with major financial transactions that we may undertake from time to time in the future. In consideration of these services, VBR Holding Corporation will pay Leonard Green & Partners fees that are reasonable and customary for services of like kind. In addition, this agreement will provide that, upon the completion of the merger, we will pay Leonard Green & Partners transaction fees in an amount to be determined.

Other Matters for Action at The Special Meeting

        Our board of directors is not aware of any matters to be presented for action at the special meeting other than those described in this proxy statement. If other matters should properly come before the special meeting, it is intended that the holders of proxies solicited by this proxy statement will vote on those matters in their discretion. However, the proxies do not grant authority to vote on any proposal to adjourn or postpone the special meeting for the purpose of soliciting further proxies in favor of the adoption of the merger agreement.

Proposals By Holders of Shares of Common Stock

        Due to the contemplated consummation of the merger, we do not currently expect to hold a 2003 annual meeting of stockholders because, following the merger, we will not be a publicly held company. If the merger is not consummated for any reason, under SEC rules, we must receive proposals of stockholders intended to be presented at and included in the proxy statement for the 2003 annual meeting of stockholders at our principal executive offices no later than April 4, 2003. If the date of the 2003 annual meeting is more than 30 days before or after August 29, 2003, however, the new deadline for receipt of stockholder proposals will be described in a quarterly report of Varsity on Form 10-Q.

        Our by-laws govern the submission of nominations for directors or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but that are not included in its proxy statement for that meeting. Under our by-laws, a stockholder entitled to vote who has delivered a notice to our Secretary not later than the close of business on [            ], 2003 and not earlier than [            ], 2003 may make nominations for directors or other business proposals to be addressed at the 2003 annual meeting. Any proposal must also comply with the other provisions contained in our by-laws relating to stockholder proposals.

Experts

        Our consolidated financial statements incorporated in this proxy statement by reference to our Annual Report on Form 10-K for the year ended December 31, 2002, have been incorporated in reliance on the report of Grant Thornton LLP, our independent accountants, given on the authority of that firm as experts in accounting and auditing. It is not anticipated that a representative of Grant Thornton will attend the special meeting.

Where You Can Find More Information

        Varsity files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Varsity's Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's website at http://www.sec.gov. Copies of documents filed by Varsity with the Securities and Exchange Commission are also available at the offices of The American Stock Exchange located at 86 Trinity Place, New York, NY 10006.

        Varsity, Green Equity Investors, GEI Capital, VBR Holding Corporation, VB Merger Corporation and some of the management investors have filed a Rule 13E-3 Transaction Statement on Schedule 13E-3 with the Securities and Exchange Commission with respect to the merger. As permitted by the Securities and Exchange Commission, this proxy statement omits some information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the Securities and Exchange Commission.

        The Securities and Exchange Commission allows Varsity to "incorporate by reference," into this proxy statement documents we have filed with the Securities and Exchange Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement:

        Varsity Filings (SEC FILE NUMBER 0-19298):

Annual Report on Form 10-K	Year ended December 31, 2002
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2003
Current Reports on Form 8-K	Filed April 22, 2003
Varsity's proxy statement for its 2002 annual meeting of stockholders	Filed August 2, 2002

        Varsity incorporates by reference into this proxy statement additional documents that we may file with the Securities and Exchange Commission between the date of this proxy statement and the date of the Varsity stockholders' meeting. Those documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Varsity will file amendments to the Schedule 13E-3 with the Securities and Exchange Commission to include as an exhibit to the Schedule 13E-3 any of these additional documents that we may file between the date of this proxy statement and the date of the Varsity stockholders' meeting.

        You may request a copy of the documents incorporated by reference into this proxy statement by writing to, telephoning or e-mailing Varsity.

        Requests for documents should be directed to:

  John M. Nichols
  Varsity Brands, Inc.
  6745 Lenox Center Court, Suite 300
  Memphis, Tennessee 38115
  Telephone: (901) 387-4300

        If you would like to request documents from Varsity, please do so at least five (5) business days before the date of the special meeting in order to receive timely delivery of such documents prior to the special meeting.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. Varsity has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated August [    ], 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

Annex A

FINAL
EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

VARSITY BRANDS, INC.,

and

VBR HOLDING CORPORATION

and

VB MERGER CORPORATION

         Dated as of April 21, 2003

A-i

4.18.	Specified Contracts	25
4.19.	Reserved	25
4.20.	Riddell Sale Agreement	25
4.21.	Real Estate	26
4.22.	Accounts Payable and Inventory	26
4.23.	Accounts Receivable	26
4.24.	Suppliers	27
4.25.	Personnel, etc	27
4.26.	Assets	27
4.27.	Insurance	27
4.28.	Disclaimer of Other Representations and Warranties	28
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUIROR		28
5.1.	Corporate Existence and Power	28
5.2.	Corporate Authorization	28
5.3.	Governmental Authorization	28
5.4.	Non-Contravention	29
5.5.	Employment Agreements	29
5.6.	Financing	29
5.7.	Disclaimer of Other Representations and Warranties	29
5.8.	Finders' Fees	29
ARTICLE VI COVENANTS OF THE COMPANY		30
6.1.	Company Interim Operations	30
6.2.	Acquisition Proposals; Board Recommendation	32
6.3.	Taxes	34
6.4.	The Notes Tender Offer	34
ARTICLE VII COVENANTS OF ACQUIROR		35
7.1.	Director and Officer Liability	35
7.2.	Transfer Taxes	36
7.3.	Reserved	36
7.4.	Repayment of Debt	36
ARTICLE VIII COVENANTS OF ACQUIROR AND THE COMPANY		37
8.1.	Efforts and Assistance/HSR Act	37
8.2.	Stockholder Meeting/Proxy Statement and Schedule 13E-3	38

A-ii

8.3.	Public Announcements	39
8.4.	Access to Information; Notification of Certain Matters	39
8.5.	Further Assurances	40
8.6.	Disposition of Litigation	41
8.7.	Confidentiality Agreement	41
ARTICLE IX CONDITIONS TO MERGER		41
9.1.	Conditions to the Obligations of Each Party	41
9.2.	Conditions to the Obligations of the Company	41
9.3.	Conditions to the Obligations of Acquiror	42
ARTICLE X TERMINATION		44
10.1.	Termination	44
10.2.	Effect of Termination	45
10.3.	Fees and Expenses	46
ARTICLE XI MISCELLANEOUS		46
11.1.	Notices	47
11.2.	Survival	47
11.3.	Amendments; No Waivers	47
11.4.	Successors and Assigns	48
11.5.	Counterparts; Effectiveness; Third Party Beneficiaries	48
11.6.	Governing Law	48
11.7.	Jurisdiction	48
11.8.	Entire Agreement	48
11.9.	Authorship	49
11.10.	Severability	49
11.11.	Waiver of Jury Trial	49
11.12.	Headings; Construction	49
Exhibit A—Form of Voting Agreement
Exhibit B—Form of Contribution Agreement
Exhibit C—Form of Contribution and Option Exchange Agreement
Exhibit D—Form of Webb Employment Agreement
Exhibit E—Form of Nichols Employment Agreement
Exhibit F—Certificate of Incorporation of the Surviving Corporation
Exhibit G—FIRPTA Certification Documents

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 21st day of April 2003, by and among Varsity Brands, Inc., a Delaware corporation (the "Company"), VBR Holding Corporation, a Delaware corporation ("Parent"), and VB Merger Corporation, a Delaware corporation ("Acquiror") wholly owned by Parent.

        WHEREAS, it is the intention of the parties that Acquiror shall merge with and into the Company (the "Merger") with the Company being the surviving corporation and a wholly owned subsidiary of Parent;

        WHEREAS, the Board of Directors of the Company, consisting of a majority of directors who have no direct or indirect interest in the transactions contemplated by this Agreement, other than ownership of Company Shares (as defined below) and Company Options (as defined in Section 1.1), has determined, by the unanimous vote of all of the directors voting on the matter, that it is fair to and in the best interests of the Company and the holders of common stock, par value $0.01 per share (the "Company Shares"), to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL");

        WHEREAS, the Board of Directors of the Company, by resolutions unanimously adopted by all of the directors voting on the matter, has (i) approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby and by the Voting Agreements (as defined below) upon the terms and subject to the conditions set forth in this Agreement and the Voting Agreements and in accordance with the DGCL and (ii) resolved to recommend that the holders of Company Shares adopt and approve this Agreement;

        WHEREAS, the Board of Directors of Acquiror has unanimously (i) determined that the Merger is fair to and in the best interests of Acquiror and its stockholders, (ii) adopted resolutions approving and declaring advisable this Agreement and the Merger and the other transactions contemplated hereby and by the Voting Agreements upon the terms and subject to the conditions set forth in this Agreement and the Voting Agreements and in accordance with the DGCL and (iii) resolved to recommend that the holders of Acquiror Common Shares (as defined in Section 1.1) adopt and approve this Agreement;

        WHEREAS, Parent, as the sole stockholder of Acquiror has adopted and approved this Agreement and approved the transactions contemplated hereby;

        WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Parent and Acquiror to enter into this Agreement, certain holders of Company Shares (collectively, the "Principal Stockholders") are entering into voting agreements with Parent in the form attached hereto as Exhibit A (the "Voting Agreements"), pursuant to which, among other things, the Principal Stockholders will agree to vote all of their Equity Interests (as defined in Section 1.1) in the Company in favor of adopting and approving this Agreement; and

        WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Parent and Acquiror to enter into this Agreement, Jeffrey Webb is entering into a Contribution and Subscription Agreement with Parent substantially in the form attached hereto as Exhibit B (the "Contribution Agreement"), pursuant to which Mr. Webb will exchange a portion of his Company Shares for shares of capital stock of Parent immediately prior to the Effective Time (as defined below);

        WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Parent and Acquiror to enter into this Agreement, John Nichols is entering into a Contribution and Option Exchange Agreement with Parent substantially in the form attached hereto as Exhibit C (the "Contribution and Option Exchange Agreement"), pursuant to which Mr. Nichols will acquire shares of capital stock of Parent for cash and exchange a portion of his Company Options for options to acquire shares of capital stock of Parent, in each case, immediately prior to the Effective Time;

        NOW, THEREFORE, in consideration of the premises and promises contained herein, and intending to be legally bound, the parties hereto agree as set forth below.

ARTICLE I
DEFINITIONS

        1.1.    Definitions.

        As used herein, the following terms have the meanings set forth below:

        "Acquiror" has the meaning specified in the recitals to this Agreement.

        "Acquiror Common Shares" means the common stock, $0.01 par value per share, of Acquiror.

        "Acquiror Disclosure Schedule" has the meaning specified in the preamble to Article V.

        "Acquiror Material Adverse Effect" means any change or effect that would prevent or materially impair the ability of Parent or Acquiror to consummate the Merger and the other transactions contemplated hereby in a timely manner.

        "Acquisition Proposal" means any offer or proposal (whether or not in writing) (other than an offer or proposal by or on behalf of Parent or its Affiliates) for, or any indication of interest in: (a) a transaction pursuant to which any Person or group of Persons acquires or would acquire Beneficial Ownership of more than twenty percent (20%) of the outstanding voting power of the Company or any Company Subsidiary, whether from the Company or pursuant to a tender offer, exchange offer or otherwise, (b) a merger, consolidation, business combination, reorganization, share exchange, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction which would result in a Third Party acquiring twenty percent (20%) or more of the fair market value of the assets of the Company and its Subsidiaries, taken as a whole, (c) any transaction which would result in a Third Party acquiring twenty percent (20%) or more of the fair market value of the assets (including, without limitation, the capital stock of Subsidiaries) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction (whether by purchase of assets, acquisition of stock of a Subsidiary or otherwise), or (d) any combination of the foregoing.

        "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, each Principal Stockholder shall be deemed an Affiliate of the Company.

        "Agreement" has the meaning specified in the preamble to this Agreement.

        "Ancillary Agreements" means the Voting Agreements and the Employment Agreements.

        "Audited Financial Statements" has the meaning specified in Section 4.8(a).

        "Balance Sheet Date" means December 31, 2002.

        "Beneficial Ownership" shall have the meaning provided therefor under Section 13(d) of the Exchange Act and the rules and regulations promulgated under such Section.

        "Business Day" means any day, other than a Saturday, Sunday or one on which banks are authorized by Law to be closed in New York, New York.

        "Certificate" has the meaning specified in Section 3.3.

        "Certificate of Merger" has the meaning specified in Section 2.1(b).

        "Closing" has the meaning specified in Section 2.1(d).

        "Closing Date" has the meaning specified in Section 2.1(d).

        "Code" means the U.S. Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

        "Company" has the meaning specified in the preamble to this Agreement.

        "Company Balance Sheet" means the Company's consolidated balance sheet included in the Company's Annual Report on Form 10-K relating to its fiscal year ended on December 31, 2002.

        "Company Contract" means any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, commitment, arrangement, Permit, concession, franchise, limited liability or partnership agreement, or other instrument to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

        "Company Disclosure Schedule" has the meaning specified in the preamble to Article IV.

        "Company Employee Plans" has the meaning assigned in Section 4.12(a).

        "Company Expense Reimbursement Amount" means all reasonable documented out of pocket fees and expenses (including reasonable attorneys fees and disbursements) actually incurred by the Company and its Subsidiaries on or prior to the termination of this Agreement in connection with the transactions contemplated herein, provided that this amount shall not be greater than $1,750,000.

        "Company Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development which has had a material adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement or any of the Ancillary Agreements to which it is or will become a party, and the transactions contemplated hereby and thereby in a timely manner; provided, however, that none of the following, in and of itself, shall be deemed to constitute a Company Material Adverse Effect: (a) changes in U.S. financial markets or conditions or global financial markets or conditions, including any fluctuation, in and of itself, in the trading price of the Company Shares (it being understood that any fact or development giving rise to or contributing to the state of such markets or conditions or any such fluctuation in the trading price of the Company Shares may be the cause of a Company Material Adverse Effect); (b) acts of terrorism (it being understood that any such act of terrorism may be the cause of a Company Material Adverse Effect); (c) the announcement of this Agreement or the transactions contemplated hereby; (d) compliance by the Company and its Subsidiaries with the covenants contained in this Agreement; or (e) actions by the Company or any Subsidiary expressly permitted under this Agreement or specifically set forth in Section 6.1 of the Company Disclosure Schedule.

        "Company Options" means any options to purchase Company Shares granted pursuant to the Company Options Plans.

        "Company Option Plans" means the Company's 1991 Stock Option Plan, as amended, and the Company's 1997 Stock Option Plan, as amended.

        "Company Preferred Stock" has the meaning specified in Section 4.5(a).

        "Company Proxy Statement" has the meaning specified in Section 8.2(c).

        "Company Recommendation" has the meaning specified in Section 6.2(d).

        "Company Returns" has the meaning specified in Section 4.11.

        "Company SEC Documents" means each final registration statement, prospectus, report, schedule or definitive proxy statement required to be filed or otherwise furnished by the Company or any of its Subsidiaries with or to the SEC since January 1, 2000 pursuant to the Securities Act or the Exchange Act, in each case including all exhibits, appendices and attachments thereto, whether filed or otherwise furnished therewith or incorporated by reference therein.

        "Company Securities" has the meaning specified in Section 4.5(b).

        "Company Shares" has the meaning specified in the recitals to this Agreement.

        "Company Stockholders" or "Stockholders" means the holders of Company Shares.

        "Company Stockholder Approval" has the meaning specified in Section 4.2(a).

        "Company Stockholder Meeting" has the meaning specified in Section 8.2(b).

        "Company Subsidiary" means a Subsidiary of the Company.

        "Confidentiality Agreement" has the meaning specified in Section 8.4(a).

        "Contributing Holders" means Jeff Webb, John Nichols and any other holder of Company Shares or Company Options who enters into an agreement with Parent prior to the Effective Time providing for such holder to acquire shares, or options to acquire shares, of Parent immediately prior to the Effective Time.

        "Contribution Agreement" has the meaning specified in the recitals to this Agreement.

        "Contribution and Option Exchange Agreement" has the meaning specified in the recitals to this Agreement.

        "Convertible Debt" has the meaning specified in Section 4.5(a).

        "Current Policies" has the meaning specified in Section 7.1(a).

        "Default" has the meaning specified in Section 4.17(c).

        "DGCL" has the meaning specified in the recitals to this Agreement.

        "Dissenting Shares" has the meaning specified in Section 3.6.

        "Effective Time" has the meaning specified in Section 2.1(b).

        "Employment Agreements" means, collectively, the employment agreements, each dated the date hereof, by and between the Acquiror and each of: (i) Jeffrey Webb and (ii) John Nichols, each substantially in the form attached hereto as Exhibit D and Exhibit E, respectively.

        "End Date" has the meaning specified in Section 10.1(b)(i).

        "Environmental Laws" has the meaning specified in Section 4.13(d).

        "Equity Interest" means with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock or other equity interests (including, without limitation, partnership or membership interests in a partnership or limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person) whether outstanding on the date hereof or issued after the date hereof.

        "ERISA" has the meaning specified in Section 4.12(a).

        "ERISA Affiliate" has the meaning specified in Section 4.12(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Agent" has the meaning specified in Section 3.4(a).

        "Exchange Fund" has the meaning specified in Section 3.4(a).

        "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

        "Governmental Entity" means any supranational, federal, state, local or foreign government, court, administrative agency or commission or other governmental or regulatory authority or instrumentality.

        "HSR Act" has the meaning specified in Section 4.3.

        "Insurance Policies" has the meaning specified in Section 4.27.

        "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all provisionals, reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, brand names, trade names, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, any and all website content, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, research records, records of inventions, test information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all source code and object code versions of computer software (including data and related documentation), (vii) all moral rights, (viii) all other proprietary rights, and (ix) all copies and tangible embodiments thereof (in whatever form or medium), any rights in or licenses of any of the foregoing, and any claims or causes of actions (pending, filed) arising out of or related to any infringement or misappropriation of any of the foregoing.

        "Knowledge" as used in this Agreement, knowledge shall refer to the actual knowledge, after due inquiry, of the members of the Board of Directors of the Company and each of the Persons listed on Annex 1.1.

        "Law" means any supranational, federal, state, local, or foreign law, rule, regulation, judgment, code, ruling, statute, order, decree, injunction, ordinance or other legal requirement (including any arbitral decision or award).

        "Leases" has the meaning specified in Section 4.21.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of an asset; provided, however, that the term "Lien" shall not include (a) liens for utilities and current Taxes not yet due and payable, (b) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business relating to claims not yet due or payable or (c) liens for Taxes (not to exceed $25,000 in the aggregate) being contested in good faith.

        "Material Contract" and "Material Contracts" have the meanings specified in Section 4.17(a).

        "Merger" has the meaning specified in the recitals to this Agreement.

        "Merger Consideration" has the meaning specified in Section 3.3.

        "Minimum Notes Condition" has the meaning specified in Section 6.4(b).

        "Noteholders" has the meaning specified in Section 6.4(c).

        "Notes Consents" has the meaning specified in Section 6.4(b)

        "Notes Offer to Purchase" has the meaning specified in Section 6.4(a).

        "Notes Tender Offer" has the meaning specified in Section 6.4(a).

        "Notes Tender Offer Documents" has the meaning specified in Section 6.4(c).

        "Notice of Superior Proposal" has the meaning specified in Section 6.2(c).

        "Other Shares" has the meaning specified in Section 3.3.

        "Parent" has the meaning specified in the preamble to this Agreement.

        "Parent Common Shares" means the common stock, par value $0.01 per share, of Parent.

        "Parent Expense Reimbursement Amount" means all reasonable, documented, out of pocket expenses and fees (including reasonable attorneys fees) actually incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement and the Ancillary Agreements; provided that this amount shall not be greater than $1,750,000.

        "Permits" has the meaning specified in Section 4.13.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity.

        "Premises" has the meaning specified in Section 8.4(c).

        "Principal Stockholders" has the meaning specified in the recitals to this Agreement.

        "Proposed Amendments" has the meaning specified in Section 6.4(d).

        "Real Property" has the meaning specified in Section 4.21.

        "Record Holder" has the meaning specified in Section 3.4(b).

        "Replacement Policies" has the meaning specified in Section 7.1(a).

        "Representatives" has the meaning specified in Section 6.2(a).

        "Riddell Sale Agreement" means the Stock Purchase Agreement between Riddell Acquisition Sub, Inc. and Riddell Sports Inc, dated as of April 27, 2001.

        "Schedule 13E-3" has the meaning specified in Section 8.2(c).

        "SEC" means the United States Securities and Exchange Commission.

        "Secretary of State" has the meaning specified in Section 2.1(b).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Senior Notes" has the meaning assigned to such term in Section 5.6.

        "Senior Notes Indenture" means the indenture relating to the Senior Notes, dated as of June 19, 1997, among the Company, the guarantors party thereto, and Marine Midland Bank, or its successor, as trustee.

        "Specified Contracts" means those contracts set forth on Annex 4.18.

        "Spread Amount" has the meaning specified in Section 3.5(b).

        "Subsidiary" means, with respect to any Person, any other Person (including joint ventures) of which such Person, directly or indirectly, (a) has the right or ability to elect, designate or appoint a majority of the Board of Directors or other Persons performing similar functions for such Person, whether as a result of the beneficial ownership of Equity Interests, contractual rights or otherwise or (b) beneficially owns a majority of the voting Equity Interests or a majority of the economic interests.

        "Superior Proposal" means any bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 100% for purposes of this definition) that a majority of the members of the Company's Board of Directors determine in good faith, after consultation with its outside legal counsel and financial advisors, (a) provides to the Company Stockholders consideration with a value per Company Share that exceeds the value per Company Share of the consideration provided for in this Agreement (after taking into account any revisions made or proposed by Parent or Acquiror); (b) would result in a transaction, if consummated, that would be more favorable to the Company Stockholders (taking into account all facts and circumstances, including all legal, financial, regulatory and other aspects of the proposal and the identity of the offeror) than the transactions contemplated hereby; (c) is reasonably capable of being consummated in a timely manner (taking into account all regulatory and other relevant considerations); (d) is not subject to any financing condition; and (e) is made by a Person or group of Persons who have provided the Company with reasonable evidence that such Person or group has or will have sufficient funds to complete such Acquisition Proposal.

        "Supplemental Indenture" has the meaning specified in Section 6.4(d).

        "Surviving Corporation" has the meaning specified in Section 2.1(a).

        "Takeover Statute" means any restrictive provision or any applicable "fair price," "moratorium," "control share acquisition," "interested stockholder" or other similar anti-takeover statute or regulation, including Sections 48-103-201 through 48-103-209 of the Tennessee Code (as defined below).

        "Taxes" means all United States federal, state, local or foreign income, profits, estimated gross receipts, windfall profits, environmental (including taxes under Section 59A of the Code), severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, escheat, capital gains, capital stock, employment, withholding, social security (or similar), disability, transfer, registration, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, estimated, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to taxes that may become payable in respect therefor imposed by any Governmental Entity, whether disputed or not.

        "Tennessee Code" means the Annotated Code of the State of Tennessee.

        "Termination Fee" means, in respect of any termination of this Agreement, a cash amount equal to $3,500,000.

        "Third Party" means any Person (or group of Persons) other than Parent, Acquiror or any of their Affiliates. For the avoidance of doubt, the Principal Stockholders shall be deemed Third Parties.

        "Third Party Acquisition" means the consummation by a Third Party of any transaction or series of transactions described in clauses (a) through (d) of the definition of "Acquisition Proposal".

        "Voting Agreements" has the meaning specified in the recitals to this Agreement.

ARTICLE II
THE MERGER

        2.1.    The Merger.

          (a)   At the Effective Time, Acquiror shall be merged with and into the Company in accordance with the terms and conditions of this Agreement and the DGCL, at which time the separate corporate existence of Acquiror shall cease and the Company shall continue its existence as the surviving corporation. In its capacity as the corporation surviving the Merger, this Agreement sometimes refers to the Company as the "Surviving Corporation".

          (b)   As soon as practicable on or after the Closing Date, the Company will file a certificate of merger or other appropriate documents (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Secretary of State") and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at the time when the Certificate of Merger is duly filed with and accepted by the Secretary of State, or at such later time as is agreed upon by the parties and specified in the Certificate of Merger (such time as the Merger becomes effective is referred to herein as the "Effective Time").

          (c)   From and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, without further act or deed, all the property, rights, immunities, privileges, powers, franchises and licenses of the Company and Acquiror shall vest in the Surviving Corporation and all debts, liabilities, obligations, restrictions and duties of each of the Company and Acquiror shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

          (d)   The closing of the Merger (the "Closing") shall be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 (or such other place as agreed by the parties) not later than the third Business Day following the date on which all of the conditions set forth in Article IX are satisfied or waived (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless the parties hereto agree to another date. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date."

        2.2.    Organizational Documents.

          (a)   At the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety as set forth in Exhibit F hereto, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided in the DGCL.

          (b)   At the Effective Time, the By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by the DGCL and the Certificate of Incorporation of the Surviving Corporation.

        2.3.    Directors and Officers.

          (a)   From and after the Effective Time, the directors of Acquiror shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, the DGCL and this Agreement.

          (b)   From and after the Effective Time, the officers of the Company shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, the DGCL and this Agreement.

ARTICLE III
CONVERSION OF SECURITIES AND RELATED MATTERS

        3.1.    Capital Stock of Acquiror.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Acquiror Common Share that is issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        3.2.    Cancellation of Treasury Stock and Parent-Owned Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Share, each Company Share held by the Company as treasury stock or owned by Parent, Acquiror or any Company Subsidiary, if any, immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no payment shall be made or consideration delivered in respect therefor.

        3.3.    Conversion of Company Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Share, each Company Share issued and outstanding immediately prior to the Effective Time other than (i) any Common Shares to be cancelled pursuant to Section 3.2 and (ii) Dissenting Shares, if any, complying with Section 3.6, shall be canceled, retired and shall cease to exist and shall be converted automatically into the right to receive an amount in cash equal to $6.57 (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate (a "Certificate") which immediately prior to the Effective Time represented any such Company Shares in the manner provided in Section 3.4; and no other consideration shall be delivered or deliverable on or in exchange therefor.

        3.4.    Exchange of Certificates.

          (a)    Exchange Agent.    Prior to the Closing Date, Parent shall appoint a bank or trust company reasonably acceptable to the Company as agent (the "Exchange Agent") for the benefit of holders of Company Shares for the purpose of exchanging, pursuant to this Article III, Certificates representing Company Shares for the Merger Consideration. On or before the Closing Date, Parent will deposit or cause to be deposited with the Exchange Agent the aggregate Merger Consideration to be paid in respect of all Company Shares (other than Dissenting Shares, if any) pursuant to this Article III (the "Exchange Fund"), and except as contemplated by Section 3.4(e), Section 3.4(f) or Section 3.4(g) hereof, the Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest such Merger Consideration as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent. All fees, costs and expenses of the Exchange Agent shall be borne by Parent.

          (b)    Exchange Procedures.    As promptly as practicable after the Effective Time (but not later than five (5) Business Days after the date on which the Effective Time occurs), the Surviving Corporation shall send, or shall cause the Exchange Agent to send, to each record holder of Certificates ("Record Holder") immediately prior to the Effective Time, a letter of transmittal and instructions (which shall be in customary form and specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates to the Exchange Agent), for use in the exchange contemplated by this Section 3.4. Upon surrender of a Certificate to the Exchange Agent, together with a duly executed letter of transmittal, the holder shall be entitled to receive in exchange therefor, the Merger Consideration as provided in this Article III in respect of the Company Shares represented by the Certificate (after giving effect to any required withholding Tax). Until surrendered as contemplated by this Section 3.4, each such Certificate representing Company Shares shall be deemed, after the Effective Time, to represent only the right to receive the Merger Consideration. No interest shall be paid on any such delivery of cash to be paid pursuant to this Article III upon such delivery.

          (c)    No Further Rights in Company Shares.    Subject to Section 3.6, at the Effective Time, holders of Company Shares shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive any dividend or other distribution with respect to the Company Shares with a record date occurring prior to the Effective Time and the Merger Consideration provided in Section 3.3. All cash paid upon surrender of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to Company Shares represented thereby. As of the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the Company's stock transfer books of any Company Shares, other than transfers that occurred before the Effective Time. If, after the Effective Time, Certificates representing Company Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.4.

          (d)    Alternate Endorsement.    If payment of the Merger Consideration in respect of Company Shares is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent or the Exchange Agent that such Taxes either have been paid or are not payable.

          (e)    Return of Merger Consideration.    Upon demand by Parent, the Exchange Agent shall deliver to Parent any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section 3.4 (with any interest and earnings thereon) that remains undistributed to Record Holders twelve (12) months after the Effective Time. Record Holders who have not complied with this Section 3.4 prior to the demand by Parent shall thereafter look only to Parent for payment of any claim to the Merger Consideration without any interest thereon. Any Merger Consideration remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

          (f)    No Liability.    None of the Surviving Corporation, Parent or the Exchange Agent shall be liable to any Person in respect of amounts paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g)    Withholding Rights.    Parent, Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable hereunder to any holder of any Certificate any amounts that it is required to deduct and withhold with respect to payment under any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificate.

          (h)    Lost Certificates.    If any Certificate has been or is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming that a Certificate has been lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to that Certificate, the Exchange Agent will deliver to such Person in exchange for such lost, stolen or destroyed Certificate, the proper amount of the Merger Consideration.

          (i)    Exchange of Acquiror Stock Certificates.    Immediately after the Effective Time, the Surviving Corporation shall deliver to Parent in exchange for the certificates which immediately prior to the Effective Time represented all the outstanding Acquiror Common Shares that were converted into the right to receive shares of common stock of the Surviving Corporation in accordance with Section 3.1, share certificates registered in the name of Parent, representing the number of shares of common stock of the Surviving Corporation to which Parent is so entitled by virtue of Section 3.1.

        3.5.    Company Stock Options.

          (a)   Each outstanding Company Option whether or not then vested, that has an exercise price equal to or greater than the Merger Consideration shall be canceled immediately prior to the Effective Time for no consideration. Immediately prior to the Effective Time, all unvested Company Options shall be automatically vested.

          (b)   At the Effective Time, all other outstanding and vested Company Options shall be canceled and in consideration of such cancellation, the Surviving Corporation shall pay to each holder of a canceled Company Option, as soon as practicable following the Effective Time, an amount per Company Share subject to such canceled Company Option equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price per Company Share subject to such canceled Company Option (such excess, the "Spread Amount"), as reduced by any required withholding of Taxes for employees of the Company.

        3.6.    Dissenting Shares.

          (a)   Notwithstanding any provision of this Agreement to the contrary, any Company Shares ("Dissenting Shares") that are issued and outstanding immediately prior to the Effective Time and that are held by a Person who has not voted in favor of the Merger or consented thereto in writing and who properly demands appraisal of such Company Shares pursuant to, and who complies in all respects with, Section 262 (or any successor provision) of the DGCL, shall not be converted into or represent the right to receive the Merger Consideration as provided hereunder unless and until such Person shall have failed to perfect, or shall have effectively withdrawn or lost, such Person's right to appraisal under the DGCL, and instead shall only entitle the holder thereof to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to, and subject to the requirements of, Section 262 (or any successor provision) of the DGCL. If, after the Effective Time, any such Person shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal, each of such holder's Company Shares shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest, the Merger Consideration, in accordance with Section 3.3 (together with any dividends or other distributions to which holders of Certificates become entitled in accordance with this Article III upon the surrender of such Certificates).

          (b)   The Company shall give Parent (i) prompt notice of any notices or demands (or purported demands) for appraisal received by the Company, withdrawals of such notices or demands and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices or demands. The Company shall not, except with the prior written consent of Parent, make any payments, or settle, offer to settle or otherwise negotiate, with respect to any such notices or demands.

        3.7.    Adjustments.    If between the date of this Agreement and the Effective Time the number of outstanding Company Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like other than pursuant to the Merger, the amount of Merger Consideration shall be correspondingly adjusted and, if and as appropriate, all other appropriate corresponding adjustments shall be made.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in the Company disclosure schedule delivered by the Company to the Acquiror prior to the execution of this Agreement (the "Company Disclosure Schedule") with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates (it being understood that any information set forth in a particular section of the Company Disclosure Schedule shall be deemed to apply to each other section or subsection thereof or hereof to which its relevance is clearly apparent on its face), the Company represents and warrants to Parent and Acquiror as set forth below:

        4.1.    Corporate Existence and Power.

          (a)   The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all corporate power and authority required to own, lease and operate its properties, to carry on its business as now conducted and (assuming this Agreement is duly approved and adopted at the Company Stockholder Meeting) to consummate the Merger and the other transactions contemplated hereby.

          (b)   The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes qualification necessary, except where the failure to be so qualified has not had, and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   The Company has made available to Acquiror a complete and correct copy of the Certificate of Incorporation and By-laws (or other constituent documents) of the Company and each of the Company Subsidiaries. The corporate records and minute books of the Company and each of the Company Subsidiaries reflect all material action taken and authorizations made at meetings of such companies' Board of Directors or any committees thereof and at any stockholders' meetings thereof.

        4.2.    Corporate Authorization.

          (a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, except for adoption and approval of this Agreement by the vote of the holders of a majority of the outstanding Company Shares (the "Company Stockholder Approval"), no other corporate proceedings on the part of the Company are necessary to authorize or consummate this Agreement or to consummate the other transactions contemplated hereby (other than the filing and recordation of the appropriate documents with respect to the Merger in accordance with the DGCL).

          (b)   On or prior to the date hereof, the Company's Board of Directors has (i) determined that this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger, are fair to and in the best interests of the Company and its Stockholders, (ii) adopted resolutions approving this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger, (iii) adopted resolutions declaring this Agreement and the plan of merger contained herein advisable, (iv) recommending to the Company Stockholders that they vote in favor of adopting and approving this Agreement in accordance with the terms hereof and (v) adopted resolutions declaring that Section 203 of the DGCL and any other Takeover Statute are and shall be inapplicable to Parent, Acquiror, the Merger, this Agreement, the Voting Agreements or any of the transactions contemplated hereby or thereby.

  Such approval by the Company's Board of Directors is sufficient to render inapplicable to this Agreement, the Voting Agreements, the Merger and any of the transactions contemplated hereby or thereby, the provisions of Section 203 of the DGCL. To the Company's Knowledge, no other Takeover Statute applies or purports to apply to this Agreement, the Voting Agreements, the Merger or any of the transactions contemplated hereby or thereby. No provision of the Certificate of Incorporation or the By-laws of the Company or similar governing instruments of any Company Subsidiary would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, any shares of the Company and any Company Subsidiary that may be acquired or controlled by Parent.

          (c)   This Agreement has been duly and validly executed and delivered by the Company, and assuming that this Agreement constitutes the valid and binding obligation of Parent and Acquiror, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        4.3.    Governmental Authorization.    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not require any consent, approval, action, order, authorization, or permit of, or registration or filing with, any Governmental Entity, other than (a) the filing of (i) the Certificate of Merger in accordance with the DGCL and (ii) the appropriate documents with respect to the Company's qualification to do business with the relevant authorities of other states or jurisdictions in which the Company is qualified to do business; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (c) compliance with any applicable requirements of the Exchange Act; (d) such as may be required under any applicable state securities or blue sky Laws; and (e) other consents, approvals, actions, orders, authorizations, registrations, declarations, filings and permits which, if not obtained or made, have not had, and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        4.4.    Non-Contravention.    (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (a) contravene, breach or conflict with the Company's Certificate of Incorporation or By-laws, (b) assuming compliance with the matters referred to in Section 4.3, contravene, breach or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or its Subsidiaries or by which any of their respective properties is bound or affected, (c) constitute a default under (or an event that with notice or lapse of time or both could reasonably be expected to become a default) or give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation or acceleration under any Material Contract, or (d) result in the creation or imposition of any material Lien on any asset of the Company or any Company Subsidiary, other than, in the case of clauses (b) and (c) any items that have not had, and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (b)   The execution, delivery and performance by Jeffrey Webb and John Nichols of their respective Employment Agreements does not and will not breach or conflict with or constitute a violation of any contract, agreement, or understanding between each of Jeffrey Webb and John Nichols, on the one hand, and the Company, on the other hand.

        (c)   The execution, delivery and performance by the Principal Stockholders of their respective Voting Agreements does not and will not breach or conflict with or constitute a violation of any contract, agreement, or understanding between each of the Principal Stockholders, on the one hand, and the Company, on the other hand.

        4.5.    Capitalization.

          (a)   The authorized capital stock of the Company consists solely of 40,000,000 Company Shares and 5,000,000 shares of preferred stock (the "Company Preferred Stock"). As of March 31, 2003, (i) 9,592,250 Company Shares were issued and outstanding (no Company Shares were held in treasury), all of which have been duly authorized and validly issued and are fully paid and nonassessable and were issued free of preemptive or similar rights, (ii) no Company Shares were held by Subsidiaries of the Company, (iii) 1,666,925 Company Shares were issuable upon the exercise of Company Options then outstanding, (iv) 33,075 Company Shares were reserved for issuance upon the grant of options reserved and available under the Company Option Plans, (v) there was outstanding $6,125,000 aggregate principal amount of the Company's 4.10% convertible subordinated note (which is convertible into Company Shares at a rate of $4.42 per share (the "Convertible Debt") and (vi) no shares of Company Preferred Stock were issued and outstanding. Since December 31, 2002, the Company has not declared or paid any dividend or distribution in respect of any of its Equity Interests and has not issued, sold, repurchased, redeemed or otherwise acquired any of its Equity Interests, and its Board of Directors has not resolved to do any of the foregoing. Since March 31, 2003, the Company has not issued any Company Securities (as defined below) other than upon exercise of Company Options outstanding on such date or in connection with the conversion of the Convertible Debt.

          (b)   Except as set forth in this Section 4.5, the Company has not issued, or reserved for issuance, any (i) Equity Interests of the Company, (ii) securities of the Company convertible into or exchangeable for Equity Interests of the Company or (iii) options, warrants or other rights to acquire from the Company, or obligations of the Company to issue, any Equity Interests of the Company or securities convertible into or exchangeable for, or requiring payments based on the value of, Equity Interests of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding agreements or other obligations of the Company or any Company Subsidiary to issue, sell, repurchase, redeem or otherwise acquire any Company Securities.

          (c)   Section 4.5(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all outstanding Company Options as of the date hereof, which list sets forth the name of the holders thereof and, to the extent applicable, the exercise price or purchase price thereof, the number of Company Shares subject thereto, the governing Company Option Plan with respect thereto and the expiration date thereof.

        4.6.    Subsidiaries.

          (a)   Section 4.6(a) of the Company Disclosure Schedule lists each Company Subsidiary together with the jurisdiction of incorporation of each Subsidiary. Except for the Equity Interests in each Company Subsidiary, and as set forth in Section 4.6(a) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any other Person.

          (b)   Each Company Subsidiary (i) is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, and has all powers and authority required to own, lease or operate its properties, to carry on its business as now conducted, and (ii) has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had, and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. All of the outstanding Equity Interests in each Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights. Except as set forth in Section 4.6(b) of the Company Disclosure Schedule, all of the Equity Interests in each Company Subsidiary are beneficially owned, directly or indirectly, by the Company.

          (c)   Except as set forth in Section 4.6(c) of the Company Disclosure Schedule, such Equity Interests in each Company Subsidiary are owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of the stock or other ownership interests). There are no outstanding (i) securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for Equity Interests in any Company Subsidiary, (ii) options, warrants or other rights to acquire from the Company or any Company Subsidiary, or obligations of the Company or any Company Subsidiary to issue, any Equity Interests in, or any securities convertible into or exchangeable or exercisable for any Equity Interests in, any Company Subsidiary or (iii) agreements, obligations or arrangements of the Company or any Company Subsidiary to issue, sell, repurchase, redeem or otherwise acquire any Equity Interests of any Company Subsidiary.

          (d)   None of the Company or any Company Subsidiary is in violation of any provision of its articles or Certificate of Incorporation or By-laws or equivalent organizational documents.

        4.7.    Company SEC Documents.

          (a)   The Company has filed or otherwise furnished all Company SEC Documents required to be filed with or furnished to the SEC by the Company. No Company Subsidiary currently is, and no Company Subsidiary at any time since January 1, 2000 has been, required to file or otherwise furnish any form, report, registration statement or prospectus or other document with or to the SEC.

          (b)   As of their respective dates, each Company SEC Document including, without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act, as the case may be and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)   The Company will file with the SEC and promptly will make available to Acquiror true and complete copies of each form, registration statement, report, schedule, proxy or information statement and other documents (including exhibits thereto) required to be filed with the SEC under the Securities Act or the Exchange Act.

        4.8.    Financial Statements; No Material Undisclosed Liabilities.

          (a)   Each of the audited consolidated financial statements (including the notes thereto) (the "Audited Financial Statements") and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents were prepared in conformity with GAAP throughout the periods involved, and each fairly presents, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements, which adjustments shall not be material).

          (b)   There are no liabilities or obligations of the Company or any Company Subsidiary, which, individually or in the aggregate, would be material to the Company and its Subsidiaries taken as a whole, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise other than: (i) liabilities or obligations disclosed or provided for in the Company Balance Sheet or disclosed in the notes thereto; (ii) liabilities or obligations incurred after December 31, 2002 in the ordinary course of business consistent with past practice; and (iii) liabilities under this Agreement or incurred in connection with the transactions contemplated hereby or by the Voting Agreements.

        4.9.    Absence of Certain Changes.    Since December 31, 2002, except as set forth in Section 4.9 of the Company Disclosure Schedule or otherwise expressly contemplated by this Agreement, the Company and each Company Subsidiary has conducted its business in the ordinary course consistent with past practice. Neither the Company nor any Company Subsidiary has engaged in any transaction or series of transactions material to the Company or any Company Subsidiary other than in the ordinary course of business and consistent with past practices, and there has not been any event, occurrence or development, that individually or in the aggregate, constitutes or would be reasonably expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, and except as set forth by the Company on Schedule 4.9, since December 31, 2002, there has not been:

              (i)  any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Company Subsidiary that has had or would be reasonably expected to have a Company Material Adverse Effect;

             (ii)  any amendment or change in the Company's Certificate of Incorporation or By-laws;

            (iii)  any material change by the Company or any Company Subsidiary in its accounting methods, principles or practices (other than changes required by GAAP or Law after the date of this Agreement);

            (iv)  any material Tax election, any change in method of accounting with respect to Taxes or any compromise or settlement of any proceeding with respect to any material Tax liability;

             (v)  any action, event, occurrence, development or state of circumstances or facts that has had or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect;

            (vi)  any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) or capital return in respect of any shares of the Company's capital stock or any redemption, purchase or other acquisition by the Company or any Company Subsidiary of any shares of the Company's capital stock or other securities of, or other ownership interests in, the Company or any Company Subsidiary, or any amendment of any material term of any outstanding security of the Company or any Company Subsidiary;

           (vii)  any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the assets of the Company or any Company Subsidiary other than in the ordinary course of business consistent with past practices;

          (viii)  any acquisition (by merger, consolidation, or acquisition of stock or assets) by the Company or any Company Subsidiary of any corporation, partnership or other business organization or division thereof or any Equity Interest therein for consideration, or any loans or advances to any Person;

            (ix)  any (A) incurrence of, (B) guarantee with respect to, or (C) provision of credit support for, any indebtedness by the Company or any Company Subsidiary other than pursuant to the Company's existing credit facilities in the ordinary course of business or any creation or assumption by the Company or any Company Subsidiary of any Lien on any material asset;

             (x)  (A) any employment, deferred compensation, severance or similar agreement entered into or amended by the Company or any Company Subsidiary and any employee, in each case other than sales commission agreements entered into in the ordinary course of business consistent with past practices, (B) any increase in the compensation payable or to become payable by it to any of its directors or officers or generally applicable to all or any category of the Company's or any Company Subsidiary's employees, (C) any increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors of officers of the Company or any Company Subsidiary or generally applicable to all or any category of the Company's or any Company Subsidiary's employees or (D) severance pay arrangements made to, for or with such directors, officers or employees other than, in the case of clauses (B) and (C) above and only with respect to employees who are not officers or directors of the Company or any Company Subsidiary, increases in the ordinary course of business consistent with past practices and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company or any Company Subsidiary;

            (xi)  any loan, advance or capital contribution made by the Company or any Company Subsidiary to, or investment in, any Person other than loans, advances or capital contributions, or investments of the Company made in the ordinary course of business consistent with past practices;

           (xii)  any waiver, direct or indirect, by the Company or any Company Subsidiary of (A) any right or rights of material value of (B) any payment of any material debt, liability or other obligation, except for non-material waivers and payments made in the ordinary course of business consistent with past practices;

          (xiii)  any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement, or transaction with or on behalf of, any officer, director, or employee of the Company, any Company Subsidiary or any Affiliate of any of them, or any business or entity in which the Company, any Company Subsidiary or any Affiliate of any of them, or relative of any such Person, has any material, direct or indirect, interest, except for (A) directors' fees (B) compensation to the officers and employees of the Company in the ordinary course of business consistent with past practices and (C) advancement or reimbursement of expenses in the ordinary course of business consistent with past practices;

          (xiv)  any issuance, sale or disposition of any capital stock or other Equity Interest in the Company or any Company Subsidiary, except upon the valid exercise of Company Options or Convertible Debt outstanding on March 31, 2003 in accordance with the terms thereof, or issuance or grant of any options, warrants or other rights to purchase any such capital stock or Equity Interest or any securities convertible into or exchangeable for such capital stock or Equity Interest or any other change in the issued and outstanding capitalization of the Company or any Company Subsidiary;

           (xv)  any amendment, alteration or modification in the terms of any currently outstanding options, warrants or other rights to purchase any capital stock or Equity Interest in the Company or any securities convertible into or exchangeable for such capital stock or Equity Interest, including, without limitation, any reduction in the exercise or conversion price of any such rights or securities, any change to the vesting or acceleration terms of any such rights or securities, or any change to terms relating to the grant of any such rights or securities;

          (xvi)  any action which, if it had been taken after the date hereof, would have required the consent of Acquiror under Section 6.1 hereof; or

         (xvii)  any agreement to take any of the actions specified in this Section 4.9, except for this Agreement.

        4.10.    Litigation.    All of the actions, suits, claims, investigations, arbitrations or proceedings pending, or to the Knowledge of the Company threatened, against the Company or any Company Subsidiary or any of their respective assets or properties before any arbitrator or Governmental Entity are set forth in Section 4.10 of the Company Disclosure Schedule. (a) There is no action, suit, claim, investigation, arbitration or proceeding pending, or to the Knowledge of the Company threatened, against the Company or any Company Subsidiary or any of their respective assets or properties before any arbitrator or Governmental Entity that has had, or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect (it being expressly understood and agreed that the mere filing of litigation or mere existence of litigation by or on behalf of Company Stockholders or any other Person, that challenges or otherwise seeks damages with respect to the transactions contemplated hereby shall not in and of itself be deemed to have such effect) and (b) to the Knowledge of the Company, there is no basis for any such action, suit, claim, investigation, arbitration or proceeding. Neither the Company, nor any Company Subsidiary, any officer, director or employee of the Company or any Company Subsidiary has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Entity from engaging in or continuing any conduct or practice in connection with the business or assets of the Company or any Company Subsidiary nor, to the Company's and the Company Subsidiaries' Knowledge, is the Company, any Company Subsidiary or any officer, director or employee of the Company or any Company Subsidiary under investigation by any Governmental Entity related to the conduct of the Company's or any Company Subsidiaries' business. To the Knowledge of the Company, there is not in existence any order, judgment or decree of any court or other tribunal or other agency that is applicable to the Company or any Company Subsidiary enjoining or requiring the Company or any Company Subsidiary to take any action of any kind with respect to its business or assets.

        4.11.    Taxes.    Except as set forth in Section 4.11 of the Company Disclosure Schedule, (a) all Tax returns, statements, reports and forms (collectively, the "Company Returns") required to be filed with any taxing authority by, or with respect to, the Company and each Company Subsidiary has been timely filed in accordance with all applicable Laws; (b) the Company and each Company Subsidiary has timely paid all material Taxes due and payable and the Company Returns are true, correct and complete in all material respects; (c) the Company and each Company Subsidiary has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (d) there is no action, suit, proceeding, audit or claim now proposed or pending against the Company or any Company Subsidiary in respect of any Taxes; (e) neither the Company nor any Company Subsidiary is party to, bound by or has any obligation under, any Tax sharing agreement or similar contract or arrangement or any agreement that obligates either of them to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person; (f) there are no Liens with respect to Taxes on any of the assets or properties of the Company or any Company Subsidiary; (g) neither the Company nor any Company Subsidiary (1) is, or has been, a member of an affiliated, consolidated, combined or unitary group, other than one of which the Company was the common parent and (2) has any liability for the Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor, by contract or otherwise; (h) no consent under Section 341(f) of the Code has been filed with respect to the Company or any Company Subsidiary; (i) neither the Company nor any Company Subsidiary has ever entered into a closing agreement pursuant to Section 7121 of the Code; (j) neither the Company nor any Company Subsidiary has agreed to make or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (k) no waivers of statutes of limitation with respect to any Company Returns have been given by or requested from the applicable entity; (l) all deficiencies asserted or assessments made as a result of any examinations of the Company or any of the Company Subsidiaries have been fully paid, or are fully reflected as a liability in the Company Balance Sheet, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Company Balance Sheet; (m) none of the Company or any of the Company Subsidiaries has received written notice from any governmental agency in a jurisdiction in which such entity does not file a Tax return stating that such entity is or may be subject to taxation by that jurisdiction; (n) none of the assets of the Company or any Company Subsidiary is property required to be treated as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code; (o) none of the assets of the Company or any Company Subsidiary directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code; (p) none of the assets of the Company or any Company Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code; and (q) neither the Company nor any predecessors of the Company by merger or consolidation has within the past three years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code.

        4.12.    Employee Benefits.

          (a)   Except as set forth in Schedule 4.12(a) of the Company Disclosure Schedule, none of the Company or any ERISA Affiliate (as defined below) maintains, administers, sponsors or otherwise has any liability with respect to any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any employment, severance or similar contract, plan, arrangement or policy or any other plan or arrangement (written or oral) whether or not subject to ERISA (including any funding mechanism therefore now in effect or required) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which covers any employee or former employee or director of the Company or any Company Subsidiary. The Company has delivered to Parent (i) current, accurate and complete copies (or to the extent no such copy exists, an accurate description of the material features) of each Company Employee Plan (as defined below and, if applicable, related trust agreements), (ii) all amendments thereto and written interpretations and (iii) if applicable, for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports. The plans required to be listed on Section 4.12(a) of the Company Disclosure Schedule are referred to collectively herein as the "Company Employee Plans." An "ERISA Affiliate" means any Person which would be treated as a single employer with the Company or any Company Subsidiary under Section 414 of the Code.

          (b)   None of the Company Employee Plans are subject to Title IV of ERISA. None of the Company, any Company Subsidiary, or any ERISA Affiliate has incurred any liability (whether absolute or contingent) with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) or any multiemployer plan (as defined in Section 3(37) of ERISA) under Title IV of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company, any Company Subsidiary or any ERISA Affiliate.

          (c)   Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. The Company has furnished to Acquiror copies of the most recent Internal Revenue Service determination letters with respect to each Company Employee Plan. Each Company Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Company Employee Plan. Further, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has occurred that will make the Company or any Company Subsidiary, or any officer or director of the Company or any Company Subsidiary, subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof).

          (d)   (i) Except as set forth on Section 4.12(d) of the Company Disclosure Schedule, no Company Employee Plan exists that could result in the payment to any present or former employee of the Company or any Company Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any Company Subsidiaries as a result of the transactions contemplated by this Agreement and (ii) there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any Company Subsidiary that, individually or collectively, would give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code. Section 4.12(a) of the Company Disclosure Schedule sets forth the maximum aggregate amount payable in respect of any and all payments, costs, excise taxes, fees and expenses due, payable, owed or forgiven as a result of termination pursuant to any severance agreement, contract, benefit plan or other arrangement existing on the date hereof pursuant to which the Company or any Company Subsidiary has any obligation or liability in connection with the termination of any officer of the Company.

          (e)   Except as set forth in Section 4.12(e) of the Company Disclosure Schedule, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any Company Employee Plan which would increase the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the year ended December 31, 2002.

          (f)    Neither the Company nor any Company Subsidiary has or has ever had any obligations to provide retiree health and life insurance or other retiree death benefits under any Company Employee Plan, other than benefits mandated by Section 4980B of the Code or under applicable Law, and each Company Employee Plan may be amended or terminated without incurring any liability thereunder.

          (g)   No Company Employee Plan is under audit or is the subject of an audit or investigation by the Internal Revenue Service, the Department of Labor or any other Governmental Entity, nor is any such audit or investigation pending, to the Knowledge of the Company, and (ii) with respect to any Company Employee Plan, (A) no actions, suits, termination proceedings or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened and (B) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

          (h)   The Company has obtained from each of the holders of Company Options listed on Annex 4.12(h) a valid and binding consent to the cash-out of their Company Options pursuant to the terms of the Company Option Plans and in accordance with Section 3.5 hereof.

          (i)    Attached hereto as Annex 4.12(i) is a true, correct and complete copy of the resolutions, and preamble thereto, adopted by the Board of Directors of the Company on April 21, 2003, amending in certain respects each of the Company's 1991 Stock Option Plan and the Company's

  1997 Stock Option Plan, and such resolutions have not been amended, rescinded or modified and are in full force and effect as of the date hereof.

        4.13.    Compliance with Laws; Licenses, Permits and Registrations.

          (a)   Neither the Company nor any Company Subsidiary is in violation of, or has violated, any applicable provisions of any Laws, except for violations which have not had, and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, the Company is not being investigated with respect to and has not been threatened to be charged with or given notice of any material violation of, any applicable Law.

          (b)   None of the Company, any of its Subsidiaries or any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment. Neither the Company nor any of its Subsidiaries has participated in any boycotts.

          (c)   Except as set forth in Section 4.13(c) of the Company Disclosure Schedule, the Company and each Company Subsidiary has, maintains in full force and effect, and is in compliance with, all material permits, licenses, easements, variances, exemptions, consents, certificates, approvals, authorizations of and registrations (collectively, "Permits") with and under all federal, state, local and foreign Laws and all Environmental Laws, and from all Governmental Entities required by the Company and each Company Subsidiary to carry on their respective businesses as currently conducted, except as would not have, individually or in the aggregate, a material adverse impact on the business of the Company or any Company Subsidiary.

          (d)   Except as set forth on Section 4.13(d) of the Company Disclosure Schedule, the respective businesses of the Company and each Company Subsidiary are, and have been, conducted in compliance with all applicable federal, state, local and foreign statutes, laws, ordinances, order, rules or regulations relating to the protection of the environment or occupational safety and health ("Environmental Laws") except as would not have a material adverse impact on the business of the Company or any Company Subsidiary.

          (e)   Except as set forth in Section 4.13(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has (i) received any written request for information, or been notified that it may be a "potentially responsible party", related to any property on the Superfund National Priorities List, or any state equivalent list, (ii) created or assumed any liabilities, guaranties, obligations or indemnifications under any Environmental Law, consent decree or contract with any third party, including any Governmental Entity, related to any property currently or formerly owned, operated or leased by the Company or the Company Subsidiaries; (iii) received, or been subject to, any complaint, summons, citation, notice, order, claim, litigation, investigation, judicial or administrative proceeding, or judgment from any third party, including, any Governmental Entity, regarding any actual or alleged violations of, or actual or potential liability under, any Environmental Laws; or (iv) any responsibility or liability under Environmental Law for any cleanup or remediation related to any hazardous materials or waste.

          (f)    Except as set forth in Section 4.13(f) of the Company Disclosure Schedule, to the Knowledge of Company none of the Real Property contains any asbestos containing material or mold that may be in a condition, location or form that (i) is reasonably likely to pose a risk to human health or the environment, (ii) may require any abatement, containment or remediation or (iii) may otherwise be regulated under Environmental Law.

          (g)   Neither the Company nor any Company Subsidiary is in conflict with, or in Default of any Company Contract, except to the extent that any such conflict or Default does not constitute a Company Material Adverse Effect.

        4.14.    Finders' Fees; Opinion of Financial Advisor.

          (a)   Other than Rothschild Inc., whose fees are set forth in Section 4.14 of the Company Disclosure Schedule, all of which fees and expenses will be borne by the Company, there is no investment banker, financial advisor, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company or any Company Subsidiary which might be entitled to any fee or commission from the Company, Parent, Acquiror or any of their respective Affiliates upon consummation of the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreements.

          (b)   The Board of Directors of the Company has received the opinion of Rothschild Inc., dated the date of this Agreement, and subject to the qualifications stated therein, to the effect that the Merger Consideration to be received by the holders of Company Shares (other than Parent, the Contributing Holders and each of their respective Affiliates) is fair, from a financial point of view, to such holders.

        4.15.    Affiliate Transactions.    Except as set forth in Section 4.15 of the Company Disclosure Schedule, and except for employment agreements with officers of the Company set forth on Section 4.17(vi) of the Company Disclosure Schedule, there are no Company Contracts with any (i) present or former officer or director of the Company or any Company Subsidiary or any of their immediate family members (including their spouses), (ii) record or beneficial owner of five percent or more of any voting securities of the Company or (iii) Affiliate of any such officer, director, family member or beneficial owner.

        4.16.    Intellectual Property.

          (a)   Set forth on Section 4.16(a) of the Company Disclosure Schedule are all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications for registration thereof, (iii) copyrights and mask work registrations and applications for registration thereof, and (iv) internet domain name registrations and applications and reservations therefor, in each case that are owned by or on behalf of the Company or any of the Company Subsidiaries. Except as disclosed in Section 4.16(a) of the Company Disclosure Schedule, with respect to each item of Intellectual Property required to be identified in Section 4.16(a) of the Company Disclosure Schedule: (i) the Company is the sole owner and possesses all right, title, and interest in and to the item in the listed country or jurisdiction, free and clear of any security interest, license, or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company, is threatened that challenges the legality, validity, enforceability, registrations, use, or ownership of the item in the listed country or jurisdiction; and (iv) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (b)   Set forth on Section 4.16(b) of the Company Disclosure Schedule are all items of Intellectual Property of any third party that the Company or any Company Subsidiary uses pursuant to license, sublicense, agreement, or permission except for off-the-shelf software programs that the Company and its Subsidiaries use in the ordinary course of business, pursuant to valid "shrink-wrap" licenses that contain no restrictions with respect to assignments by or changes in control of the Company. The Company has delivered to Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.16(b) of the Company Disclosure Schedule: (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect; (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company nor any of the Company Subsidiaries is in Default of such license, sublicense, agreement or permission, and no event has occurred that with notice or lapse of time would constitute a Default or permit termination, modification, or acceleration thereunder; (iv) neither the Company nor any Company Subsidiary has repudiated any provision thereof; and (v) neither the Company nor any of the Company Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (c)   The Company and the Company Subsidiaries own or have the right to use, without payments to any other Person except pursuant to a license, settlement or similar agreement that is specified in Section 4.16(b) of the Company Disclosure Schedule, all Intellectual Property either (i) necessary for, or (ii) actually used in, the operation of the business of the Company and the Company Subsidiaries as and where the business is presently conducted and presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company and the Company Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company and the Company Subsidiaries on identical terms and conditions immediately subsequent to the Closing hereunder. The Company and the Company Subsidiaries are taking or have taken all actions that are required to maintain, and all actions that they reasonably believe are required to protect, each item of Intellectual Property that they own or use.

          (d)   Neither the Company nor any of the Company Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and except as set forth in Section 4.16(d) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has received any charge, complaint, claim, demand, or notice during the past two (2) years, (or earlier, if not resolved) alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company or any Company Subsidiary must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, except as set forth in Section 4.16(d) of the Company Disclosure Schedule, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or any of the Company Subsidiaries during the past two (2) years (or earlier if not resolved).

          (e)   All Intellectual Property owned by the Company and/or any Company Subsidiary and for which confidentiality is required has been maintained in confidence in accordance with protection procedures believed by the Company and the Company Subsidiaries to be adequate for protection, and in accordance with procedures customarily used in the industry to protect rights of like importance.

          (f)    As of the Effective Time, no former or current shareholder, employee, director or officer of the Company or any Company Subsidiary will have, directly or indirectly, any interest in any Intellectual Property used in or pertaining to the business of the Company and the Company Subsidiaries, nor will any such Person have any rights to past or future royalty payments or license fees from the Company or any Company Subsidiary, deriving from licenses, technology agreements or other agreements, whether written or oral, between any such Person and the Company and/or any Company Subsidiary.

          (g)   The transactions contemplated hereunder will not violate any privacy policy or other terms of use relating to any web sites of the Company or the Company Subsidiaries. The Company

  and each of the Company Subsidiaries' use and dissemination of any and all data and information concerning users of such web sites is in compliance with their privacy policies and terms of use, and all applicable laws and regulations.

        4.17.    Material Contracts.

          (a)   Section 4.17 of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Contracts (other than contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 4.12 of the Company Disclosure Schedule and real property leases set forth in Section 4.21 of the Company Disclosure Schedule) of the following categories (collectively, and together with the contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 4.12 of the Company Disclosure Schedules and the real property leases set forth in Section 4.21 of the Company Disclosure Schedules, the "Material Contracts" and each a "Material Contract"):

              (i)  (A) Company Contracts (other than those described in clause (i)(B)) requiring annual expenditures by or liabilities of any party thereto in excess of $250,000 which have a remaining term in excess of ninety (90) days or are not cancelable (without material penalty, cost or other liability) within ninety (90) days and (B) Company Contracts relating to collegiate housing requiring annual expenditures by or liabilities of any party thereto in excess of $1,000,000 or which have a term longer than one year;

             (ii)  Company Contracts containing covenants limiting the freedom of the Company or any Company Subsidiary or other Affiliate of the Company (including Parent and its Affiliates after the Effective Time) to engage in any line of business or compete with any Person, in any product line or line of business, or operate at any location;

            (iii)  promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and contracts providing for the borrowing or lending of money, in an amount in excess of $250,000, whether as borrower, lender or guarantor;

            (iv)  joint venture, alliance or partnership agreements or joint development or similar agreements with any Third Party;

             (v)  all licenses, sublicenses, consent, royalty or other agreements concerning Intellectual Property;

            (vi)  employment contracts and other contracts with current or former officers, directors, consultants, independent contractors or agents, and all severance, change in control or similar arrangements with any current or former directors, officers, employees, consultants, independent contractors or agents that will result in any obligation (absolute or contingent) of the Company or any Company Subsidiary to make any payment to any current or former directors, officers, employees, consultants, independent contractors or agents following either the consummation of the transactions contemplated hereby, termination of employment (or the relevant relationship), or both;

           (vii)  Company Contracts with Affiliates of the Company

          (viii)  Company Contracts with any Governmental Entity which have a remaining term in excess of one year or are not cancelable (without material cost, penalty or other liability) within one hundred eighty (180) days;

            (ix)  Company Contracts or commitments in which the Company or any Company Subsidiary has granted manufacturing rights or exclusive marketing rights relating to any product or service, any group of products or services or any territory;

             (x)  Company Contracts pending for the acquisition or sale, directly or indirectly (by merger or otherwise) of assets (whether tangible or intangible) in excess of $250,000 in market or book value with respect to any contract or the capital stock of another Person, in each case in an amount in excess of $250,000; or

            (xi)  as of the date hereof any other Company Contract the performance of which could be reasonably expected to require annual expenditures in any calendar year by the Company or any Company Subsidiary in excess of $250,000.

          (b)   True and complete copies of the written Material Contracts and descriptions of verbal Material Contracts, if any, have been delivered or made available to the Acquiror. Each of the Material Contracts is a valid and binding obligation of the Company and, to the Company's Knowledge, the other parties thereto, enforceable against the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar laws affecting creditors' rights generally and by general principles of equity. Except for the consummation of the transactions contemplated hereby and by the Ancillary Agreements, no event has occurred which would, on notice or lapse of time or both, entitle the holder of any indebtedness issued pursuant to a Material Contract identified on Schedule 4.17 of the Company Disclosure Schedules in response to paragraph (a)(iii) above to accelerate, or which does accelerate, the maturity of any such indebtedness.

          (c)   Neither the Company nor any Company Subsidiary is, or has received any notice that any other party is, in breach, default or violation (each a "Default") (and no event has occurred or not occurred through the Company's inaction or, to the Knowledge of the Company, through the action or inaction of any Third Parties, which with notice or the lapse of time or both would constitute a Default) of any term, condition or provision of any Material Contract to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound, except for Defaults which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   The Company has not received notice of the termination of, or intent to terminate or otherwise fail to fully perform any Material Contract and otherwise has no reason to believe or not believe that the parties to any Material Contract will not fulfill their obligations thereunder in all material respects.

        4.18.    Specified Contracts.    The Company and, to the Knowledge of the Company, the other parties to each Specified Contract have performed in all material respects their respective obligations under the Specified Contracts. Neither the Company nor any of its Subsidiaries has received from any other party to a Specified Contract any notice of the termination of, or intent to terminate or otherwise fail to fully perform, such Specified Contract. The Company has no reason to believe or not believe that, upon the expiration of any Specified Contract in accordance with its terms, such Specified Contract will be renewed on terms and conditions as favorable in all material respects to the Company as the terms and conditions of such Specified Contract as in effect on the date hereof.

        4.19.    Reserved.

        4.20.    Riddell Sale Agreement.

          (a)   The Company and, to the Knowledge of the Company, Riddell Acquisition Sub, Inc. have performed in all material respects their obligations under the Riddell Sale Agreement.

          (b)   Neither the Company nor any of its Subsidiaries is, or has received any notice that any other party is, in Default (and no event has occurred or not occurred through the Company's inaction or to the Knowledge of the Company, through the action or inaction of any Third Parties, which with notice or the lapse of time or both would constitute a Default) of any term, condition or provision of the Riddell Sale Agreement.

          (c)   To the Knowledge of the Company, no representation or warranty contained in the Riddell Sale Agreement which is qualified as to materiality is untrue as of the date hereof (and no event has occurred or not occurred through the Company's inaction or to the Knowledge of the Company, through the action or inaction of any Third Parties, which with notice or the lapse of time or both would cause any such representation to become untrue) and no representation or warranty not so qualified is untrue (and no event has occurred or not occurred through the Company's inaction or to the Knowledge of the Company, through the action or inaction of any Third Parties, which with notice or the lapse of time or both would cause any such representation to become untrue) in any material respect as of the date hereof.

          (d)   Neither the Company nor any of its Subsidiaries has received any notice of any claim of an indemnified party for indemnification under the Riddell Sale Agreement, and to the Knowledge of the Company no event has occurred or not occurred through the Company's inaction or to the Knowledge of the Company, through the action or inaction of any Third Parties, which with notice or the lapse of time or both would give rise to a claim for indemnification under the Riddell Sale Agreement.

        4.21.    Real Estate.    Except as has not had, and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) all of the leases, licenses, tenancies, subleases and all other occupancy agreements ("Leases") in which the Company or any Company Subsidiary is a tenant, subtenant, landlord or sublandlord (the leased and subleased space or parcel of real property thereunder being, collectively, the "Real Property"), are in full force and effect, (ii) neither the Company (or the applicable Company Subsidiary), nor to the Knowledge of the Company, any other party to any Lease, is in default under the Leases, and no event has occurred which, with notice or lapse of time, would constitute a Default by the Company (or such Subsidiary) under the Leases and (iii) the Company (or the applicable Company Subsidiary) enjoys peaceful and undisturbed possession under the Leases. The Company does not own, and no Company Subsidiary owns, any real property or any interests (other than the Leases) therein. All of the Leases of the Company and its Subsidiaries are set forth on Section 4.21 of the Company Disclosure Schedule.

        4.22.    Accounts Payable and Inventory.    Since December 31, 2002, the Company has (i) discharged its material accounts payable and other material current liabilities and obligations in accordance with past practice, and (ii) purchased and maintained inventory in an amount which it reasonably believes to be appropriate for normal seasonal requirements of the Company's business and current business conditions consistent with its past practices.

        4.23.    Accounts Receivable.    The accounts and notes receivable reflected on the Company Balance Sheet (except to the extent collected since the Balance Sheet Date), and all accounts or notes receivable since the Balance Sheet Date, represent bona fide claims of the Company and the Company Subsidiaries against customers for sales made, services performed or other charges or valid consideration arising on or before the date hereof and require no additional performance by the Company or any Company Subsidiary to render them valid. Such accounts receivable are valid and enforceable claims, fully collectible in the ordinary course of business (and to the Company's Knowledge without resort to commencement of any action or assignment to a collection agency), consistent with past practice (subject to reserves for bad debts reflected on the Company Balance Sheet in accordance with GAAP and, in the case of accounts receivable arising since the Balance Sheet Date, additions to such reserves reflected on the Company's books and records) and to the Company's Knowledge, subject to no defense, set-off or counterclaim. To the Company's Knowledge, all of the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. The Company and the

Company Subsidiaries have no accounts or loans receivable from any Person, firm or corporation that is affiliated with the Company and the Company Subsidiaries or from any director, officer, shareholder or employee of the Company and the Company Subsidiaries, except for advances for business expenses incurred in the ordinary course of business, so long as such advances do not exceed $250,000 in the aggregate, outstanding at any one time.

        4.24.    Suppliers.    Set forth in Section 4.24 of the Company Disclosure Schedule is a list of the ten largest suppliers and the ten largest contract manufacturers of the Company based on the dollar value of materials or products purchased by the Company, in the case of suppliers, and payments made by the Company, in the case of contract manufacturers, for the fiscal year ended December 31, 2002. Since such date, there has not been, nor as a result of the Merger is there anticipated to be, any change in relations with any of the major suppliers and contract manufacturers of the Company and its Subsidiaries that, individually or in the aggregate, has had, or would be reasonably expected to result in, a Company Material Adverse Effect. The existing suppliers and contract manufacturers of the Company and its Subsidiaries are adequate for the operation of the Company's business as operated on the date hereof.

        4.25.    Personnel, etc.

          (a)   Set forth in Section 4.25 of the Company Disclosure Schedules is a list setting forth: (i) the name of each officer of the Company and each of the Company's Subsidiaries, specifying the title of each such Person; and (ii) the name of each director of the Company and each of the Company's Subsidiaries.

          (b)   The Company has heretofore provided Acquiror with a complete and accurate schedule of compensation which each of the officers referred to in clause (a) above is currently entitled to receive, and all payroll records relating to non-officer employees heretofore provided to Acquiror are accurate and complete in all material respects.

        4.26.    Assets.    The assets and properties of the Company and the Company Subsidiaries, considered as a whole, constitute all of the material assets and properties which are reasonably required for the business and operations of the Company and its Subsidiaries as presently conducted. The Company and its Subsidiaries have good and marketable title to or a valid leasehold estate in, free and clear of any Liens, all personal properties and assets reflected on the Company Balance Sheet at the Balance Sheet Date (except for properties or assets subsequently sold in the ordinary course of business consistent with past practices).

        4.27.    Insurance.    Each of the Company and its Subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Section 4.27 of the Company Disclosure Schedules contains a complete and accurate list of all Insurance Policies of the Company and its Subsidiaries. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full, in each case without any exception other than those which have not had, and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement, in each case without any exception other than those which have not had, and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's Knowledge, indicated any intent to do so or not to renew any such policy, in each case without any exception other than those which have not had, and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. All material claims under the Insurance Policies have been filed in a timely fashion. Since the Company's formation, there have been no historical gaps in insurance coverage of the Company and/or its Subsidiaries.

        4.28.    Disclaimer of Other Representations and Warranties.    The Company does not make, and has not made, any representations or warranties in connection with the Merger and the transactions contemplated hereby other than those expressly set forth herein, including those items set forth in the Company Disclosure Schedule or incorporated herein by reference. For the avoidance of doubt, notwithstanding the fact that Parent and Acquiror and their representatives have been afforded the opportunity, prior to the date hereof, to ask questions of, and receive answers from the Company and its management, it is understood that any responses from or other information provided by the Company, or its management, including, but not limited to any data, financial information or any memoranda or other materials of any nature whatsoever or any presentations are not and shall not be deemed to be or to include representations and warranties of the Company except as otherwise set forth herein or in the Company Disclosure Schedule.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUIROR

        Except as disclosed in the disclosure schedule delivered by Parent and the Acquiror to the Company prior to the execution of this Agreement (the "Acquiror Disclosure Schedule") with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates (it being understood that any information set forth in a particular Section of the Acquiror Disclosure Schedule shall be deemed to apply to each other Section or subsection thereof or hereof to which its relevance is clearly apparent on its face), Parent and Acquiror jointly and severally represent and warrant to the Company that:

        5.1.    Corporate Existence and Power.    Each of Parent and Acquiror is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate powers and authority required to own, lease and operate its respective properties and carry on its respective business as now conducted and to consummate the Merger and the other transactions contemplated hereby. Each of Parent and Acquiror is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes qualification necessary, except where the failure to be so qualified has not had, and would not be reasonably expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

        5.2.    Corporate Authorization.    The execution, delivery and performance by Parent and the Acquiror of this Agreement, the Ancillary Agreements, as applicable, and the consummation by Parent and the Acquiror of the Merger and the other transactions contemplated hereby and thereby, as applicable, are within the corporate powers of Parent and the Acquiror and have been duly and validly authorized by all necessary corporate action, as applicable, and no other corporate proceedings on the part of Parent or the Acquiror are necessary to authorize this Agreement, the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Parent and the Acquiror, as applicable, and assuming that this Agreement and the Ancillary Agreements constitute the valid and binding obligation of the Company and/or the other parties thereto, this Agreement and the Ancillary Agreements constitute valid and binding obligations of Parent and the Acquiror, as applicable, each enforceable in accordance with their terms.

        5.3.    Governmental Authorization.    The execution, delivery and performance by Parent and the Acquiror of this Agreement and the Ancillary Agreements, as applicable, and the consummation by Parent and the Acquiror of the transactions contemplated hereby and thereby, as applicable, will not require any consent, approval, action, order, authorization, or permit of, or registration or filing with, any Governmental Entity, other than (a) the filing of the Certificate of Merger in accordance with the DGCL; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Exchange Act; (d) such as may be required under any applicable state securities or blue sky Laws; and (e) other consents, approvals, actions, orders, authorizations, registrations, declarations, filings and permits which, if not obtained or made, have not had, and would not be reasonably expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

        5.4.    Non-Contravention.    The execution, delivery and performance by Parent and the Acquiror of this Agreement, the Ancillary Agreements and the consummation by Parent and the Acquiror of the Merger and the other transactions contemplated hereby and thereby, as applicable, do not and will not (a) contravene or conflict with Parent's or Acquiror's Certificate of Incorporation or By-laws, (b) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent or the Acquiror or by which any of their respective properties is bound or affected, (c) constitute a Default under (or an event that with notice or lapse of time or both could reasonably be expected to become a Default) or give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation or acceleration under any agreement, contract, note, bond, mortgage, indenture, lease, franchise, Permit or other similar authorization or joint venture, limited liability or partnership agreement or other instrument binding upon Acquiror, other than, in the case of clauses (b) and (c) any items that have not had, and would not be reasonably expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

        5.5.    Employment Agreements.    Parent has caused Acquiror to enter into the Employment Agreements. Neither Parent nor Acquiror will take any action to cause the Employment Agreements not to be in full force and effect on and as of the Effective Time.

        5.6.    Financing.    Parent has sufficient funds available to pay the aggregate Merger Consideration and to provide the Company with sufficient funds to consummate the Notes Tender Offer for the Company's 10 1/2% Senior Notes due 2007 (the "Senior Notes").

        5.7.    Disclaimer of Other Representations and Warranties.    Parent and the Acquiror do not make, and have not made, any representations or warranties in connection with the Merger and the transactions contemplated hereby other than those expressly set forth herein, including those items set forth in the Acquiror Disclosure Schedule or incorporated herein by reference. For the avoidance of doubt, notwithstanding the fact that the Company and their representatives have been afforded the opportunity, prior to the date hereof, to ask questions of, and receive answers from the Parent and its management, it is understood that any responses from or other information provided by the Parent, or its management, including, but not limited to any data, financial information or any memoranda or other materials of any nature whatsoever or any presentations are not and shall not be deemed to be or to include representations and warranties of the Parent except as set forth herein or in the Acquiror Disclosure Schedule.

        5.8.    Finders' Fees.    Other than Leonard Green & Partners, L.P., all of whose fees and expenses will be borne by the Surviving Corporation at the Closing and whose fees are set forth on Section 5.8 of the Acquiror Disclosure Schedule, there is no investment banker, financial advisor, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Parent, Acquiror or any Affiliate thereof, which might be entitled to any fee or commission from the Parent, Acquiror, Company, any Company Subsidiary, or of any of their respective Affiliates upon consummation of the Merger or the other transactions contemplated by this Agreement or the Ancillary Agreements.

ARTICLE VI
COVENANTS OF THE COMPANY

        The Company agrees as set forth below:

        6.1.    Company Interim Operations.    Except as set forth in the Company Disclosure Schedule or as otherwise expressly permitted by any other provision of this Agreement, without the prior consent of Acquiror, from the date hereof until the Effective Time, the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses only in the ordinary and usual course consistent with past practice, and shall use reasonable best efforts, to (i) preserve intact its present business organization, (ii) keep available the services of its present officers, key employees and consultants of the Company and each Company Subsidiary, and (iii) preserve existing relationships with its material customers, suppliers and other Persons with which the Company or any Company Subsidiary has significant business relationships. Without limiting the generality of the foregoing, and as an extension thereof, except as set forth in the Company Disclosure Schedule or as otherwise expressly contemplated by this Agreement, from the date hereof until the Effective Time, without the prior consent of Acquiror, the Company shall not and shall not permit its Subsidiaries, directly or indirectly, to:

          (a)   propose or adopt any change in its Certificate of Incorporation or By-laws (or equivalent organizational or governing documents);

          (b)   (i) split, combine or reclassify any shares of capital stock or amend the terms of any rights, warrants or options to acquire its securities, (ii) except for ordinary course dividends by a Company Subsidiary, declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of its Equity Interests, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any rights, warrants or options to acquire its securities;

          (c)   issue, deliver, sell, grant, pledge, encumber or transfer or authorize the issuance, delivery, sale, grant, pledge, encumbrance or transfer of, or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) its Equity Interests or any securities convertible into or exercisable for its Equity Interests, other than the issuance of Company Shares pursuant to the exercise of Company Options, or the conversion of Convertible Debt, in each case, outstanding on March 31, 2003;

          (d)   merge with or acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment) in one transaction or series of related transactions any Person, for an aggregate consideration in excess of $1,000,000, any Equity Interests or other securities of any Person, any division or business of any Person or all or substantially all of the assets of any Person;

          (e)   sell, lease, encumber or otherwise dispose of any assets or securities with carrying value in excess of $1,000,000;

          (f)    (i) (A) incur any indebtedness for borrowed money, except to fund operations of the business in the ordinary course consistent with past practice under the Company's existing credit facility, (B) issue or sell any debt securities of the Company or any Company Subsidiary; (C) make any loans, advances or capital contributions to, or, except as permitted by Section 6.1(d), investments in, any other Person, other than in the ordinary course of business consistent with past practices, in no event in an aggregate principal amount in excess of $1,000,000, (D) assume, guarantee or endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for, the obligations of any Person (other than obligations of Subsidiaries and the endorsements of negotiable instruments for collection in each such case in the ordinary course of business consistent with past practice), (E) alter or amend in any way any compensation (including without limitation, any commission schedule) or other payments due to employees or independent contractors of the Company or (ii) enter into or materially amend any contract, agreement, commitment or arrangements to effect any of the transactions prohibited by this Section 6.1(f);

          (g)   (i) except as required by Law or any existing agreement, increase the amount of compensation of any director or officer of the Company or any Company Subsidiary, (ii) except as required by Law, an agreement existing on the date hereof or pursuant to a Company severance policy existing on the date hereof, grant any severance or termination pay to any director, employee, consultant, independent contractor or agent of the Company or any Company Subsidiary, (iii) adopt any additional employee benefit plan, (iv) provide for the payment of any amounts as a result of the consummation of the transactions contemplated by this Agreement, (v) except as may be required by Law or as necessary to comply with the terms of this Agreement, amend in any material respect any Company Employee Plan or (v) pay any bonuses except to the extent provided on Schedule 6.1(g); provided, however, in each case above, any changes after the date hereof which were disclosed in Company's 2003 budget delivered previously to Parent shall not be deemed applicable to the limitations of this Section;

          (h)   authorize any single capital expenditure or any expenditures not in the ordinary course of business in excess of $1,000,000 or aggregate capital expenditures and other expenditures not in the ordinary course of business in excess of $2,000,000;

          (i)    make any changes in its accounting methods, principles or practices currently in effect, except as required by changes in GAAP or by Regulation S-X of the Exchange Act, in each case as concurred in by its independent public accountants;

          (j)    (i) settle, pay or discharge, any litigation, investigation, arbitration, proceeding or other claim, liability or obligation arising from the conduct of business in the ordinary course for an amount in excess of $1,000,000 or (ii) settle, pay or discharge any claim against the Company with respect to or arising out of the transactions contemplated by this Agreement for an amount in excess of $1,000,000 in the aggregate;

          (k)   (i) make any material Tax election or take any position on any Company Return filed on or after the date of this Agreement or adopt any method therein that is inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position or election is pursuant to changes in applicable Law or the Code, (ii) enter into any settlement or compromise of any material Tax liability, (iii) file any amended Company Return with respect to any material Tax, (iv) change any annual Tax accounting period, (v) enter into any closing agreement relating to any material Tax, (vi) surrender any right to claim a material Tax refund or (vii) give or request any waiver of a statute of limitation with respect to any Company Return;

          (l)    enter into any new line of business;

          (m)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

          (n)   grant any loan, advance, extensions of credit to current or former employees or forgiveness or deferral of any loans due from any employee;

          (o)   affect new programs or change existing programs that relate to employment contracts, severance benefits, change in control benefits, bonuses, commissions, base salaries, phantom stock grants, incentive trips, prizes and awards, 401-k and pension benefits, vacation and PTO benefits, health and medical benefits or any other remuneration of any kind to any employee;

          (p)   enter into any contract or agreement other than in the ordinary course of business consistent with past practices that would be material to the Company and its Subsidiaries, taken as a whole;

          (q)   amend, modify or waive in any material respects any right under any Material Contract of the Company or any of its Subsidiaries;

          (r)   take any action that would result in any representation or warranty of the Company contained in this Agreement which is qualified as to materiality becoming untrue as of the Effective Time or any representation or warranty not so qualified becoming untrue in any material respect as of the Effective Time;

          (s)   except as required by applicable Law or GAAP, revalue in any material respect any of its assets, including writing down the value of inventory in any material manner, or writing-off notes or accounts receivable in any material manner;

          (t)    alter through merger, liquidation, reorganization or restructuring or any other fashion the corporate structure or ownership of any Company Subsidiary;

          (u)   permit to lapse any registrations or applications for material Intellectual Property owned, licensed, or used by the Company or its Subsidiaries;

          (v)   sell, assign, license or encumber any material Intellectual Property of the Company or of any of the Company Subsidiaries, other than in the ordinary course of business, consistent with past practice; or

          (w)  authorize, agree or commit to do any of the foregoing.

        6.2.    Acquisition Proposals; Board Recommendation.

          (a)   The Company shall immediately terminate, and shall cause its Subsidiaries and its and their respective officers, directors, employees, attorneys, accountants, advisors, representatives and agents ("Representatives") to immediately terminate all existing discussions or negotiations, if any, with any Person conducted heretofore with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal. The Company shall immediately demand that each Person which has heretofore executed a confidentiality agreement with or for the benefit of the Company or any of its Subsidiaries or any of its or their Representatives with respect to such Person's consideration of a possible Acquisition Proposal to immediately return or destroy (which destruction shall be certified in writing by such Person to the Company) all confidential information heretofore furnished by the Company or any of its Subsidiaries or any of its or their Representatives to such Person or any of its or their Representatives.

          (b)   From the date of this Agreement until the Effective Time, the Company shall not, and the Company shall cause its Subsidiaries and its and their Representatives not to, (i) solicit, initiate, encourage or take any other action to facilitate any proposal, inquiry or request that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) participate or engage in discussions or negotiations with, or disclose or provide any non-public information relating to the Company or its Subsidiaries to, or afford access to any of the properties, books or records of the Company or its Subsidiaries to, any Person that has made an Acquisition Proposal or such a proposal, inquiry or request or any of such Person's Affiliates or Subsidiaries or any of its or their Representatives, (iii) except as provided in this Section 6.2 and subject to compliance herewith, enter into any agreement or agreement in principle with any Person that has made an Acquisition Proposal or such a proposal, inquiry or request or any of such Person's Affiliates or

  Subsidiaries or any of its or their Representatives, or (iv) grant any waiver or release under, or fail to enforce to the maximum extent possible, any standstill or similar agreement by any Person who has made an Acquisition Proposal or such a proposal, inquiry or request; provided, however, that prior to obtaining the Company Stockholder Approval, the Company and its Representatives may take any of the actions described in clause (ii) of this subsection (b) in respect of a Person that has made an Acquisition Proposal if, but only if, (A) such Person has submitted an unsolicited written Acquisition Proposal which did not result from a violation by the Company of its obligations under this Section 6.2 or Section 8.2(b) and at such time the Company has fully complied with its obligations under this Section 6.2, and the Company is proceeding in good faith with respect to its obligations under Section 8.2(b), to the extent applicable, (B) such Person has entered into a confidentiality agreement with the Company on terms that are no less favorable to the Company than the Confidentiality Agreement (as defined below), (C) such Acquisition Proposal constitutes a Superior Proposal, (D) a majority of the Board of Directors of the Company has reasonably determined in good faith, following consultation with outside counsel expert in Delaware law, that taking such action is required in order for the members of the Board of Directors of the Company to comply with their fiduciary duties imposed by Delaware law, and (E) prior to disclosing or providing any such non-public information, the Company shall disclose or provide all such information to Acquiror.

          (c)   The Company shall immediately advise Parent and Acquiror, telephonically and in writing, of the Company's receipt of any Acquisition Proposal or any proposal, inquiry or request related to, or that may reasonably be expected to lead to, or that contemplates the possibility of, any Acquisition Proposal. The Company shall immediately provide Parent and Acquiror, in writing and in detail, with the terms and conditions of any such Acquisition Proposal, or such proposal, inquiry or request, and the identity of the Person making the same, and copies of any written materials received from such Person. The Company shall continuously update Parent and Acquiror on the status and content of any discussions or negotiations regarding any Acquisition Proposal and shall immediately inform Parent and Acquiror of any change in any of the price, form of consideration, structure, terms and conditions or other meaningful terms of any Acquisition Proposal. Immediately upon determination by the Board of Directors of the Company that an Acquisition Proposal constitutes a Superior Proposal, the Company shall deliver to Parent and Acquiror a written notice (a "Notice of Superior Proposal") advising them that the Board of Directors of the Company has so determined, specifying in detail the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal, and providing Parent and Acquiror with copies of all written materials received from such Person and not previously provided.

          (d)   The Board of Directors of the Company has adopted a resolution recommending the adoption and approval of this Agreement and the Merger by the Company's stockholders (the "Company Recommendation"), and, except as provided in the next sentence, the Board of Directors of the Company shall at all times recommend approval of this Agreement and the Merger by the Company's stockholders. The Board of Directors of the Company shall be permitted to (i) withdraw or modify in a manner adverse to Parent and Acquiror (or not to continue to make) its recommendation to its stockholders with respect to a Superior Proposal or (ii) enter into an agreement relating to a Superior Proposal if, but only if, (a) a majority of the Board of Directors of the Company has reasonably determined in good faith, following consultation with outside counsel expert in Delaware law, that taking such action is required in order for the members of the Board of Directors of the Company to comply with their fiduciary duties imposed by Delaware law, (b) the Company has given Parent and Acquiror four (4) Business Days' prior written notice of its intention to withdraw or modify such recommendation or enter into such Agreement, the Company shall have negotiated in good faith with Parent and Acquiror to revise this Agreement (if so requested by Parent or Acquiror) so that the Superior Proposal of such Person no longer constitutes a Superior Proposal, and the Board of Directors of the Company has considered in good faith any proposed changes to this Agreement proposed by Parent or Acquiror (it being understood and agreed that any amendment to the financial or other material terms of such Superior Proposal shall require a new four (4) Business Day period to afford Parent and Acquiror to negotiate with the Company as contemplated above), (c) the Company has fully complied with its obligations under this Section 6.2, and (d) simultaneously with entering into any such agreement, the Company shall pay Parent the Termination Fee in accordance with Section 10.2. Nothing in this Section 6.2 shall prohibit the Company or its Board of Directors from taking and disclosing to the stockholders of the Company a position with respect to an Acquisition Proposal by a Third Party to the extent required under Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act; provided that unless and until this Agreement is terminated in accordance with Section 10.1 hereof, nothing in this sentence shall affect the obligations of the Company and its Board of Directors under any other provision of this Agreement, including Section 8.2(b).

        6.3.    Taxes.    The Company shall, and shall cause the Company Subsidiaries to timely file or cause to be timely filed (in all cases, giving effect to any valid extension granted to the Company by an appropriate Governmental Entity), consistent with past practice, all Company Returns due prior to the Closing Date and shall timely pay, or cause to be timely paid (in all cases, giving effect to any valid extension granted to the Company by an appropriate Governmental Entity) all Taxes due and payable by or with respect to the Company and each Company Subsidiary. Prior to filing any such Company Return with respect to federal income Taxes of the Company or its Subsidiaries, the Company shall provide a copy of such returns to Parent for Parent's review. Except as set forth in Section 6.3 of the Company Disclosure Schedule, all Tax sharing agreements or similar arrangements involving the Company or any Company Subsidiary shall be terminated prior to the Closing Date and, after the Closing Date, no such entity shall be bound thereby or have any liability thereunder.

        6.4.    The Notes Tender Offer.    (a) Provided that this Agreement shall not have been terminated in accordance with Section 10.1, the Company will commence a tender offer (the "Notes Tender Offer") for all of the $66,035,000 million aggregate principal amount at maturity of the Senior Notes as promptly as reasonably practicable after the date hereof, but in no event later than the mailing of the Company Proxy Statement. The aggregate consideration payable to each holder of Senior Notes pursuant to the Notes Tender Offer shall be an amount in cash established by Parent; provided that such amount shall not be less than the amount required to redeem the Senior Notes as provided in Section 3.07 of the Senior Notes Indenture, as of the date the Notes Tender Offer is expected to expire in accordance with its terms (as such date may be extended). The Notes Tender Offer shall be made pursuant to an Offer to Purchase and Consent Solicitation Statement prepared by the Company in connection with the Notes Tender Offer in form and substance reasonably satisfactory to Parent (as amended from time to time, the "Notes Offer to Purchase").

        (b)   As part of the Notes Tender Offer, the Company shall solicit the consent of the holders of the Senior Notes, to amend, eliminate or waive certain sections (as selected by Parent and reasonably acceptable to the Company) of the Senior Notes Indenture (the "Notes Consents"). The Company's obligation to accept for payment and pay for the Senior Notes tendered pursuant to the Notes Tender Offer shall be subject to the conditions that (i) the aggregate principal amount of Senior Notes validly tendered and not withdrawn prior to the expiration of the Notes Tender Offer constitutes at least a majority of the aggregate principal amount of Senior Notes outstanding at the expiration of the Notes Tender Offer (the "Minimum Notes Condition"), (ii) the Company receives Notes Consents from Noteholders (as that term is defined below) of at least a majority of the aggregate principal amount of Senior Notes, (iii) the other conditions set forth in Article IX below shall have been satisfied or waived, (iv) the simultaneous occurrence of the Effective Time and (v) such other conditions as are customary for transactions similar to the Notes Tender Offer. Subject to the terms and conditions of the Notes Tender Offer (including, without limitation, the Minimum Notes Condition), the Company agrees to accept for payment and to pay for, as promptly as practicable after expiration of the Notes Tender Offer, all Senior Notes validly tendered and not withdrawn. The Company will not waive any of the conditions to the Notes Tender Offer without the consent of Parent, which consent shall not be unreasonably withheld.

        (c)   The Company shall prepare, as promptly as practicable, the Notes Offer to Purchase, together with related letters of transmittal and similar ancillary agreements (such documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Notes Tender Offer Documents"), relating to the Notes Tender Offer and to disseminate to the record holders of the Senior Notes, and to the extent known by the Company, the beneficial owners of the Senior Notes (collectively, the "Noteholders"), the Notes Tender Offer Documents; provided, however, that prior to the dissemination thereof, the Company shall consult with Parent with respect to the Notes Tender Offer Documents and shall afford Parent reasonable opportunity to comment thereon. Parent and the Acquiror shall provide the Company with any information for inclusion in the Notes Tender Offer Documents which may be required under applicable Law and which is reasonably requested by the Company. If at any time prior to the acceptance of Senior Notes pursuant to the Notes Tender Offer any event should occur that is required by applicable Law to be set forth in an amendment of, or a supplement to, the Notes Tender Offer Documents, the Company will prepare and disseminate such amendment or supplement; provided, however, that prior to such dissemination, the Company shall consult with Parent with respect to such amendment or supplement and shall afford Parent reasonable opportunity to comment thereon. The Company will notify Parent at least 48 hours prior to the dissemination of the Notes Tender Offer Documents, or 24 hours prior to the mailing of any amendment or supplement thereto, to the Noteholders.

        (d)   At such time as the Company receives consents from Noteholders holding at least a majority of the aggregate principal amount of Senior Notes, the Company agrees to execute, and to cause all of the guarantors that are a party to the Senior Notes Indenture to execute, and will use reasonable best efforts to cause the trustee under the Senior Notes Indenture to execute, a supplemental indenture (the "Supplemental Indenture") in order to give effect to the amendments of the Indenture contemplated in the Notes Tender Offer Documents; provided, however, that notwithstanding the fact that the Supplemental Indenture will become effective upon such execution, the proposed amendments set forth therein (the "Proposed Amendments") will not become operative unless and until the Minimum Notes Condition is satisfied or waived and all other conditions to the Notes Tender Offer have been satisfied or waived by the Company and the Company accepts all Senior Notes (and related consents) validly tendered for purchase and payment pursuant to the Notes Tender Offer. In such event, the parties hereto agree that the Proposed Amendments will be deemed operative as of immediately prior to such acceptance for payment, and the Company will thereafter be obligated to make all payments for the Senior Notes (and related consents) so tendered.

ARTICLE VII
COVENANTS OF ACQUIROR

        Acquiror agrees as set forth below:

        7.1.    Director and Officer Liability.    (a) The Surviving Corporation shall honor all of the Company's obligations to indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the DGCL and the Company's Certificate of Incorporation and By-laws in effect on the date hereof, and such obligations shall survive the Merger and shall continue in full force and effect from the Effective Time until six (6) years after the Effective Time, except to the extent such obligation shall expire or terminate by its terms prior to such time; provided, however, that such indemnification shall be subject to any limitation imposed from time to time under applicable Law. For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained the current policies of officers' and directors' liability insurance maintained by the Company (the "Current Policies") (provided that the Surviving Corporation may substitute therefore policies with reputable and financially sound carriers of at least the same coverage and amount containing terms and conditions that are no less favorable (the "Replacement Policies")) in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by such Current Policies; provided, however, that in no event shall the Surviving Corporation be required to expend, per annum, in excess of 200% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 200% of such annual premium); provided, further, that if the annual premium required to provide the foregoing insurance exceeds 200% of the annual premium currently paid by the Company (which the Company represents and warrants is equal to $175,000 per annum), the Company shall provide as much of such insurance as can be purchased for such premium, and, any present or former officer or director, upon reasonable written notice thereof from the Surviving Corporation, who desires to be covered by the Current Policies may so elect and shall be covered by the Current Policies so long as such former offer or director pays the portion of the premium for such Current Policies in excess of the amount which the Surviving Corporation is obligated to pay pursuant to this Section 7.1. Alternatively, with the consent of Parent, which consent shall not be unreasonably withheld, the Company may purchase "tail" insurance coverage, at a cost no greater than that set forth above, that provides coverage identical in all material respects to the coverage described above.

        (b)   This Section 7.1 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, present or former officers or directors, their heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns and the covenants and agreements contained herein shall not be deemed exclusive of any other rights to which any present or former officer or director is entitled, whether pursuant to Law, contract or otherwise.

        (c)   If the Surviving Corporation or any of it successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, to the extent reasonably necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.1.

        (d)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its officers, directors or employees, it being understood and agreed that the indemnification provided for in this Section 7.1 is not prior to or in substitution for any such claims under such policies.

        7.2.    Transfer Taxes.    All state, local or foreign sales, use, real property transfer, stock transfer or similar Taxes (including any interest or penalties with respect thereto) attributable to the Merger shall be timely paid by the Surviving Corporation.

        7.3.    Reserved.

        7.4.    Repayment of Debt.    Parent or Acquiror shall take any and all necessary action to provide the funds to, or to cause the funds to be provided to, the Company to enable the Company to consummate the Notes Tender Offer at the Effective Time, provided that the conditions to the Merger and the Notes Tender Offer have been satisfied or waived.

ARTICLE VIII
COVENANTS OF ACQUIROR AND THE COMPANY

        The parties hereto agree as set forth below:

        8.1.    Efforts and Assistance/HSR Act.

          (a)   Subject to the terms and conditions hereof, each party will use its commercially reasonable best efforts to take, or cause to be taken, all actions, to file, or caused to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including, without limitation, obtaining all necessary consents, waivers, approvals, authorizations, Permits or orders from all Governmental Entities or other Third Parties. Each party shall also refrain from taking, directly or indirectly, any action which would impair such party's ability to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements. Without limiting the foregoing, the Company shall use its commercially reasonable best efforts to (i) take all action necessary or desirable so that no Takeover Statute or similar statute or regulation is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and the Ancillary Agreements and (ii) if any Takeover Statute or regulation becomes applicable to any of the foregoing, take all action necessary so that the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements may be consummated as promptly as practicable on the terms contemplated in this Agreement and/or the Ancillary Agreements, as the case may be, and otherwise to minimize the effect of such statute or regulation on the Merger and such other transactions. Each of the Company and Acquiror will use their reasonable best efforts to exempt Parent, Acquiror, the Company, the Surviving Corporation, this Agreement and the transactions contemplated hereby and by the Voting Agreements from Section 203 of the DGCL and to the extent applicable, any other Takeover Statute.

          (b)   The Company, Parent and Acquiror shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement. Each of the Company, Parent and Acquiror will, and will cause its respective Subsidiaries, if any, to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, approval, waiver, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private Third Party required to be obtained or made by the Company, Parent and Acquiror or any of their respective Subsidiaries, if any, in connection with the Merger or the taking of any action contemplated by this Agreement or the Voting Agreements.

          (c)   The Company, Parent and Acquiror shall furnish all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any Governmental Entity in connection with the transactions contemplated by this Agreement. Parent, Acquiror and the Company shall have the right to review in advance, and to the extent reasonably practicable each will consult the other on, all the information relating to the other and each of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Third Party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Voting Agreements.

          (d)   If required, each of the Company, Parent and Acquiror shall take all reasonable action necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries from the Federal Trade Commission and the Antitrust

  Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters related to the Merger or the other transactions contemplated by this Agreement and the Voting Agreements.

          (e)   The Company will use its best efforts to obtain, prior to the Closing Date, from each of the holders of Company Options that has not executed a cash-out consent on or prior to the date hereof, a valid and binding consent to the cash-out of their Company Options pursuant to the terms of the Company Option Plans and in accordance with Section 3.5 hereof.

        8.2.    Stockholder Meeting/Proxy Statement and Schedule 13E-3.

          (a)   The Company, Parent and Acquiror shall use their respective reasonable best efforts to take or cause to be taken such actions as may be required to be taken under the Exchange Act, the Securities Act and any other federal securities laws, and under any applicable state securities, or blue sky Laws in connection with the Merger and the other transactions contemplated hereby and by the Voting Agreements.

          (b)   The Company shall duly call and hold a meeting of its Stockholders (the "Company Stockholder Meeting") as promptly as practicable for the purpose of obtaining the Company Stockholder Approval, and the Company shall use its best efforts to hold the Company Stockholder Meeting as soon as practicable after the date on which the Company Proxy Statement is cleared by the SEC. Nothing in this Section 8.2(b) shall be deemed to prevent the Company from taking any action it is permitted to take under, and in compliance with, Section 6.2 hereof.

          (c)   In connection with the Merger and the Company Stockholder Meeting, the Company shall prepare and file with the SEC, as promptly as practicable, a proxy statement relating to the Company Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the "Company Proxy Statement") and a Rule 13E-3 Transaction Statement on Schedule 13E-3 (together with any amendments thereof or supplements thereto, the "Schedule 13E-3") relating to the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements and shall use its reasonable best efforts to respond to the comments of the SEC and to cause the Company Proxy Statement to be mailed to the Company Stockholders as promptly as practicable; provided, however, that prior to the filing of the Company Proxy Statement and the Schedule 13E-3, the Company shall consult with Parent and the Acquiror with respect to such filings and shall afford Parent and the Acquiror reasonable opportunity to comment thereon. Parent and the Acquiror shall provide the Company with any information for inclusion in the Company Proxy Statement and the Schedule 13E-3 which may be required under applicable Law and which is reasonably requested by the Company. The Company shall promptly notify Parent and the Acquiror of the receipt of comments of the SEC and of any request from the SEC for amendments or supplements to the Company Proxy Statement or the Schedule 13E-3 or for additional information, and will promptly supply Parent and the Acquiror with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or members of its staff, on the other hand with respect to the Company Proxy Statement, the Schedule 13E-3 or the Merger. If at any time prior to the Company Stockholder Meeting any event should occur which is required by applicable Law to be set forth in an amendment of, or a supplement to, the Company Proxy Statement or the Schedule 13E-3, the Company will prepare and mail such amendment or supplement; provided, however, that prior to such mailing, the Company shall consult with Parent and the Acquiror with respect to such amendment or supplement and shall afford Parent and the Acquiror reasonable opportunity to comment thereon. The Company will notify Parent and the Acquiror at least 48 hours prior to the mailing of the Company Proxy Statement, or 24 hours prior to the mailing of any amendment or supplement thereto, to the Company's Stockholders. Subject to the provisions of Section 6.2 herein, the Company Recommendation, together with a copy of the opinion referred to in Section 4.14(b), shall be included in the Company Proxy Statement.

          (d)   The Company represents and warrants that the Company Proxy Statement and the Schedule 13E-3 will, in the case of the Schedule 13E-3 as of the date thereof, the date of any amendment thereto, and as of the time of the Company Stockholder Meeting, and, in the case of the Company Proxy Statement, as of the time the Company Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's Stockholders and as of the time of the Company Stockholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statements made or incorporated by reference in the Company Proxy Statement or the Schedule 13E-3 based on information supplied by Parent or the Acquiror for inclusion or incorporation by reference therein.

          (e)   Parent and the Acquiror represent and warrant that the information supplied or to be supplied by Parent and the Acquiror in writing for inclusion or incorporation by reference in the Company Proxy Statement or the Schedule 13E-3 will, in the case of the Schedule 13E-3 as of the date thereof, the date of any amendment thereto, and as of the time of the Company Stockholder Meeting, and, in the case of the Company Proxy Statement, as of the time the Company Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's Stockholders, and as of the time of the Company Stockholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and the Acquiror make no representation or warranty with respect to any statements made or incorporated by reference in the Company Proxy Statement or Schedule 13E-3 based on information supplied by Company for inclusion or incorporation by reference therein.

        8.3.    Public Announcements.    So long as this Agreement is in effect, the parties shall consult with each other before issuing any press release or making any public statement with respect to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed, except as may be required by applicable Law or any listing agreement with any national securities exchange.

        8.4.    Access to Information; Notification of Certain Matters.

          (a)   From the date hereof until the Effective Time and subject to applicable Law, the Company shall (i) give to Parent, Acquiror and their Representatives reasonable access during normal business hours to its offices, properties, books and records; (ii) furnish or make available to Parent, Acquiror and their Representatives any financial and operating data and other information as those Persons may reasonably request; and (iii) instruct its Representatives to cooperate with the reasonable requests of Parent and Acquiror in their investigation. Any investigation pursuant to this Section shall be conducted in a manner which will not interfere unreasonably with the conduct of the business of the Company and its Subsidiaries and shall be in accordance with any other existing agreements or obligations binding on the Company or any of its Subsidiaries. Unless otherwise required by Law, each of Parent and Acquiror will hold, and will cause its respective Representatives to hold any nonpublic information obtained in any investigation in confidence in accordance with and agrees to be bound by, the terms of that certain confidentiality agreement, dated as of December 6, 2002, as amended (the "Confidentiality Agreement"), between the Company and Leonard Green & Partners, L.P. No investigations pursuant to this Section 8.4(a)

  shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          (b)   The Company shall give prompt notice to Parent and Acquiror, and Parent and Acquiror shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect; (ii) any failure of the Company, Parent or Acquiror, as the case may be, to materially comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause the failure by such party to materially comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) any notice or other communication from any Third Party alleging that the consent of such Third Party is or may be required in connection with the transactions contemplated by this Agreement or any Ancillary Agreement; (iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge, threatened against, or affecting such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated hereby or by the Ancillary Agreements; and (v) the occurrence of any event, development or circumstance which has had or would be reasonably expected to result in a Company Material Adverse Effect or Acquiror Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 8.4(b) shall not limit or otherwise affect the remedies available hereunder to the party giving or receiving such notice.

          (c)   Parent, the Acquiror and their agents, shall have the right, from time to time, prior to the Closing Date or earlier termination of this Agreement, during normal business hours and after reasonable notice has been provided, to enter upon the real property owned or leased by the Company or any Company Subsidiary (collectively, the "Premises") for the purpose of conducting visual inspections of the Premises, taking of measurements, making of surveys and generally for the reasonable performance of a standard "Phase I" investigation relating to the Premises, all at Acquiror's sole cost and expense; provided, however, that Parent or the Acquiror shall (i) restore any damage to the Premises or any adjacent property caused by such actions within a reasonable time period after such entry; (ii) not unreasonably interfere with the conduct of the business of the Company or any Company Subsidiary and (iii) not conduct any soil borings, or groundwater testing or any other "Phase II" testing without the prior written consent of the Company, as hereinafter set forth. Any entry by Parent or the Acquiror onto the Premises shall be subject to, and conducted in accordance with, any other existing agreements or obligations binding on the Company or any Company Subsidiary and all applicable Environmental Laws. Parent and the Acquiror shall keep the Premises free and clear of any mechanic's or materialmen's liens arising out of any entry onto or inspection of the Premises. Parent and the Acquiror shall not disturb the Premises beyond what is reasonably necessary to conduct its investigations.

        8.5.    Further Assurances.    Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Acquiror, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Acquiror, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        8.6.    Disposition of Litigation.    The Company will consult with Parent and the Acquiror with respect to any action by any Third Party to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement or the Voting Agreements and, subject to Section 6.2, will use reasonable best efforts to resist any such effort to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement or the Voting Agreements. Acquiror may participate in (but not control) the defense of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement at Acquiror's sole cost and expense (subject to Section 10.2). In addition, subject to Section 6.2, the Company will not voluntarily cooperate with any Third Party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement and the Voting Agreements and will cooperate with Acquiror to resist any such effort to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement and the Voting Agreements.

        8.7.    Confidentiality Agreement.    The parties acknowledge that the Company and Leonard Green & Partners, L.P. entered into the Confidentiality Agreement, which shall be deemed to be incorporated herein as if it were set forth in its entirety, and which Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the earlier of (a) the Effective Time or (b) the expiration of the Confidentiality Agreement according to its terms; provided that, to the extent any provision of this Agreement or the Ancillary Agreements permits Parent or Acquiror to take any action otherwise prohibited under the Confidentiality Agreement, the terms of this Agreement or such Ancillary Agreement shall prevail.

ARTICLE IX
CONDITIONS TO MERGER

        9.1.    Conditions to the Obligations of Each Party.    The obligations of the Company, Parent and Acquiror to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

          (a)   the Company Stockholder Approval shall have been obtained;

          (b)   any applicable waiting period or required approval under the HSR Act, or any other similar applicable Law required prior to the completion of the Merger shall have expired or been earlier terminated or received; and

          (c)   no Governmental Entity of competent authority or jurisdiction shall have issued any Law or taken any other action then in effect, which restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger; provided, however, that the parties hereto shall use their commercially reasonable best efforts to have any such Law or other legal restraint vacated.

        9.2.    Conditions to the Obligations of the Company.    The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

          (a)   (i) Parent and Acquiror shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time, (ii) (A) the representations and warranties of Parent and Acquiror contained in this Agreement that are qualified by reference to materiality or an Acquiror Material Adverse Effect shall be true and correct when made and at and as of the Effective Time, as if made at and as of such time (provided that representations made as of a specific date shall be required to be true and correct as of such date only), (B) the representations and warranties of the Parent and Acquiror set forth in Section 5.1, Section 5.2, Section 5.6, and Section 5.8 that are not qualified by Acquiror Material Adverse Effect shall have been true and correct in all material respects when made and at and as of the time of the Effective Time, as if made as of such time (provided that representations made as of a specific date shall be required to be true and correct as of such date only), and (C) all other representations and warranties of Parent and Acquiror shall be true and correct when made and at and as of the Effective Time as if made at and as of such time (provided that representations made as of a specific date shall be required to be true and correct as of such date only), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have, and is not reasonably likely to have, an Acquiror Material Adverse Effect and (iii) the Company shall have received a certificate signed by the Chief Executive Officer or President of each of Parent and Acquiror to the foregoing effect; and

          (b)   Parent shall have obtained or made all consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings identified on Schedule 9.2(b); provided, however, that this condition shall be deemed satisfied if the failure of this condition is due to willful breach by the Company of any of its material covenants in this Agreement;

          (c)   since the date of this Agreement, there shall not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, constitutes or could reasonably be expected to result in, an Acquiror Material Adverse Effect.

        9.3.    Conditions to the Obligations of Acquiror.    The obligations of Acquiror to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

          (a)   (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) (A) the representations and warranties of the Company contained in this Agreement that are qualified by reference to materiality or a Company Material Adverse Effect shall be true and correct when made and at and as of the Effective Time, as if made at and as of such time (provided that representations made as of a specific date shall be required to be true and correct as of such date only), (B) the representations and warranties of the Company set forth in Section 4.1(a), Section 4.2 (other than with respect to the non-applicability of any Takeover Statute other than Section 203 of the DGCL), Section 4.5 (other than with respect to any names listed on Section 4.5(c) of the Company Disclosure Schedule), Section 4.6(b), Section 4.12(h), Section 4.12(i) and Section 4.14 that are not qualified by Company Material Adverse Effect shall have been true and correct in all respects (except for de minimis deviations) when made and at and as of the Effective Time, as if made at and as of such time (provided that representations made as of a specific date shall be required to be true and correct as of such date only), and (C) all other representations and warranties of the Company shall have been true and correct when made and at and as of the Effective Time, (including the Company's representations and warranties in Section 4.2 and Section 4.5 to the extent not covered in Section 9.3(a)(ii)(B) above) as if made at and as of such time (provided that representations made as of a specific date shall be required to be true and correct as of such date only), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have, and is not reasonably likely to have, a Company Material Adverse Effect and (iii) Parent shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect;

          (b)   there shall not be pending (i) any action or proceeding by any Governmental Entity or (ii) any action or proceeding by any other Person, in any case referred to in clauses (i) and (ii), before any court or Governmental Entity that has a reasonable likelihood of success seeking (x) to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or the other transactions contemplated hereby or by the Ancillary

  Agreements or seeking to obtain material damages, (y) to restrain or prohibit Parent's (including its Affiliates) ownership or operation of all or any material portion of the business or assets of the Company (including the Surviving Corporation after the Effective Time) or any of its Subsidiaries or Affiliates, or to compel Parent or any of its Affiliates (including the Surviving Corporation after the Effective Time) to dispose of or hold separate all or any material portion of the business or assets of the Company (including the Surviving Corporation after the Effective Time) or its Subsidiaries, or (z) to impose or confirm material limitations on the ability of Parent or any of its Affiliates (including the Surviving Corporation after the Effective Time) to effectively control the business or operations of the Company (including the Surviving Corporation after the Effective Time) or any of its Subsidiaries or effectively to exercise full rights of ownership of the Company Shares, including, without limitation, the right to vote any Company Shares acquired or owned by Parent or any of its Affiliates on all matters properly presented to the Company Stockholders, and no Governmental Entity or arbitrator shall have issued any judgment, order, decree or injunction, and there shall not be any Law, that, in the sole judgment of Parent is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (x) through (z); provided, however, that Parent shall use its reasonable best efforts to have any such judgment, order, decree or injunction vacated;

          (c)   the Company shall have obtained or made all consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings identified on Schedule 9.3(c); provided, however, that this condition shall be deemed satisfied if the failure of this condition is due to willful breach by Parent or Acquiror of any of its material covenants in this Agreement;

          (d)   the aggregate number of Company Shares at the Effective Time, the holders of which have demanded purchase of their shares from the Company in accordance with the provisions of Section 262 of the DGCL, shall not equal fifteen percent (15%) or more of the Company Shares outstanding as of the record date for the Company Stockholder Meeting;

          (e)   since the date of this Agreement, there shall not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, constitutes or could reasonably be expected to result in, a Company Material Adverse Effect;

          (f)    the Employment Agreements between the Acquiror and Jeffrey Webb and John Nichols, respectively, shall be in full force and effect and neither Jeffrey Webb nor John Nichols shall be unable or unwilling, absent a Default by Parent or Acquiror of the applicable Employment Agreement, to provide his services in accordance with the terms and conditions of his Employment Agreement;

          (g)   Reserved

          (h)   at or prior to the Closing, on behalf of Company Stockholders, the Company shall furnish Parent an affidavit in the form annexed hereto as Exhibit G stating, under penalty of perjury, that the Company is not and has not been a United States real property holding corporation at any time during the applicable period specified in Code Section 897(c)(1)(A)(ii) and no interest in the Company constitutes a United States real property interest pursuant to Section 1445(b)(3) of the Code;

          (i)    Jeffrey Webb and John Nichols shall have entered into and delivered to Parent the agreements contemplated by, and performed all actions required by them to consummate the transactions contemplated by, the Contribution Agreement and the Contribution and Option Exchange Agreement, respectively; and

          (j)    (A) immediately prior to the Effective Time, a principal amount of Senior Notes shall have been validly tendered and not withdrawn pursuant to the Notes Tender Offer such that the Minimum Notes Condition shall have been satisfied and (B) the Company, the guarantors party to the Indenture and the trustee under the Indenture shall have executed and delivered the Supplemental Indenture and (C) the Company shall accept for payment the Senior Notes tendered pursuant to the Notes Tender Offer as of the Effective Time.

ARTICLE X
TERMINATION

        10.1.    Termination.    This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by written notice, whether before or after the Company Stockholder Approval shall have been obtained:

          (a)   by mutual written agreement of Parent and the Company, in each case duly authorized by their respective Boards of Directors;

          (b)   by either Parent or the Company, if

              (i)  the Merger shall not have been consummated by November 15, 2003 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 10.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement has resulted in the failure of the Merger to occur on or before the End Date;

             (ii)  there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or any ruling, judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining the Company or Acquiror from consummating the Merger is entered and the ruling, judgment, injunction, order or decree shall have become final and nonappealable and, prior to that termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, the Law, ruling, judgment, injunction, order or decree; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the imposition of such ruling, judgment, injunction, order or decree or the failure of such ruling, judgment, injunction, order or decree to be resisted, resolved or lifted, as applicable; or

            (iii)  at the Company Stockholder Meeting or any adjournment thereof at which this Agreement has been voted upon, the Company Stockholder Approval shall not have been obtained;

          (c)   by the Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or Acquiror set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Section 9.2(a) not to be satisfied, and such condition shall either be incapable of being satisfied by the End Date or is not cured within ten (10) Business Days after notice from the party wishing to terminate; provided, however, that the Company shall not also then be in material breach of this Agreement;

          (d)   by Parent, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Section 9.3(a) not to be satisfied, and such condition is either incapable of being satisfied by the End Date or is not cured within ten (10) Business Days after notice from the party wishing to terminate; provided, however, that Parent or Acquiror shall not also then be in material breach of this Agreement;

          (e)   by Parent: (i) if the Company shall have breached any of its obligations under Section 6.2 or Section 8.2 of this Agreement, (ii) if the Board of Directors of the Company shall (A) amend, withdraw, modify, change, condition or qualify the Company Recommendation in a manner adverse to Parent or Acquiror (or shall fail to reaffirm the Company Recommendation upon the request of Acquiror), (B) approve or recommend to the Company Stockholders an Acquisition Proposal (other than by Parent, Acquiror or their Affiliates), (C) approve or recommend that the Company Stockholders tender their Company Shares in any tender or exchange offer that is an Acquisition Proposal (other than by Parent, Acquiror or their Affiliates), or (D) approve a resolution or agree to do any of the foregoing; or (iii) any Person or group (other than Parent, Acquiror or their Affiliates) acquires Beneficial Ownership of a majority of the outstanding Company Shares, or if any other Third Party Acquisition shall have occurred; provided that, notwithstanding anything to the contrary, for purposes of this clause (e)(iii), the term "Third-Party Acquisition" shall not be deemed to include a transaction or series of transactions (other than a tender offer or exchange offer) in which a professional arbitrageur acquires solely for investment purposes (and not with the purpose or with the effect of changing or influencing the control of the Company (nor in connection with or as a participant in any transaction or series of transactions having such purpose or effect)) more than 20% but less than 35% of the outstanding voting power of the Company; provided that the Company has not cooperated, assisted, facilitated or otherwise had any involvement in such transaction or series of transactions, or

          (f)    by the Company, if and only if (i) the Company simultaneously enters into a definitive agreement for a Superior Proposal in accordance with, and has otherwise complied with, the terms of Section 6.2 hereof, (ii) the Company has complied with all provisions of Section 6.2, including the notice provisions therein and the obligation to negotiate with Parent and Acquiror in good faith and (iii) simultaneously with such termination, the Company shall have paid Parent the Termination Fee in accordance with Section 10.2.

        The party desiring to terminate this Agreement pursuant to Sections 10.1(b) through (f) shall give written notice of such termination to the other party in accordance with Section 11.1 of this Agreement; provided that no such termination by the Company shall be effective unless and until the Company shall have paid any Termination Fee and/or Parent Expense Reimbursement Amount required to be paid by it pursuant to Section 10.2 of this Agreement and provided, further, that no such termination by the Parent or Acquiror shall be effective unless and until the Parent shall have paid any Company Expense Reimbursement Amount required to be paid by it pursuant to Section 10.2(b) of this Agreement.

        10.2.    Effect of Termination.

          (a)   In the event of termination of this Agreement by either the Company or Acquiror as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or Acquiror or their respective Subsidiaries, officers or directors except (i) with respect to Section 8.3, Section 8.7, this Section 10.2 and Article XI and (ii) with respect to any liabilities for damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement or any Ancillary Agreement.

          (b)   The Company and Acquiror agree that if this Agreement is terminated prior to the Effective Time, as a consequence of a failure or non-waiver of any condition contained in Section 9.3(a), Section 9.3(c), Section 9.3(e), Section 9.3(f) or Section 9.3(i), or pursuant to Section 10.1(b)(iii) or Section 10.1(d), then the Company shall pay Acquiror an amount equal to the Parent Expense Reimbursement Amount. In the event that this Agreement is terminated prior to the Effective Time, as a consequence of the failure or non-waiver of any of the conditions set forth in Section 9.2, Parent shall pay the Company an amount equal to the Company Expense Reimbursement Amount. Payment of the Parent Expense Reimbursement Amount or Company Expense Reimbursement Amount pursuant to this Section 10.2(b) shall be made not later than two (2) Business Days after the party seeking reimbursement has delivered to the other party a notice of demand for payment and a documented itemization setting forth in reasonable detail all expenses for which it seeks payment (which itemization may be supplemented and updated from time to time until the thirtieth (30th) day after such party delivers notice of demand for payment).

          (c)   In addition to any payment required by Section 10.2(b) and notwithstanding any other provision of this Agreement, the Company and Parent agree that (i) if this Agreement is terminated pursuant to Section 10.1(e) or Section 10.1(f) then the Company shall immediately pay to Parent the Termination Fee; (ii) if this Agreement is terminated pursuant to Section 10.1(b)(iii) or Section 10.1(d) then, in the event that, prior to such termination, (A) any Third Party Acquisition occurs or (B) any Third Party shall have publicly made, proposed, communicated or disclosed an intention to make an Acquisition Proposal, or such Acquisition Proposal becomes publicly known, then the Company shall immediately pay to Parent the Termination Fee; (iii) if (A) this Agreement is terminated pursuant to Section 10.1(b)(i) (provided that at the time of such termination pursuant to Section 10.1(b)(i), the condition precedent in Section 9.1(b) shall have been satisfied and the reason for the Closing not having previously occurred shall not be the failure to satisfy the condition precedent set forth in Section 9.2 through no fault of the Company), Section 10.1(b)(iii) or Section 10.1(d) and (B) no Termination Fee has been paid by the Company to Parent and (C) within twelve (12) months following such termination (1) the Company enters into a definitive agreement with respect to an Acquisition Proposal or (2) any Third Party Acquisition occurs, then, the Company shall immediately pay to Parent the Termination Fee upon the first to occur of the events described in clause (C)(1) and (C)(2) of this sentence. For purposes of clause 10.2(c)(iii), the term Acquisition Proposal (including the way such term is used to determine if a Third Party Acquisition has occurred), shall not include offers or proposals related to the acquisition of capital stock or assets of any Company Subsidiary that would not result in a Third Party acquiring Beneficial Ownership of more than twenty percent (20%) of the fair market value of the assets (including, without limitation, the capital stock of Subsidiaries) of the Company and its Subsidiaries, taken as a whole, immediately prior to such offer or proposal. Furthermore, notwithstanding anything to the contrary, for purposes of clause 10.2(c)(iii)(C)(2), the term "Third-Party Acquisition" shall not be deemed to include a transaction or series of transactions (other than a tender offer or exchange offer) in which a professional arbitrageur acquires solely for investment purposes (and not with the purpose or with the effect of changing or influencing the control of the Company (nor in connection with or as a participant in any transaction or series of transactions having such purpose or effect)) more than 20% but less than 35% of the outstanding voting power of the Company; provided that the Company has not cooperated, assisted, facilitated or otherwise had any involvement in such transaction or series of transactions.

          (d)   Notwithstanding anything in this Section 10.2 to the contrary, the Company shall not be required to pay any Termination Fee and/or Parent Expense Reimbursement Amount to Parent in the event this Agreement is terminated by Parent as a result of (i) Parent's refusal to waive or deem satisfied its condition in 9.3(d) or 9.3(j) or (ii) the condition in 9.3(f) or 9.3(i) becoming incapable of being satisfied due to the death or "Disability" (as that term is defined in the applicable Employment Agreement) of either Jeffrey Webb or John Nichols.

        10.3.    Fees and Expenses.    Except as otherwise specifically provided herein, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring expenses, whether or not the Merger is consummated.

ARTICLE XI
MISCELLANEOUS

        11.1.    Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

        if to Parent or Acquiror, to:

    Leonard Green & Partners, L.P.
    11111 Santa Monica Boulevard
    Suite 2000
    Los Angeles, CA 90025
    Attention: Jonathan A. Seiffer
    Facsimile No.: 310-954-0404

        with a copy to:

    Latham & Watkins LLP
    885 Third Avenue
    New York, New York 10022
    Attention: Howard A. Sobel, Esq.
    Facsimile No.: 212-751-4864

        if to the Company, to:

    Varsity Brands, Inc.
    6745 Lenox Center Court
    Suite 300
    Memphis, TN 38115
    Attention: Jeffrey G. Webb
    Facsimile No.: 901-387-4356

        with a copy to:

    Zukerman Gore and Brandeis, LLP
    900 Third Avenue
    New York, New York 10022
    Attention: Clifford A. Brandeis, Esq.
    Facsimile No.: 212-223-6433

or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, request or other communication shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery when delivered at the address specified in this Section.

        11.2.    Survival.    None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 11.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, including, but not limited to, those covenants in Articles 2, 3, 7 and 11 which contemplate performance after the Effective Time.

        11.3.    Amendments; No Waivers.

          (a)   Any provision of this Agreement may be amended or waived prior to the Effective Time, if, and only if, the amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Acquiror, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b)   At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts of such party and (b) waive any inaccuracies in the representations and warranties of such party contained herein or in any document delivered pursuant hereto. No such extension or waiver shall be deemed or construed as a continuing extension or waiver on any occasion other than the one on which such extension or waiver was granted or as an extension or waiver with respect to any provision of this Agreement not expressly identified in such extension or waiver on the same or any other occasion. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        11.4.    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that all or any of the rights or obligations of Acquiror may be assigned to any direct or indirect wholly-owned Subsidiary of Acquiror (which assignment shall not relieve Acquiror of its obligations hereunder); provided, further, that other than with respect to the foregoing proviso, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Any purported assignment in violation hereof shall be null and void.

        11.5.    Counterparts; Effectiveness; Third Party Beneficiaries.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as set forth in Section 7.1, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        11.6.    Governing Law.    This Agreement shall be construed in accordance with and governed by the internal Laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

        11.7.    Jurisdiction.    Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, County of New Castle or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United State District Court for the District of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 11.1 shall be deemed effective service of process.

        11.8.    Entire Agreement.    This Agreement (together with the exhibits and schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

        11.9.    Authorship.    The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

        11.10.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        11.11.    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        11.12.    Headings; Construction.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference herein to a Section, Article, Paragraph, Clause or Schedule refers to a Section, Article, Paragraph or Clause of or a Schedule to this Agreement, unless otherwise stated, and (e) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day.

* * *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VARSITY BRANDS, INC.
By:	/s/ JOHN M. NICHOLS
Name:	John M. Nichols
Its:	Senior V.P. and CFO
VB MERGER CORPORATION
By:	/s/ JONATHAN A. SEIFFER
Name:	Jonathan A. Seiffer
Its:	Vice President
VBR HOLDING CORPORATION
By:	/s/ JONATHAN A. SEIFFER
Name:	Jonathan A. Seiffer
Its:	Vice President

Annex B

[LETTERHEAD OF ROTHSCHILD INC.]

April 21, 2003

The Board of Directors
Varsity Brands, Inc.
6745 Lenox Center Court, Suite 300
Memphis, Tennessee 38115

Members of the Board of Directors:

        You have requested our opinion ("Opinion") as to the fairness, from a financial point of view, of the Merger Consideration (as defined below) to be received by the holders of the common stock, par value of $0.01 per share, of Varsity Brands, Inc. ("Varsity Brands" and, such common stock, "Varsity Brands Common Stock"), other than VB and the Rollover Holders (as such terms are defined below) and their respective affiliates, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 21, 2003 (the "Merger Agreement"), among VBR Holding Corporation ("Parent") and its wholly owned subsidiary, VB Merger Corporation ("Merger Sub" and, together with Parent, "VB"), each an affiliate of Leonard Green & Partners, L.P. ("Leonard Green"), and Varsity Brands. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into Varsity Brands (the "Merger") and (ii) each outstanding share of Varsity Brands Common Stock will be converted into the right to receive $6.57 in cash (the "Merger Consideration"). Representatives of Varsity Brands have advised us that, in connection with the transactions contemplated by the Merger Agreement, certain members of the management of Varsity Brands will enter into certain agreements with Parent pursuant to which such members of management will exchange a portion of their shares of Varsity Brands Common Stock or options to purchase such shares, as the case may be, for shares of the common stock of Parent or options to purchase such shares (such members of management, the "Rollover Holders").

        In arriving at our Opinion, we have, among other things, (i) reviewed the Merger Agreement and certain related documents; (ii) discussed the proposed Merger with the management and Board of Directors of Varsity Brands and Varsity Brands' advisors and other representatives; (iii) reviewed certain publicly available business and financial information relating to Varsity Brands; (iv) reviewed certain audited and unaudited financial statements of Varsity Brands and certain other financial and operating data, including financial forecasts relating to Varsity Brands as well as certain sensitivities regarding the future financial performance of Varsity Brands, provided to or discussed with us by the management of Varsity Brands; (v) held discussions with the management of Varsity Brands regarding the past and current operations and financial condition and prospects of Varsity Brands; (vi) compared the financial performance of Varsity Brands with those of certain publicly traded companies which we deemed to be generally relevant in evaluating Varsity Brands; (vii) reviewed, to the extent publicly available, the financial terms of certain public transactions which we deemed to be generally relevant in evaluating the Merger; (viii) reviewed, to the extent publicly available, information relating to premiums paid in certain public transactions with transaction values which we deemed to be generally relevant in evaluating the Merger; (ix) reviewed the estimated present value of the unlevered, after-tax free cash flows of Varsity Brands for the fiscal years ending December 31, 2003 through December 31, 2007 based on financial forecasts and related sensitivities provided to or discussed with us by the management of Varsity Brands; (x) at the direction of the Board of Directors of Varsity Brands and a special committee thereof, contacted selected third parties to solicit indicative bids for Varsity Brands; and (xi) considered such other factors and information as we deemed appropriate.

The Board of Directors
Varsity Brands, Inc.
April 21, 2003

        In rendering our Opinion, we have not assumed any obligation independently to verify any information utilized, reviewed or considered by us in formulating our Opinion and have relied on such information being accurate and complete in all material respects. With respect to the financial forecasts and other information and operating data for Varsity Brands and related sensitivities regarding the future financial performance of Varsity Brands provided to or discussed with us by the management of Varsity Brands, we have been advised, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of the management of Varsity Brands as to the future financial performance of Varsity Brands and the potential impact on such forecasts of certain sensitivities which may affect such financial performance. We also have assumed, at your direction, that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of Varsity Brands since the respective dates on which the most recent financial statements or other financial and business information relating to Varsity Brands were made available to us. We further have assumed, with your consent, that the Merger and related transactions will be consummated in all material respects in accordance with the terms and conditions described in the Merger Agreement and related documents without any waiver or modification thereof and that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger and related transactions will be obtained without any adverse effect on Varsity Brands or the Merger. We have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Varsity Brands. Our Opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this Opinion, we have not assumed any obligation to update, revise or reaffirm this Opinion.

        We have acted as financial advisor to Varsity Brands in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We also will receive a fee in connection with this Opinion. In the ordinary course of business, we and our affiliates may trade the securities of Varsity Brands and certain affiliates of Leonard Green for our and/or their own accounts or for the accounts of customers and may, therefore, at any time hold a long or short position in such securities.

        Our Opinion is limited to the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration to be received by the holders of Varsity Brands Common Stock (other than VB, the Rollover Holders and their respective affiliates) pursuant to the Merger Agreement and does not address any other aspect of the Merger or related transactions. Our Opinion does not address the relative merits of the Merger and alternative business strategies that might exist for Varsity Brands, nor does it address any other transaction which Varsity Brands has considered or may consider or the decision of Varsity Brands or the Board of Directors to proceed with the Merger and related transactions.

The Board of Directors
Varsity Brands, Inc.
April 21, 2003

        Based upon and subject to the foregoing and other factors we deem relevant and in reliance thereon, it is our Opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Varsity Brands Common Stock (other than VB, the Rollover Holders and their respective affiliates) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. This Opinion is for the information of the Board of Directors of Varsity Brands in connection with its evaluation of the Merger, does not address any related transaction and does not constitute a recommendation as to how any stockholder should vote or act with respect to any matters relating to the Merger or any related transactions.

Very truly yours,
/s/ ROTHSCHILD INC.
ROTHSCHILD INC.

Annex C

General Corporation Law Of The State Of Delaware

Section 262. Appraisal Rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the     constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a.
    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b.
    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

    c.
    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d.
    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a, b and c of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation is a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

VOTING AGREEMENT

        Voting Agreement (this "Agreement"), dated as of April 21, 2003, by and among VBR HOLDING CORPORATION, a Delaware corporation ("Parent"), and the stockholder(s) listed on the signature pages hereto (the "Stockholder").

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, VB Merger Corporation, a Delaware corporation ("Merger Sub"), and Varsity Brands, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing, among other things, for the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the "Merger"); and

        WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of that number of shares of common stock, par value $0.01 per share (the "Company Shares"), of the Company set forth beside the Stockholder's name on Schedule A hereto; and

        WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition to Merger Sub and Parent entering into the Merger Agreement and incurring the obligations set forth therein, Parent has required that the Stockholder enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

        Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

        "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to the Stockholder, "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the avoidance of doubt, no officer or director of the Company shall be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as a director or officer of the Company.

        "Alternative Transaction" means (i) any transaction of the type described in clauses (a) through (d) of the definition of Acquisition Proposal contained in the Merger Agreement other than the transactions contemplated by the Merger Agreement and (ii) any other action, agreement or transaction that would result in a breach of any representation, warranty, covenant or other obligation or agreement of the Company contained in the Merger Agreement (or of Stockholder contained in this Agreement) or that might hinder, delay, impede or frustrate the consummation of the transactions contemplated by the Merger Agreement.

        "Beneficially Owned" or "Beneficial Ownership" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a Person shall include securities Beneficially Owned by (i) all Affiliates of such Person, and (ii) all other Persons with whom such Person would constitute a "Group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

        "Beneficial Owner" with respect to any securities means a Person that has Beneficial Ownership of such securities.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity (as defined in the Merger Agreement).

        "Subject Shares" means, with respect the Stockholder, without duplication, (i) Company Shares owned by the Stockholder on the date hereof as described on Schedule A hereto, (ii) any additional Company Shares acquired by the Stockholder or over which it acquires Beneficial Ownership, whether pursuant to existing stock option agreements or otherwise, (iii) any Equity Interests of any Person that the Stockholder is or becomes entitled to receive by reason of being a holder of any of the Subject Shares, and (iv) any Equity Interests or other property into which any of such Subject Shares shall have been or shall be converted or changed, whether by amendment to the certificate of incorporation of the Company, merger, consolidation, reorganization, reclassification, capital change or otherwise.

        "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

ARTICLE II
COVENANTS OF THE STOCKHOLDER

        Section 2.1    Agreement to Vote.    The Stockholder agrees as follows:

  (a)
  At any meeting of the stockholders of the Company held prior to the Expiration Date (as defined in Section 5.13), however called, and at every adjournment or postponement thereof prior to the Expiration Date, or in connection with any written consent of, or any other action by, the stockholders of the Company given or solicited prior to the Expiration Date, Stockholder shall vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (a) in favor of approval of adoption of the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and (b) against any Alternative Transaction.

  (b)
  Stockholder shall not enter into any agreement or understanding with any Person prior to the Expiration Date directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares.

        Section 2.2    Revocation of Proxies; Cooperation.    The Stockholder agrees as follows:

  (a)
  Stockholder agrees to the duties of the Stockholder under this Agreement.

  (b)
  Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares are not irrevocable and Stockholder hereby revokes any and all prior proxies with respect to such Subject Shares. Prior to the Expiration Date, Stockholder shall not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.1, deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares.

  (c)
  At the Company's expense, Stockholder will (a) use all reasonable efforts to cooperate with the Company and Merger Sub in connection with the transactions contemplated by the Merger Agreement, (b) promptly take such actions as are necessary or appropriate to consummate such transactions, and (c) provide any information reasonably requested by the Company and Merger Sub for any regulatory application or filing made or approval sought for such transactions.

  (d)
  Stockholder will take all action necessary to (i) permit the Subject Shares to be acquired in the Merger, (ii) vote such shares in accordance with the terms of this Agreement, and (iii) prevent creditors in respect of any pledge of such shares from exercising their rights under such pledge.

        Section 2.3    No Solicitation.    Stockholder agrees that:

  (a)
  Stockholder shall not, and shall cause its Affiliates and its and their Representatives (as defined in the Merger Agreement) not to, directly or indirectly, (i) solicit, initiate, encourage or take any other action to facilitate the submission of any Acquisition Proposal or other proposal related to an Alternative Transaction, (ii) participate or engage in discussions or negotiations with, or disclose or provide any non-public information relating to the Company or its Subsidiaries to, any Person with respect to, or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, that would reasonably be expected to lead to any Acquisition Proposal or any Alternative Transaction, (iii) approve, endorse or recommend any Acquisition Proposal or Alternative Transaction or (iv) enter into any agreement or agreement in principle, letter of intent or similar document contemplating or otherwise relating to any Acquisition Proposal or Alternative Transaction.

  (b)
  Stockholder shall not enter into any agreement with any Person that provides for, or could reasonably be expected to materially facilitate or is designed to facilitate, an Acquisition Proposal.

  (c)
  Notwithstanding anything to the contrary contained in this Agreement: (i) the provisions of this Agreement apply solely to the Stockholder when acting in his or its capacity as a Stockholder of the Company and not when acting or purporting to act as a representative or an officer or director of the Company (it being understood that the Company has separate and independent obligations to Parent and Merger Sub under Section 6.2 of the Merger Agreement); (ii) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict the Stockholder or any of its representatives (A) who is a member of the Board of Directors of the Company from exercising his fiduciary duties to the Company by voting or taking any other action whatsoever in his capacity as a director or (B) who is an officer or employee of the Company from taking any action whatsoever in such capacity; and (iii) no action taken by the Company in compliance with the covenants of the Merger Agreement in respect of any Acquisition Proposal shall serve as the basis of a claim that the Stockholder is in breach of its obligations hereunder notwithstanding the fact that the Stockholder or its representatives have provided advice or assistance to the Company in connection therewith.

        Section 2.4    No Transfer of Subject Shares; Publicity.    Stockholder agrees that:

  (a)
  During the term of this Agreement, Stockholder shall not (i) subject any of the Subject Shares to, or suffer to exist on any of the Subject Shares, any Lien (as defined in the Merger Agreement) or (ii) Transfer or agree to Transfer any of the Subject Shares (other than by operation of the Merger) or grant any proxy or power-of-attorney with respect to any of the Subject shares.

  (b)
  Unless required by applicable law, neither Stockholder nor any of its Affiliates or Representatives shall make any press release or public announcement with respect to the business or affairs of the Company, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.

        2.5    No Appraisal.    Stockholder agrees not to make a written demand for appraisal in respect of the Subject Shares in accordance with Section 262 of the Delaware General Corporation Law in connection with the Merger.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS
OF THE STOCKHOLDER

        Stockholder represents, warrants and covenants to Merger Sub that:

        Section 3.1    Ownership.    Stockholder is the sole Beneficial Owner and legal owner of the Subject Shares identified on Schedule A hereto and such shares constitute all of the capital stock of the Company Beneficially Owned by Stockholder. Stockholder has good and marketable title to all of such shares, free and clear of all Liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Subject Shares and there are no restrictions on rights of disposition or other Liens pertaining to such Subject Shares, except as described on Schedule A. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

        Section 3.2    Authority and Non-Contravention.

  (a)
  If Stockholder is a corporation, Stockholder is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

  (b)
  Assuming due authorization, execution and delivery of this Agreement by Parent, this Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Stockholder has all necessary power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations under this Agreement and no other proceedings or actions on the part of Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. If Stockholder is a corporation, such actions have been duly authorized and approved by all necessary corporate action of Stockholder.

  (c)
  Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or obtain any Permit from any Governmental Entity for any of the transactions contemplated hereby, except as may be required by Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

  (b)
  Neither the execution and delivery of this Agreement by Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) in the event Stockholder is a corporation, conflict with, result in any violation of or require any consent under any provision of the governing documents of Stockholder, (ii) conflict with, result in any violation of, require any consent under or constitute a default by Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which Stockholder is a party or by which it or any of Stockholder's assets (including the Subject Shares) are bound, or violate any Permit of any Governmental Entity, or any Law or order to which such Stockholder, or any of its assets (including the Subject Shares), may be subject, or (iii) result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by Stockholder (including the Subject Shares).

        Section 3.3    Total Shares.    Except as set forth on Schedule A hereto, Stockholder, except with respect to stock options disclosed pursuant to the Merger Agreement, is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Company Shares or any securities convertible into or exchangeable or exercisable for Company Shares.

        Section 3.4.    Reliance.    Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder's execution, delivery and performance of this Agreement.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT

        Parent represents, warrants and covenants to the Stockholder that, assuming due authorization, execution and delivery of this Agreement by the Stockholder, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Parent has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

ARTICLE V
GENERAL PROVISIONS

        Section 5.1    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

        Section 5.2    Notices.    All notices, consents, waivers and other communications under this Agreement shall be in writing (including facsimile or similar writing) and shall be given:

          (a)   If to Parent, to:

      Leonard Green & Partners, L.P.
      11111 Santa Monica Boulevard
      Suite 2000
      Los Angeles, CA 90025
      Attention: Jonathan A. Seiffer
      Facsimile No.: 310-954-0404

    With a copy (which will not constitute notice) to:

      Latham & Watkins LLP
      885 Third Avenue
      New York, NY 10022
      Attention: Howard A. Sobel, Esq.
      Facsimile No.: 212-751-4864

          (b)   If to a Stockholder, to Stockholder's address set forth on Schedule A hereto.

  or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery when delivered at the address specified in this Section.

        Section 5.3    Further Actions.    Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement.

        Section 5.4    Entire Agreement and Modification.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitutes (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate.

        Section 5.5    Drafting and Representation.    The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

        Section 5.6    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 5.7    No Third-Party Rights.    Stockholder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent. Parent may not assign any of its rights or delegate any of its obligations under this Agreement with respect to Stockholder without the prior written consent of Stockholder; provided, that Parent may assign its rights and delegate its obligations hereunder to any Person wholly-owned, directly or indirectly, by Green Equity Investors III, L.P. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of the Stockholder and the successors and permitted assigns of Parent. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

        Section 5.8    Enforcement of Agreement.    Stockholder acknowledges and agrees that Parent could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated by monetary damages. Accordingly, Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at Law, and (b) in addition to any other right or remedy to which Parent may be entitled, at Law or in equity, Parent will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

        Section 5.9    Waiver.    The rights and remedies of the parties to this agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        Section 5.10    Governing Law.    This Agreement will be governed by and construed under the Laws of the State of Delaware applicable to contracts made and to be performed entirely in such State.

        Section 5.11    Consent to Jurisdiction.    Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, County of New Castle or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 5.2 shall be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 5.12    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

        Section 5.13    Termination.    This Agreement shall terminate upon the earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) the termination of the Merger Agreement in accordance with Section 10.1 thereof, or (c) written notice by Parent to the Stockholder of the termination of this Agreement (the earliest of the events described in clauses (a), (b) and (c), the "Expiration Date").

        Section 5.14    Expenses.    Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Nothing in this Agreement shall be deemed to limit the obligations of the Company pursuant to Section 10.2 of the Merger Agreement.

        Section 5.15    Headings; Construction.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference herein to a Section, Article, Paragraph, Clause or Schedule refers to a Section, Article, Paragraph or Clause of or a Schedule to this Agreement, unless otherwise stated, and (e) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day (as defined in the Merger Agreement), then the period shall end on the next day which is a Business Day.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VBR HOLDING CORPORATION
By:

Name:

Title:

Stockholder
By:

SCHEDULE A

Name and Address of Stockholder	Company Shares	Other Company Securities

SPECIAL MEETING OF STOCKHOLDERS OF

VARSITY BRANDS, INC.

AUGUST [    ], 2003

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions.
Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS—

*  Please Detach and Mail in the Envelope Provided *

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VARSITY BRANDS, INC.

SPECIAL MEETING—SEPTEMBER [    ], 2003

        The undersigned stockholder hereby appoints [                        ], and each of them, each with full power of substitution, the proxies and attorneys-in-fact of the undersigned to attend the Special Meeting of Stockholders of VARSITY BRANDS, INC. (the "Corporation") to be held on September [    ], 2003 at 9 AM, Eastern Daylight Savings Time, at [NYC location to be determined], and any adjournments or postponements thereof, and to vote at said meeting and any adjournments or postponements thereof all shares of stock of the Corporation standing in the name of the undersigned stockholder.

        This proxy is solicited on behalf of the board of directors. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR proposal 1 and in the judgment of the persons named herein on any other matter which may properly come before the meeting or any adjournments or postponements of the special meeting. However, this proxy does not grant authority to vote on any proposal to adjourn or postpone the special meeting for the purpose of soliciting further proxies in favor of the adoption of the merger agreement.

(Continued and To Be Dated and Signed On The Other Side)

        ☒  Please mark your votes as in this example.

        The board of directors of the Corporation recommends a vote for adoption of the Agreement and Plan of Merger.

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of April 21, 2003, among Varsity Brands, Inc., VBR Holding Corporation and VB Merger Corporation, as the merger agreement may be further amended from time to time.	FOR ☐	AGAINST ☐	ABSTAIN ☐

        Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

SIGNATURE	DATE	SIGNATURE	DATE

NOTE:
Stockholder(s) should sign above exactly as name(s) appear(s) hereon, but minor discrepancies in such signatures will not invalidate this proxy. If more than one stockholder, all should sign.

QuickLinks

[VARSITY BRANDS, INC. LOGO]
6745 Lenox Center Court, Suite 300 Memphis, Tennessee 38115
[VARSITY BRANDS, INC. LOGO] 6745 Lenox Center Court, Suite 300 Memphis, Tennessee 38115
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Table of Contents
Summary Term Sheet
Selected Consolidated Financial Data of Varsity Brands, Inc.
Trading Market And Price
Dividends
Special Note Regarding Forward-Looking Statements
Special Factors
Varsity Spirit Corporation Financial Projections Summary 2003 - 2007
VARSITY BRANDS, INC. EFFECTS OF GOING PRIVATE TRANSACTION (IN THOUSANDS, EXCEPT FOR PER SHARE, NET BOOK VALUE AND NET EARNINGS DATA) AS OF AND FOR THE PERIOD ENDED MARCH 31, 2003
VARSITY BRANDS, INC. EFFECTS OF GOING PRIVATE TRANSACTION (IN THOUSANDS, EXCEPT FOR PER SHARE, NET BOOK VALUE AND NET EARNINGS DATA) AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2002
The Special Meeting
The Merger
Sources and Uses of Funds $ in millions (all figures are approximate)
Other Matters
Where You Can Find More Information
AGREEMENT AND PLAN OF MERGER by and among VARSITY BRANDS, INC., and VBR HOLDING CORPORATION and VB MERGER CORPORATION
[LETTERHEAD OF ROTHSCHILD INC.]
SCHEDULE A
SPECIAL MEETING OF STOCKHOLDERS OF VARSITY BRANDS, INC.
TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
TO VOTE BY INTERNET
YOUR CONTROL NUMBER IS—
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VARSITY BRANDS, INC. SPECIAL MEETING—SEPTEMBER [ ], 2003